EXHIBIT 10(A)

CONFIDENTIAL TREATMENT REQUESTED.

CONFIDENTIAL PORTIONS OF THIS DOCUMENT

HAVE BEEN REDACTED AND HAVE BEEN FILED

WITH THE COMMISSION.

TXU STANDARD PROJECT

PROJECT

PURCHASE ORDER

TXU GENERATION DEVELOPMENT COMPANY LLC

1601 BRYAN

DALLAS, TEXAS 75201

Attention: Steve Kopenitz

Telephone Number: (214) 812-4600

Email: skopeni1@txu.com

TO: The Babcock & Wilcox Company

        20 South Van Buren Avenue

        P. O. Box 351

        Barberton, Ohio 44203-0351

        Attention: R. L. Killion

        Telephone: 330 860-2546

        Email: rlkillion@babcock.com

PURCHASE ORDER NUMBER:

25280-000-POA-MBPX-00001

AWARD DATE: June 22, 2006

PO EFFECTIVE DATE: June 5, 2006

PROMISED SHIP DATE:

See Section 5

TOTAL PURCHASE VALUE:         $138,426,393.00

All prices shown herein are firm.

Product:	PC Fired Supercritical Steam Generator

PURCHASE ORDER ATTACHMENTS:

Section 1: Scope of Work, Pricing, and Notes

Section 2: Technical Specifications

Section 3: Drawing and Data Requirements

Section 4: General Conditions

Section 5: Special Conditions

Section 6: Supplier Quality Surveillance

Section 7: Expediting Instructions

Section 8: Shipping and Packing Instructions

Section 9: Invoicing Instructions

Payment Terms: (See Section 5)

Shipping Terms: (See Section 5)

CORRESPONDENCE: Send copies of all correspondence relating to this Purchase Order to the attention of the Buyer named below at the address shown above. Purchase Order, item, tag, and stock code numbers must be referenced on correspondence.

INSPECTION: Is Required

(See Section 6 – Supplier Quality Surveillance)

Do not ship any products prior to release by Buyer’s Supplier Quality Representative.

SHIP AND CONSIGN TO:

(See Section 8 - Shipping Instructions)

INVOICING:

(See Section 9 - Invoicing Instructions)

Notwithstanding anything to the contrary stated or implied elsewhere in this Agreement, Seller shall not be entitled to make any claim or seek any relief under this Agreement to the extent that its performance of the Work is delayed or otherwise affected by the acts or omissions of Seller or any of its Affiliates (or any Person for whom Seller or its Affiliates may be responsible) under any other purchase order or contract entered into in connection with the Project or the Owner’s Standard Plant Program.

BUYER’S AUTHORIZED REPRESENTATIVE:	SELLER’S ACCEPTANCE:

Signature:	Signature:

Page 1 of 1	Purchase Order Form

«PROJECT_ENTITY» «PROJECT_NAME»	PUECHASE ORDER COMMERCIAL NOTES

Print Name:	Michael P. Childers	Print Name:	Richard L. Killion

Title:	Chief Executive Officer	Title:	Vice President, Fossil Steam Supply Systems

Date:		Date:

PURCHASE ORDER NO: «PO_NUMBER» Rev. «R»

TXU STANDARD PROJECT

PROJECT

SECTION 1

PRICING AND COMMERCIAL DATA

Firm, fixed prices to design, manufacture, shop test and deliver DDP Jobsite (per Incoterms 2000) one (1) pulverized coal fired supercritical steam generator, complete with appurtenances, accessories and auxiliary equipment, in accordance with the Technical Specifications in Section 2 hereto:

ITEM	QTY	DESCRIPTION	PRICE (Lump Sum Price)	PROJECT 3
1.1	Lot	Design, furnish materials, fabricate, test and deliver one (1) pulverized coal fired supercritical steam generator, complete with appurtenances, accessories and auxiliary equipment, in accordance with the Technical Specifications in Section 2 hereto.	Lot Net	$133,947,693

ITEMS INCLUDED IN ITEM 1.1

1.1.1	Lot	Drawings and data in accordance with Material Requisition, Section 2, and Drawings and Data Requirements, Section 3	Lot Net	Included in Item 1.1

1..1.2	Lot	Expediting and scheduling reports in accordance with Expediting Requirements, Section 7	Lot Net	Included in Item 1.1

1.1.3	Lot	Instructions/manuals for storage, erection, operation, training and maintenance in accordance with Specification(s) requirements, Section 2, Material Requisition	Lot Net	Included in Item 1.1

1.1.4	Lot	Shipping and exporting/importing documentation in accordance with Shipping Instructions, Section 8	Lot Net	Included in Item 1.1

1.1.5	Lot	On-site Training per Section 2 Material Requisition.	Lot Net	Included in Item 1.1

1.1.6	Lot	Price for Spare Parts for Start Up, Testing and Commissioning	Lot Net	Included in Item 1.1

By Seller:	By Buyer:

Section 1 – Pricing and Commercial Data

TXU STANDARD PROJECT

PROJECT

SECTION 1

PRICING AND COMMERCIAL DATA

ITEM	QTY	DESCRIPTION	PRICE (Lump Sum Price)	PROJECT 3
1.1.7	Lot	Price for Special Tools	Lot Net	Included in Item 1.1

1.1.8	Lot	Provide existing Structural Steel design information from B&W reference plant to Bechtel as described in Section 2, Technical Specification	Lot Net	Not Applicable

1.1.9	Lot	“Category 1” Modularization (shop weld horizontal banks together in accordance with Section 5, Appendix 11)	Lot Net	Included in Item 1.1

1.1.10	Lot	Provide Performance Testing Services	Lot Net	Included in Item 1.1

1.1.11	Lot	Supply 36” wide Coal Feeders in lieu of 24”	Lot Net	Included in Item 1.1

1.1.12	Lot	Extend the boiler outlet flue from each air heaters to the rear boiler column line	Lot Net	Included in Item 1.1

1.1.13	Lot	Include Bottom Ash Seal Skirt for transition from furnace bottom ash hopper into bottom ash system supplied by Others	Lot Net	Included in Item 1.1

1.1.14	Lot	Supply equipment required to use Natural Gas as the auxiliary fuel for ignitors in lieu of No. 2 fuel oil for (6) of the (8) Units in accordance with the scope and terminal points described in Section 2, Technical Specification.	Lot Net	Not Applicable

By Seller:	By Buyer:

Section 1– Pricing and Commercial Data

TXU STANDARD PROJECT

PROJECT

SECTION 1

PRICING AND COMMERCIAL DATA

ITEM	QTY	DESCRIPTION	PRICE (Lump Sum Price)	PROJECT 3
1.1.15	Lot

Other Miscellaneous Items (per Section 2, Technical Specifications):

a)      Include Supply of Steam Sampling in SH/RH Outlet Pipes

b)      Supply First Fill Lubricants

c)      Include additional Sootblower Erosion Shields on horizontal tubes near side walls

d)      Supply silencer(s) for the power operated relief valves supplied as part of the sootblower steam supply system

			Lot Net	Included in Item 1.1

1.1.16	Lot	Comply with the standard technical specification, 3GS-J21G-00001 Guide Specification for Instrumentation, Controls and Electrical Requirements of Packaged Systems (Section 2, Attachment 7) as modified in Section 4 of Appendix A of the Material Requisition.	Lot Net	Included in Item 1.1

1.1.17	Lot	Comply with the coatings specification requirements as described in the Technical Specification for Pulverized Coal Fired Supercritical Steam Generator, 25262-000-3PS-MBPX-00002 of the Material Requisition (Section 2, Attachment 1).	Lot Net	Included in Item 1.1

1.1.18	Lot	Supply FD and PA Fan Motors designed for 13.8 kV and comply with the 60 Hz load test for each separate type of medium voltage motor as described in Attachment Specification for Medium Voltage Motors, 3SS-EM-503 (Section 2, Attachment 2B).	Lot Net	Included in Item 1.1

1.1.19	Lot	Comply with over-speed test requirement for all centrifugal fans (PA Fans) as described in MRA-MBPX-00002 Appendix H of the Material Requisition.	Lot Net	Included in Item 1.1

1.1.20	Lot	Include supply of steam coil air heater control valves and condensate traps	Lot Net	Included in Item 1.1

By Seller:	By Buyer:

Section 1 – Pricing and Commercial Data

TXU STANDARD PROJECT

PROJECT

SECTION 1

PRICING AND COMMERCIAL DATA

ITEM	QTY	DESCRIPTION	PRICE (Lump Sum Price)	PROJECT 3
1.1.21	Lot	Provide small bore piping in shop spooled pieces	Lot Net	Included in Item 1.1

1.2	Lot

Allowance for services of erection representative(s) for two hundred ninety one (291) man-weeks duration during erection of each Unit, excluding air travel transportation, but including accommodation, meals and transportation in the United States, which are to be billed at per diem rates, working sixty hours per week, six (6) working days per week will be invoiced at $10,200 per week. Any hours worked more sixty (60) hours per week will be invoiced at a rate [$152] per hour.

To the extent the total number of man-weeks of technical representative services rendered is less or more than the number of man-weeks included herein, Seller agrees that Buyer will either deduct (if less) or add (if more) the corresponding amount from the Agreement Price included herein.

			Lot Net	$2,968,200

By Seller:	By Buyer:

Section 1 – Pricing and Commercial Data

TXU STANDARD PROJECT

PROJECT

SECTION 1

PRICING AND COMMERCIAL DATA

ITEM	QTY	DESCRIPTION	PRICE (Lump Sum Price)	PROJECT 3
1.3

Allowance for services of commissioning engineer(s) for one hundred thirty five (135) man-weeks duration during the commissioning of each Unit, excluding air travel transportation, but including accommodation, meals and transportation in the United States, which are to be billed at per diem rates, working sixty hours per week, six (6) working days per week will be invoiced at $11,100 per week. Any hours worked more sixty (60) hours per week will be invoiced at a rate [$215] per hour

To the extent the total number of man-weeks of commissioning engineer’s services rendered is less (if more) than the number of man-weeks included herein, Seller agrees that Buyer will either deduct (if less) or add (if more) the corresponding amount from the Agreement Price included herein.

			Lot Net	$1,498,500

1.4

Allowance for air travel transportation. Allowance for accommodations, meals and local ground transportation to and from the site and other sundry expenses for the technical representatives in Item No. 1.2 and Item No. 1.3. are included in the weekly rates shown above. Reimbursement of air travel expenses shall be based on reasonable costs incurred by the technical representatives. Note that the starting point for transportation to the Sites is from domestic airports local to Barberton, Ohio or similar US domestic location.

To the extent the total allowance utilized for technical representative services rendered is less or more than the price included herein; Seller agrees that Buyer will either deduct (if less) or add (if more) the corresponding amount to the Allowance, as applicable, and the Agreement Price included herein will be adjusted based on the rates included in 1.4.

			Lot Net	$12,000

By Seller:	By Buyer:

Section 1 – Pricing and Commercial Data

TXU STANDARD PROJECT

PROJECT

SECTION 1

PRICING AND COMMERCIAL DATA

ITEM	QTY	DESCRIPTION	PRICE (Lump Sum Price)	PROJECT 3
1.5	Lot

Allowance for transportation of Overseas Equipment from port of Houston to Jobsite. (Allowance)

To the extent the total allowance utilized for transportation is less or more than the price included herein in item 1.5, Seller agrees that Buyer will either deduct (if less) or add (if more) the corresponding amount to the Allowance, as applicable, and the Agreement Price included herein will be adjusted.[Seller will provide firm price within forty-five (45) days after the effective date of this Agreement]

TBD

1.6	Lot	Extended Warranty for Substantial Completion “cure period” pursuant to Section 5 Clause SC-52 (Additional Commissioning Time)		$135,000/mo

1.7	Lot	Letter of Credit		Included with Project 1

		TOTAL		$138,426,393

2.0 OPTIONAL PRICES

ITEM	QTY	DESCRIPTION	PRICE (Lump Sum Price)	EXTENSION PROJECT 3
2.1		Include supply of Main Steam Stop Valve (Option Valid to 8/1/06)		$398,838

2.2		NOT USED

2.3		Hoists for SCR Catalyst loading (2nd hoist per level) and air heaters (Option Valid to 8/1/06)		$325,826

By Seller:	By Buyer:

Section 1 – Pricing and Commercial Data

TXU STANDARD PROJECT

PROJECT

SECTION 1

PRICING AND COMMERCIAL DATA

ITEM	QTY	DESCRIPTION	PRICE (Lump Sum Price)	EXTENSION PROJECT 3
2.4		Special air heater clutch (to enable online servicing of motor) (Option Valid to 7/20/06)		$52,413

2.5		NOT USED

2.6		NOT USED

2.7		NOT USED

2.8		Include Supply of ERV Silencer (Option Valid to 8/20/06)		$25,625

2.9.A		Eliminate supply of material for small bore (2.0” OD and less) spooled pipe and fittings included in Seller’s base scope of supply (Option Valid to 9/20/06)		$(371,500)

2.9.B		Supply small bore pipe (2.0” OD and less) and fittings as bulk material for field fabrication in lieu of spooled pipe included in Seller’s base scope of supply (Option valid to 9/20/06)		$(307,750)

2.10		Eliminate the over speed test requirement for all centrifugal fans (PA Fans) as described in Item 1.1.19 above. (Option valid to 7/20/06)		$(99,138)

2.11		Revise the break point between 4160V and 13.8 kV for medium voltage motors from 3000 Hp to 3500 Hp		$(67,250)

2.12		Revise the break point between 4160V and 13.8 kV for medium voltage motors from 3000 Hp to 4000 Hp		$(136,838)

By Seller:	By Buyer:

Section 1 – Pricing and Commercial Data

TXU STANDARD PROJECT

PROJECT

SECTION 2

TECHNICAL SPECIFICATIONS

The following listed documents are attached or enclosed herewith and made part of this Agreement. All documents listed in the Material Requisition as appendices and attachments are considered to be part of the Technical Specifications as this term is used throughout this Agreement.

Material Requisition No.	Revision
****

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

By Seller:	By Buyer:

Section 2 – Technical Specifications

TXU STANDARD PROJECT

PROJECT

SECTION 3

DRAWINGS AND DATA REQUIREMENTS

Drawing and Data Requirements

Drawings, instructions and data shall be submitted in accordance with the Document Submittal Requirements form (DSR) included in Section 2, Material Requisition, Appendix B of the] Material Requisition (MR) 25262-000-MRA-MBPX-00002.

The DSR identifies the following critical information relative to the Suppliers submittal of the required drawings, information, and data:

1.	Description of each document to be submitted

2.	Submittal schedule for each document (1)

3.	Information to be included with each document

4.	Reason for document submittal to Buyer (for information, for review, etc)

5.	Whether Liquidated Damages apply to late submittal of each document

6.	Definition of Buyer’s document review status

(1)	Submittal dates are provided as duration of calendar days from the appropriate milestone (award, shipment, etc. as noted). The indicated durations represent the date that documents are required to be actually received by Buyer.

The initial submittal of each document shall be transmitted to Buyer’s representatives designated below, in accordance with the DSR submittal schedule beginning on the effective date of this Agreement.

Documents shall be submitted complete with all relevant detail information for design, and operation. Submit all drawings, data, and documentation in the language and system of units specified in Appendix A of the Material Requisition. Submittals shall be revised at Buyer’s request to comply with the requirements of Section 5, Appendix 5, Clause 2.0. Seller shall identify components on Seller’s documents using Buyer provided numbering system.

Drawing turnaround time shall be as specified in Section 5, Special Conditions, SC-9, titled “Document Turnaround”.

Other information relative to document submittals that the Seller shall comply with is also included in the DSR.

Seller shall maintain complete and accurate records of all differences between work as per the final installed and accepted configuration, as actually shipped, and as designed (as indicated on reviewed engineering drawings). All final piping isometric drawings must show each field weld location and each piping spool or piece number.

All documents shall be submitted with either a hard copy Document Transmittal form, or with an electronic notification notice to comply with Section 5, Appendix 5, Clause 2.0. Seller shall forward a copy of the Document Transmittal form or provide electronic notification of transmittal, to the following individuals:

By Seller:	By Buyer:

Section 3, Drawing and Data Requirements

Hard copies shall be sent to:

Bechtel Power Corporation
5275 Westview Drive
Frederick, MD 21703

Attention:	Project Administrator
Project Name:	TXU Multi Plant
Purchase Order No.:	25280-000-POA-MBPX-00001

Electronic notification shall be sent to:

Project Administrator	{To be notified later}

Project Expediter	{To be notified later}

Project Engineering Representative(s)	{To be notified later}

Electronic File Format

All documents as required by the Document Submittal Requirement form shall be forwarded to the Buyer via an FTP Site or other previously agreed upon server connection. Files submitted by the Seller shall preferably be in a native format, previously approved by the Buyer. If Buyer agrees to accept files in other formats, the priority would be:

1.	PDF
2.	TIFF
3.	JPG
4.	HTML
5.	HPGL

Seller must obtain prior written approval from Buyer if Seller wants to submit documents using a file format other than those listed above.

Quality Requirements for Scanned Files:

Scanned files shall be in a PDF format for text, multi-sheet documents and a TIFF format for documents that are considered image files. Documents must be scanned at a minimum of 200 dpi. Seller shall perform necessary quality checks to ensure the files are de-speckled. All scanned files must be named with the document number and an extension of PDF or TIFF to indicate the format used. The electronic file will be considered the “record copy” except where hard copies are specified in the DSR included in Section 2, Material Requisition, Appendix B.

Hard Copies

Hard copies of documents are specified in the DSR included in Section 2, Material Requisition, Appendix B.

Document Security

Seller acknowledges that the FTP server is not a password protected site, and that any alternate security provisions for transfer files, such as encryption, should be implemented by the Seller as appropriate to his company’s procedures

By Seller:	By Buyer:

Section 3, Drawing and Data Requirements

TXU STANDARD PROJECT

PROJECT

GENERAL CONDITIONS

TABLE OF CONTENTS

Clause	Title	Page No.
GC-1	ENTIRE AGREEMENT	2

GC-2	CHANGES	2

GC-3	DELIVERY	3

GC-4	TITLE AND RISK OF LOSS	3

GC-5	INFRINGEMENT	4

GC-6	COMPLIANCE	5

GC-7	SUSPENSION	6

GC-8	TERMINATION FOR CONVENIENCE	7

GC-9	TERMINATION FOR DEFAULT	7

GC-10	NON-WAIVER	9

GC-11	APPLICABLE LAW	9

By Seller:	By Buyer:

Section 4, General Conditions

GENERAL CONDITIONS

GC-1 ENTIRE AGREEMENT

1.1	This Agreement embodies the entire agreement between Buyer and Seller. The Parties shall not be bound by or liable for any statement, representation, promise or understanding not set forth herein. Nothing contained in proposals, correspondence, discussions, order acknowledgements or other of Seller’s forms has any effect on this Agreement unless specifically incorporated herein.

1.2	No modifications to this Agreement shall be valid unless reduced to writing and signed by both Parties pursuant to Clause GC-2 (Changes).

GC-2 CHANGES

2.1	Buyer, through its authorized procurement representative, may at any time direct, in writing, changes, including but not limited to changes in any one or more of the following: (1) drawings or specifications; (2) additions to or deletions from quantities ordered; (3) Delivery schedule; (4) method of shipment or packing; (5) place of Delivery; or (6) other changes as requested by Seller by reference to this Clause GC-2 (Changes) and which are agreed to by Buyer in writing. If any such change causes an increase or decrease in the cost or timing required to provide the Equipment, or otherwise affects Seller’s ability to meet its obligation, an equitable adjustment shall be made in the Agreement Price or Delivery schedule and/or other relevant terms and the Agreement shall be modified by written amendments or revisions executed by authorized representatives. Any request by the Seller for adjustment under this Clause GC-2 (Changes) must be asserted promptly by written notice to Buyer’s authorized representative and in no case later than within twenty (20) Days from the date of receipt by Seller of the notification of a change, unless the Parties mutually agree to extend the time required to assess and determine the resulting impact. Buyer shall respond to Seller’s request for adjustment within thirty (30) days of receipt of Seller’s notice. However, nothing in this clause shall excuse Seller from proceeding with the order as changed. Failure by Seller to timely give the required notice hereunder will preclude Seller’s right to request any adjustment. In the event that Buyer and Seller are not able to reach agreement on a firm price for a Buyer directed change after good faith negotiations by the Parties or in case of an emergency endangering life or property or the Facility has ceased operation or is materially and adversely affected in its operation requiring immediate corrective action, Seller will proceed with implementation of the change on a time and materials basis, including a reasonable profit. In such event, Seller agrees to provide in a timely manner such documentation as is reasonably sufficient for Buyer to determine the accuracy of impact of the change on a time and material basis.

2.2	If this Agreement requires Buyer to review and comment on Seller’s technical documents, Seller shall submit, within twenty five (25) Days from the date of Seller’s receipt of such comments, any request for adjustment resulting from implementation of Buyer’s comments. No adjustment will be made hereunder unless Buyer, through its authorized procurement representative, confirms the change in writing.

2.3	A Change in Law affecting Seller’s Work under this Agreement and occurring after the Effective Date of this Agreement shall be considered a change and will be handled in accordance with Clause GC-2.1 above, provided that Seller gives notice to Buyer of such Change in Law no later than five (5) Business Days after such Change in Law is made, together with details as to the impact of such Change in Law on performance of the Work.

By Seller:	By Buyer:

Section 4, General Conditions

2.4	Suspension instructed by Buyer pursuant to Clause GC-7 (Suspension) will also be treated as a change and will be handled in accordance with Clause GC-2.1 above, unless such suspension arises as a result of any fault, defect or other failure to perform which is attributable to Seller.

GC-3 DELIVERY

Timely performance and Delivery of Seller’s obligations shall be in accordance with the Guaranteed Milestone Dates. However, to the extent Buyer’s failure to fulfill any of its material obligations under this Agreement, (except payment obligations), actually and demonstrably delays Seller in the performance of its critical path activities, Seller shall be entitled to an equitable adjustment to the affected Guaranteed Milestone Date(s) and an equitable adjustment to the Agreement Price. Seller shall give notice to Buyer within five (5) Business Days after the occurrence of such Buyer delay. Such notice will specify the nature of the occurrence and the reason(s) why Seller believes additional time should be granted and the length of the delay and additional costs occasioned by reason of such Buyer delay. Strict compliance with this Clause GC-3 (Delivery) is a condition precedent to any entitlement to an extension of the affected Guaranteed Milestone Date(s) and/or to an adjustment to the Agreement Price. Failure by Seller to timely give the required notice hereunder will preclude Seller’s right to invoke the protection of this Clause GC-3 (Delivery). Seller shall use its reasonable efforts to minimize or avoid the delay caused by the Buyer delay and the initial notice provided by Seller shall describe in detail the efforts of Seller that have been or are going to be made in this regard. Upon mutual agreement of the Parties to Seller’s entitlement to an equitable adjustment to the affected Guaranteed Milestone Date(s) and an equitable adjustment to the Agreement Price, this Agreement shall be modified by written amendment or revision executed by the Parties’ authorized representatives.

GC-4 TITLE AND RISK OF LOSS

4.1	All Equipment furnished by Seller hereunder shall become the property of Buyer or Owner, as applicable upon (i) payment therefor, or (ii) Delivery to the Jobsite, whichever occurs earlier. In order to protect Buyer or Owner’s interest in items of Equipment with respect to which title has passed to Buyer or Owner but which remains in the possession of Seller, Seller shall segregate such items of Equipment and shall take or cause to be taken all steps necessary under the Applicable Laws to maintain Buyer’s or Owner’s title and to protect Buyer or Owner against claims by other parties with respect thereto.

Notwithstanding the foregoing, Seller warrants that upon passage of title to the Equipment in accordance with this Clause GC-4 (Title and Risk of Loss), Buyer or Owner will have good and indefeasible title to such Equipment, and such Equipment will not be subject to any lien, privilege, security interest or other defect in title. If any Equipment is replaced, title in the replacement Equipment shall vest in Buyer or Owner upon the earlier of (1) payment therefor and (2) its Delivery to the Jobsite. IN THE EVENT OF ANY NONCONFORMITY WITH THE FOREGOING WARRANTY, SELLER, AT ITS OWN EXPENSE, UPON WRITTEN NOTICE OF SUCH FAILURE, SHALL INDEMNIFY OWNER AND BUYER FROM THE CONSEQUENCES OF AND DEFEND THE TITLE TO SUCH EQUIPMENT AND IF, NECESSARY, SHALL PROMPTLY REPLACE SUCH EQUIPMENT AND ANY OTHER AFFECTED PORTION OF THE WORK, AND SUCH OBLIGATION SHALL SURVIVE THE EXPIRATION, CANCELLATION OR TERMINATION OF THIS AGREEMENT, INCLUDING THE WARRANTY PERIOD.

4.2	Notwithstanding anything to the contrary in this Agreement, Seller shall be responsible for and shall bear any and all risk of loss or damage to the Equipment until Delivery to the

By Seller:	By Buyer:

Section 4, General Conditions

Jobsite. Upon such delivery to the Jobsite, Seller shall cease to bear the risk of loss or damage to the Equipment; provided however, that any loss or damage to the Equipment, whenever occurring, which results from Seller’s nonconforming packaging or crating or from any defect in such Equipment shall be borne by Seller.

GC-5 INFRINGEMENT

5.1	SELLER SHALL, AT ITS OWN EXPENSE, FULLY HOLD HARMLESS, INDEMNIFY AND DEFEND INDEMNIFIED PARTIES UNDER THIS AGREEMENT AGAINST ANY CLAIM, SUIT, ACTION, PROCEEDING OR INVESTIGATION WHICH IS BASED UPON A CLAIM, WHETHER RIGHTFUL OR OTHERWISE, THAT ANY EQUIPMENT, OR ANY PART THEREOF, OR AN OTHER ITEMS OR SERVICES FURNISHED BY SELLER UNDER THIS AGREEMENT CONSTITUTES AN INFRINGEMENT OF ANY DOMESTIC OR FOREIGN PATENT, COPYRIGHTS OR OTHER INTELLECTUAL PROPERTY, TRADEMARK, PROPRIETARY OR CONFIDENTIAL RIGHTS, OR UNAUTHORIZED DISCLOSURE OR USE OF ANY TRADE SECRET AND SELLER SHALL PAY ALL RESULTING DAMAGES INCLUDING LEGAL EXPENSES AS PROVIDED IN CLAUSE GC-5.3 BELOW. IF, IN ANY SUCH CLAIM, SUIT, ACTION, PROCEEDING OR INVESTIGATION, A TEMPORARY RESTRAINING ORDER OR PRELIMINARY INJUNCTION IS GRANTED, SELLER SHALL MAKE EVERY REASONABLE EFFORT, BY GIVING A SATISFACTORY BOND (OR OTHER FINANCIAL INSTRUMENT REASONABLY SATISFACTORY TO BUYER) TO SECURE THE SUSPENSION OF THE INJUNCTION OR RESTRAINING ORDER. In case said Equipment, or any part thereof, are in such suit or action held to constitute infringement and/or use is permanently enjoined, the Seller shall, at its own expense, subject to the following provisions, either procure for the Buyer and Owner an irrevocable, royalty-free license to continue using such Equipment, or with Buyer’s prior written approval which shall not be unreasonably withheld, replace same with substantially equal but noninfringing Equipment or modify them so they become noninfringing, provided that no such replacement or modification shall in any way amend or relieve Seller of its Equipment Performance Guarantees, warranties, guarantees or other obligations set forth in this Agreement. Further, Seller agrees that it shall not settle any suit for which it is providing indemnity under this Clause GC-5 (Infringement) without the prior consent of the Indemnified Parties, such consent not to be unreasonably withheld so long as such settlement completely discharges or releases the indemnifiable claims against the Indemnified Parties and does not impose by way of consent decree, injunction or otherwise any restraint or limitations on such parties; operations or upon the operation or other use of the Facility. Buyer acknowledges it may be required to enter into certain license agreements, which shall be provided by Seller at no additional cost to Buyer or Owner, with regard to the use of Seller proprietary computer software.

5.2	The preceding paragraph shall not apply to any Equipment, or any part thereof, manufactured to Buyer’s or Owner’s detailed design or modifications to any Equipment or part thereof made by Buyer or Owner. As to such Equipment or part, the Seller assumes no liability whatsoever for infringement.

5.3	Special Conditions Clauses SC-21.4, 21.5 and 21.6 shall apply to any indemnity claim made pursuant to this Clause GC-5 (Infringement).

5.4	NOT USED

5.5	Notwithstanding any proprietary legends or copyright notices to the contrary and subject to Special Conditions Clause SC-22 (Nondisclosure), Indemnified Parties may copy or reproduce documents and information furnished by Seller in connection with Seller’s

By Seller:	By Buyer:

Section 4, General Conditions

proposal and with this Agreement and distribute such copies or reproductions to others for the limited purposes of designing, financing, constructing, altering, operating, maintaining or permitting the Project. SELLER SHALL USE ITS REASONABLE EFFORTS TO OBTAIN NECESSARY PERMISSION AND RELEASES FROM ANY THIRD PARTIES PLACING PROPRIETARY RIGHTS OR COPYRIGHTS ON SUCH DOCUMENTS OR INFORMATION.

5.6	Any idea, invention, work of authorship, drawing, design, formula, algorithm, utility, tool, pattern, compilation, program, device, method, technique, process, improvement, development or discovery (collectively, “Intellectual Property”), whether or not patentable, or copyrightable, or entitled to legal protection as a trade secret or otherwise, that Seller or its Subcontractors may conceive, make, develop, create, reduce to practice, or work on, in whole or in part, in the course of performing the Work shall be owned and retained by Seller and its Subcontractors as appropriate. Seller hereby grants and shall procure grant to Buyer, Owner and Owner’s Affiliates of an irrevocable, nonexclusive royalty-free license (which license is freely assignable (a) to any Financing Party or any assignee of such Financing Party, (b) to any party to which the Project is sold or otherwise transferred, and (c) to any successor in interest to Buyer’s or Owner’s rights hereunder), to use all such Intellectual Property, background Intellectual Property, related proprietary rights and specialized knowledge of Seller and its Major Subcontractors which, in each case, form a part of the Work and Equipment to the extent reasonably necessary for the operation, maintenance, repair, permitting, financing, construction or alteration of the Project or any subsystem or components thereof in connection with the Project. Seller shall use commercially reasonable efforts to procure a license in the same terms as the above license from each Major Subcontractor. Any license to use any Intellectual Property pursuant to this Clause GC-5.6 shall not include an express or implied license to make, have made, or use component parts, or construct, create or reverse engineer equipment. Seller shall, at Buyer’s or Owner’s expense, execute or cause the execution of any documentation reasonably requested by Buyer or Owner in order to effectuate the foregoing. Seller agrees that all documents, as well as any drawings, tracings, specifications, calculations, memoranda, data, notes and other materials which are supplied by Buyer and come into the possession of Seller, shall be used solely with respect to this Project and shall, except for Seller’s file copies, be delivered to Buyer upon Final Completion. Buyer acknowledges it may be required to enter into certain license agreements, which shall be provided by Seller at no additional cost to Buyer or Owner, with regard to the use of Seller proprietary computer software provided during the execution of this Agreement.

GC-6 COMPLIANCE

6.1	Seller agrees that all Equipment shall have been produced, sold, delivered and furnished in material compliance with all Applicable Laws to which the Equipment is subject, provided that the foregoing will not require Seller to make any modification to the Equipment with respect to changes in Applicable Law occurring after the Substantial Completion Date, recognizing that changes in Applicable Law after the Effective Date are subject to Clause GC-2.3. Seller shall execute and deliver to Buyer any documents as may be required to effect or to evidence such compliance.

6.2	SELLER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LEGAL ACTIONS, FINAL JUDGMENTS, REASONABLE ATTORNEYS’ FEES, CIVIL FINES AND ANY OTHER LOSSES WHICH ANY OF THEM MAY INCUR AS A RESULT OF THE SALE OR DELIVERY TO BUYER HEREUNDER OF EQUIPMENT WHICH DOES NOT MEET ALL REQUIREMENTS OF SUCH LAWS AND REGULATIONS.

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6.3	Seller shall comply with all applicable export or import rules and regulations. When required by the Agreement shipping/delivery terms, Seller is to obtain any necessary export license in a timely manner to avoid shipment delays. When Buyer is required by the Agreement shipping/delivery terms to obtain any necessary export license, or to meet the import rules and regulations of the destination country, Seller is to timely provide all necessary assistance to Buyer and its agents. SELLER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS INDEMNIFIED PARTIES FROM ANY PENALTIES, SUITS, LIABILITIES OR COSTS (INCLUDING ATTORNEY FEES) CAUSED BY SELLER’S FAILURE TO COMPLY WITH APPLICABLE EXPORT AND IMPORT RULES AND REGULATIONS OR TO COMPLY WITH ITS EXPORT AND IMPORT OBLIGATIONS SET FORTH IN THIS AGREEMENT.

6.4	Seller shall comply, and shall require its Subsellers to comply, with all Applicable Laws in effect from time to time relating to the Work, the Equipment and/or the Project, and shall give all applicable notices pertaining thereto. Seller shall ensure that the Equipment, as designed, engineered and, manufactured, complies and when fully operated is capable of complying with all Applicable Laws.

6.5	Seller agrees to comply with all Applicable Laws regarding the import or export of technical data or information or any product based thereon and shall not ship or communicate or allow to be shipped or communicated, either directly or indirectly, any technical data or information or any product based thereon in connection with the Work to any country or from any country to or from which such shipment or communications is prohibited by Applicable Law.

GC-7 SUSPENSION

7.1	Notwithstanding any other provisions of this Agreement, Buyer may at any time suspend Seller’s performance upon written notice of such suspension indicating the effective date of such suspension. Thereafter, Seller shall promptly resume performance as directed by Buyer specifying the effective date of resumption of suspended performance. In the event of such suspension (unless such suspension arises as a result of any fault, defect or other failure to perform which is attributable to Seller), Seller shall be entitled to an equitable adjustment to the affected Guaranteed Milestone Date(s) pursuant to Clause GC-2 (Changes) and reimbursement for additional costs reasonably and necessarily incurred by Seller in effectuating such suspension to the extent that such additional costs are actually incurred, if claimed within thirty (30) days after resumption of performance. Seller shall use all reasonable efforts to minimize such suspension costs. Upon mutual agreement as to the additional costs to which Seller is entitled on account of such suspension, Seller shall be entitled to invoice Buyer for such costs and Buyer shall make payment of such invoice within forty five (45) days of invoice receipt.

7.2	In the event that the period of a suspension or multiple suspensions instructed by Buyer pursuant to Clause GC-7.1 (unless such suspension arises as a result of any fault, defect or other failure to perform which is attributable to Seller) exceeds a period of three hundred sixty five (365) cumulative Days, except for suspensions which may be attributable to Force Majeure, Seller may, at its sole option and, on giving Buyer at least forty five (45) Days prior written notice, request that the Buyer terminate the Agreement in accordance with Clause GC-8 (Termination for Convenience), or request that the terms of this Agreement affected by such suspension be renegotiated.

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GC-8 TERMINATION FOR CONVENIENCE

8.1	Seller’s performance under this Agreement may be terminated by Buyer for its convenience in accordance with this clause in whole, or, from time to time in part whenever Buyer shall elect. Any such termination shall be effected by delivery to Seller of a notice of termination specifying the extent to which performance under the Agreement is terminated, and the date upon which such termination becomes effective. Upon receipt of any such notice, Seller shall, unless the notice requires otherwise: (1) immediately discontinue work on the date and to the extent specified in the notice; (2) place no further orders for materials or services other than as may be necessarily required for completion of any portion of the Work that is not terminated; (3) promptly make every effort to obtain cancellation on terms reasonably satisfactory to Buyer of all contracts with Major Subcontractors unless Seller is directed by Buyer to take other actions with respect to the same which may include assignment of all or some of those contracts to Owner (or to Owner’s designee, which may be any affiliate or any third party purchaser) on terms satisfactory to such assignee; and (4) assist Buyer upon request in the maintenance, protection, and disposition of property acquired by Buyer under this Agreement. For the elimination of doubt, only the Buyer may terminate for convenience.

8.2	If requested in writing within a mutually agreeable time frame after notice of termination (Buyer and Seller shall use their best efforts to mutually agree within thirty (30) days), the Buyer will pay to Seller, as full compensation the sum of the following amounts (which shall not be greater than the amounts identified in Clause SC-19) (Termination Payment Schedule)): (1) all amounts due and not previously paid to Seller for Equipment completed in accordance with this Agreement prior to such notice, and for Work thereafter completed as specified in such notice; (2) a reasonable amount for any Equipment then in production, provided that no such adjustment shall be made in favor of Seller with respect to any Equipment which is Seller’s standard stock; (3) reasonable costs of settling and paying claims arising out of the cancelled contracts; and (4) a reasonable profit for costs incurred in the performance of the Work in production which has been terminated.

8.3	The total sum to be paid to Seller under this Clause GC-8 (Termination for Convenience) shall not exceed the Agreement Price as reduced by the amount of payments previously made by Buyer under the Agreement and as further reduced by the portion of the Agreement Price attributable to Work not terminated, and will not include any consideration for loss of anticipated profits on terminated Work, all claims for which Seller agrees to waive.

GC-9 TERMINATION FOR DEFAULT

9.1	Buyer may terminate the whole or any part of Seller’s performance under this Agreement in any one of the following circumstances; (1) if Seller substantially fails to make Delivery of the Equipment or to perform within the time specified herein or any agreed extension thereof; or (2) if Seller delivers substantially nonconforming Equipment; or (3) if Seller fails to provide adequate assurance of Seller’s ability to meet the quality standards of this Agreement; or (4) if Seller abandons or fails to perform any of the other material provisions of this Agreement in accordance with its terms or fails to make progress as to endanger performance of this Agreement; or (5) if Seller shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, becomes insolvent, does not pay its debts as they become due or makes an assignment for the benefits of creditors; or (6) if Seller makes a material representation which is intentionally false or intentionally misleading; or (7) if Seller violates any

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Applicable Law with regard to this Agreement which results in an adverse impact to Buyer or Owner; or (8) if Seller assigns or transfers this Agreement (or any right or interest herein) in breach of Clause SC-13 (Assignment); or (9) if insolvency, receivership, reorganization, or bankruptcy or similar proceedings are commenced against Seller and such proceeding shall remain undismissed or unstayed for a period of thirty (30) Days. Except for (5) or (6) or (8) or (9) for which no further notice shall be required or cure period allowed, in the event of any such failure, Buyer will provide Seller with written notice of the nature of the failure and Buyer’s intention to terminate for default. Except for (5) or (6) or (8) or (9), for which no cure period is allowed, in the event Seller does not commence implementation of reasonable corrective action within ten (10) days of such notice or diligently pursue such action to completion within sixty (60) days of such notice, Buyer may by written notice terminate this Agreement. Upon the occurrence of an event as described in (5) or (9) above, Buyer may, without prejudice to any other right or remedy it may have under or in respect of this Agreement, take possession of all materials, equipment, tools and machinery owned or held by Seller pertaining to this Agreement.

9.2	In the event Buyer terminates this Agreement in whole or in part as provided in this Clause GC-9 (Termination for Default), Buyer may either (1) procure, under such terms and in such manner as Buyer may deem appropriate, items of equipment which are similar to the items so terminated and Seller shall be liable to Buyer for any additional costs for such similar equipment and related services or complete the Work with respect to the terminated items of Equipment and the remaining scope of Work; or (2) exercise any other rights or remedies available to Buyer at law or in equity (including, without limitation demanding damages and payments from Seller); provided, that Seller shall continue the performance of this Agreement to the extent not terminated under the provisions of this Clause GC-9 (Termination for Default).

9.3	Seller agrees to assist Buyer in the event that re-procurement action is necessary or Buyer elects to complete the remaining Work as a result of default, by co-operation in the transfer of information, in the disposition of Work in progress or residual material, and in the performance of other reasonable requests made by Buyer. Without limitation of the foregoing, to the extent requested in writing by Buyer, Seller shall promptly assign to Buyer any contract with a Major Subcontractor or any other subcontractor relating to the supply of items reasonably determined by Buyer to be critical to the timely completion of Seller’s Work (“Other Critical Subcontractor”).

9.4	Seller shall use commercially reasonable efforts to ensure that all subcontracts signed with a Major Subcontractor or Other Critical Subcontractor contain provisions, which Seller may not waive, release, modify or impair, giving Seller an unrestricted right, without the consent of the subcontractor in question, to assign the relevant subcontract and any or all benefits, interests, rights and causes of action arising under it to Buyer and/or its designees (and such assignment right will be assigned as part of such assignment). From time to time, on Buyer’s request, Seller shall furnish Buyer with written demonstration of its compliance with this Clause GC-9.4.

9.5	If, after notice of termination of this Agreement, it is determined for any reason that Seller was not in default under the provisions of this clause, or that the default was excusable under the provisions of this Agreement, the rights and obligations of the Parties shall be the same as if the notice of termination had been issued pursuant to Clause GC-8 (Termination for Convenience).

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GC-10 NON-WAIVER

10.1	A Party’s waiver of any breach or failure to enforce any of the terms, covenants, conditions or other provisions of this Agreement at any time shall not in any way affect, limit, modify or waive that Party’s right thereafter to enforce or compel strict compliance with every term, covenant, condition or other provision hereof, any course of dealing or custom of the trade notwithstanding.

10.2	A requirement that a Seller-furnished document is to be submitted for or subject to “Authorization to Proceed”, “Approval”, “Acceptance”, “Review”, “Comment” or any combination of such words or words of like import shall mean, unless the Agreement clearly indicates otherwise, that the Seller shall, before implementing the information in the document, submit the document, obtain resolution of any comments and Buyer’s authorization to proceed. Such review shall not mean that a complete check will be performed. Authorization to proceed shall not constitute acceptance or approval of design details, calculations, analysis, tests, or construction methods or materials developed or selected by Seller and shall not relieve Seller from full compliance with requirements of this Agreement.

GC-11 APPLICABLE LAW

11.1	The rights and obligations of the Parties to this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to conflicts of laws rules thereof.

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TXU STANDARD PROJECT

PROJECT __

SECTION 5

SPECIAL CONDITIONS

TABLE OF CONTENTS

CLAUSE	TITLE	PAGE NO.
SC-1	DEFINITIONS	4

SC-2	EQUAL OPPORTUNITY	9

SC-3	INDEPENDENT SELLER	9

SC-4	EXPEDITING	10

SC-5	QUALITY STANDARDS	10

SC-6	WARRANTIES	12

SC-7	PROGRESS	14

SC-8	PROGRESS REPORTS	14

SC-9	DOCUMENT TURNAROUND	15

SC-10	BUYER’S USE OF SELLER’S SUPPLIED DESIGN DATA	15

SC-11	BACKCHARGES	15

SC-12	AUTHORIZED REPRESENTATIVES	16

SC-13	ASSIGNMENT	16

SC-14	ON-SITE SERVICES OF SELLER’S REPRESENTATIVES	17

SC-15	HAZARDOUS MATERIAL DISCLOSURE REQUIREMENTS	20

SC-16	SALES AND USE TAX REQUIREMENTS	20

SC-17	PRICE AND PAYMENT	21

SC-18	PAYMENT SCHEDULE	23

SC-19	TERMINATION PAYMENT SCHEDULE	25

SC-20	RELEASE AGAINST LIENS AND CLAIMS	25

SC-21	INDEMNITY	26

SC-22	NONDISCLOSURE	27

SC-23	RESERVED	27

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SC-24	RESERVED	27

SC-25	LABOR DISPUTES AND LOCAL CONDITIONS	27

SC-26	PARENT COMPANY GUARANTEES	28

SC-27	RECORDS	28

SC-28	SCHEDULE AND PERFORMANCE GUARANTEES AND TESTING	28

SC-29	EFFECTIVE DATE	28

SC-30	LIMITATION OF LIABILITY	28

SC-31	BUYER DEFAULT	30

SC-32	BUYER FURNISHED INSURANCE	30

SC-33	MARINE CARGO INSURANCE	31

SC-34	SURVIVAL	32

SC-35	DISPUTE RESOLUTION	33

SC-36	FORCE MAJEURE	33

SC-37	SAFETY FOR BUYER REPRESENTATIVES	35

SC-38	OFFICIALS NOT TO BENEFIT	35

SC-39	NOTICES	36

SC-40	DEFERRED DELIVERY	36

SC-41	ORDER OF PRECEDENCE	37

SC-42	QUANTITY GUARANTEES	37

SC-43	RULES OF INTERPRETATION	38

SC-44	PUBLICITY	39

SC-45	CO-OPERATION IN FINANCING	39

SC-46	BUYER’S APPROVAL OF SELLER’S MAJORSUBCONTRACTORS	39

SC-47	TRAINING	41

SC-48	APPENDICES	41

SC-49	STANDARD PLANT PROGRAM	41

SC-50	DRAWBACK RIGHTS	42

SC-51	REPLACEMENT OR REPAIR	42

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SC-52 ADDITIONAL COMMISSIONING TIME		43

SC-53 STRUCTURAL STEEL DESIGN		43

SC-54 INTELLECTUAL PROPERTY ESCROW AGREEMENT		43

APPENDIX 1	FORM OF CONDITIONAL WAIVER AND RELEASE UPON PROGRESS PAYMENT

APPENDIX 2	FORM OF CONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT

APPENDIX 3	FORM OF UNCONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT

APPENDIX 4	PERFORMANCE GUARANTEES AND LIQUIDATED DAMAGES

APPENDIX 5	SCHEDULE GUARANTEES

APPENDIX 6	EQUIPMENT INVOICE SCHEDULE

APPENDIX 7	TERMINATION PAYMENT SCHEDULE

APPENDIX 8	B & W PARENT COMPANY GUARANTEE

APPENDIX 9	PERFORMANCE LETTER OF CREDIT

APPENDIX 10	NARRATIVE ON DELIVERY AND FABRICATION

APPENDIX 11	GUARANTEED QUANTITIES

APPENDIX 12	ASSIGNMENT AGREEMENT

APPENDIX 13	LIST OF MAJOR SUBCONTRACTORS

APPENDIX 14	TXU GUARANTEE

APPENDIX 15	TECHNOLOGY ESCROW AGREEMENT (LATER)

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SPECIAL CONDITIONS

SC-1	DEFINITIONS

Where the following terms appear in this Agreement with initial capitalization, they shall have the meaning set forth below.

“Abnormally Severe Weather Conditions” means storms and other climatic and weather conditions that are abnormally severe or extreme, taking into consideration the period of time when, and the area where, such storms or conditions occur.

“Acceptable Bank” means a bank, the long term senior debt obligations of which are rated “AA-” or better by Standard & Poor’s or “Aa3” or better by Moody’s or whose obligations are guaranteed, insured or otherwise credit enhanced by a bank or financial institution the long term senior unsecured debt obligations of which are so rated.

“Affiliate” means with respect to any Person, another Person that is controlled by, that controls, or is under common control with, such Person. For purposes of this definition, “control” with respect to any Person shall mean the ability to effectively control, directly or indirectly, the operations and business decisions of such Person whether by voting of securities or partnership interests or any other method. Without limiting the foregoing, an Affiliate of a Person shall include any other Person in which such Person holds twenty percent (20%) or more of the outstanding equity or ownership interests.

“Agreement” or “Purchase Order” means this Agreement, or Purchase Order, Section 1 through Section 9 in their entirety, including the General Conditions, Special Conditions, all exhibits, appendices, schedules and supplements hereto (each of which is hereby incorporated herein by reference), as amended from time to time in accordance with the provisions of this Agreement.

“Agreement Price” means total sum of the amounts payable to Seller pursuant to Section 1 of this Agreement, as adjusted pursuant to the terms of this Agreement.

“Applicable Laws” means and includes any applicable statute, license, law, rule, regulation, code, ordinance, judgment, decree, writ, legal requirement, order or the like, of any national, federal, provincial, state or local court or other Governmental Authority, and all rules and regulations promulgated thereunder, as any of the same may be amended, modified, codified, replaced or reenacted, and the written interpretations thereof by any Governmental Authority.

“Business Day” means a day, other than a Saturday or Sunday or a public holiday, on which banks are generally open for business in Dallas, Texas and New York, New York.

“Buyer” means TXU Generation Development Company LLC, a Delaware limited liability company, and its permitted assigns and successors.

“Change In Law” means the enactment, adoption, modification or repeal after the Effective Date of this Agreement of any Applicable Law, that establishes requirements that adversely affect Seller’s costs or schedule for performing the Work; provided, however it shall not be a Change In Law pursuant to this Agreement if there is a change in any national, federal, provincial or any other income tax law or a change in any other law imposing a tax, duty, levy, impost, fee, royalty, or similar charge based on the importation or exportation of any item or service for which Seller is responsible hereunder or a change relating to payroll taxes or a change relating to property taxes.

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“Confidential Information” means information, ideas or materials now or hereafter owned by or otherwise in the possession or control of, or otherwise relating to, one Party or any of its Affiliates or the Owner or any of its Affiliates, including proprietary or non-public information concerning the Project and such Person’s business, operations, financial condition, projections, or assets, historical information inventions, business or trade secrets, know-how, techniques, data, reports, drawings, specifications, blueprints, flow sheets, designs, or engineering, construction, environmental, operations, marketing or other information, together with all copies, summaries, analyses, or extracts thereof, based thereon or derived therefrom. Confidential Information shall not include any information that: (i) is already in the public knowledge or which becomes public knowledge absent any violation of the terms of this Agreement; (ii) was already in the possession of a Party prior to disclosure by the other Party and was not previously received from the Buyer, the Owner or any of their respective Affiliates; (iii) a Party obtains from another Person which such Party reasonably believes was not under an obligation of confidentiality; or (iv) is independently developed by any Party or any of its Affiliates without reference to the Confidential Information.

“Day” or “day” means calendar day; any twenty-four hour period or fraction thereof beginning and ending at midnight.

“Delivery” or “delivery” means delivery of the Equipment to the Site i.e. at Buyer’s designated location at the Site (DDP Site, according to Incoterms 2000).

“Dollars” or “dollars” or “$” means the legal currency of the United States.

“Effective Date” means June 5, 2006.

“Equipment” or “Boiler” means the boiler equipment including the technical advisory services and training services as defined in Section 2 of this Agreement.

“Equipment Delivery LDs” means liquidated damages amounts set forth in Section 5, Appendix 5 that are payable by Seller to Buyer for failure to meet Guaranteed Milestone Dates.

“Facility” or “Plant” for the purposes of this Agreement means the Project, which includes the Seller-supplied Equipment, to be constructed by the Buyer for Owner at the Site location under the terms of the Prime Contract. For testing purposes as described in Section 5, Appendix 4, Facility refers to all the equipment at the Site operating together.

“Final Completion” means the satisfaction of all the conditions for the achievement of final completion pursuant to the terms of the Prime Contract

“Financing Party” means a Person that holds, or the agent(s) or trustee(s) representing such Person, any debt, lease, or equity financing for, of or secured by the Project, including any Person(s) that owns the Project or any portion thereof and leases the Project or such portion to Owner or an Affiliate of Owner, as applicable, under a lease, sale leaseback, synthetic lease or other similar structure, or the Person(s) providing a letter or letters of credit or other guarantees or insurance in support of any such debt, lease or equity financing or providing any other letter of credit in connection with the construction or development of the Project.

“First Fire on Coal” means the point at which one coal mill has been placed in service for initial break in and the associated burners are firing on coal.

“Force Majeure” means any event, matter, or thing that adversely prevents or delays the performance of any obligation arising under this Agreement, but only to the extent such event,

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matter or thing is demonstrably beyond the reasonable control of the Party claiming the same and the effect of such event, matter or thing would not have been avoided had such Party used reasonable care or acted in compliance with Industry Standards. Subject to the foregoing, such events, matters or things may include occurrences such as: war, blockade, revolution, insurrection, riot, act of terrorism, or public disorder or acts of emergency; expropriation, requisition, confiscation, or nationalization; export or import restrictions (but not to the extent due to an increase in export or import duties or taxes) by any Governmental Authority; embargoes or sanctions; fire; flood; earthquake; volcano; tide, tidal wave, or perils of the sea; Abnormally Severe Weather Conditions; an epidemic or quarantine; and acts of God; provided, further, that the following events, matters or things shall not constitute an event of Force Majeure: (i) the absence of sufficient financial means to perform obligations, or the absence of sufficient financial means of Seller or any Subcontractor to perform any of the Work, including the insolvency or bankruptcy of any Subcontractor; (ii) any labor disturbance, strike or dispute involving Seller’s or its Affiliates’ workers or personnel or any Subcontractor’s workers or personnel or any independent contractor engaged by Seller or any of its Subcontractors (unless such labor disturbance, strike or dispute is part of a national or regional labor disturbance, strike or dispute); or any labor disturbance, strike or dispute limited to employees of Seller and/or its Subcontractors; (iii) mechanical failures unless caused by an event of Force Majeure; (iv) storms and other climatic or weather conditions other than Abnormally Severe Weather Conditions; and (v) the unavailability or shortages of labor or equipment or materials.

“Governmental Authorities” means applicable national, federal, state, provincial, and local governments and all agencies, authorities, departments, instrumentalities, courts, corporations, other authorities lawfully exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or other subdivisions of any of the foregoing having or claiming a regulatory interest in or jurisdiction over the Site, the Project, the Work, the Equipment or the Parties.

“Guaranteed Substantial Completion Date” means the date which is to be set forth in the Prime Contract, as such date may be modified in accordance with the terms of the Prime Contract.

“Guaranteed Final Completion Date” means the date that is 365 Days after the Substantial Completion Date, which date may be adjusted pursuant to the terms and conditions of the Prime Contract.

“Guaranteed Milestone Dates” means the Seller’s Guaranteed Document Milestone Dates and Seller’s Guaranteed Milestone Delivery Dates as set forth in Section 5, Appendix 5.

“Hazardous Materials” means any substance or material regulated or governed by any applicable permit, or any substance, emission or material now or hereafter deemed by any Governmental Authority to be a “regulated substance,” “hazardous material,” “hazardous waste,” “hazardous constituent,” “hazardous substance,” “toxic substance,” “radioactive substance,” “pesticide” or any similar classification, including by reason of deleterious properties, ignitability, corrosivity, reactivity, carcinogenicity or reproductive toxicity.

“Independent Engineer” means, if Owner shall elect to finance the development of the Project, an independent engineer of recognized expertise, selected by the Financing Parties, and such independent engineer’s successors and permitted assigns.

“Indemnified Parties” means Buyer, Owner, Independent Engineer, the Financing Parties, and Buyer’s and Owner’s Affiliates, directors, officers, and the successors and permitted assigns of each of them.

“Industry Standards” means those standards of design, engineering, and fabrication that are applicable to the Equipment and materials, and components, as such standards are specified in

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this Agreement; provided, however, if the relevant standard is not so specified or is ambiguous therein, “Industry Standards” shall mean those standards of care and diligence normally practiced by suppliers of a similar nature for similar power projects in the United States, or that conform in all material respects to the manufacturer’s operation and maintenance guidelines, in each case as applicable to the equipment in question, taking into account such equipment’s size, service and type.

“Jobsite” or “Site” means the geographic location at which Buyer for Owner will construct the Facility in Section 5, Appendix 5, Attachment 1.

“Major Subcontractor” means a Subcontractor whose contract or contracts (in the aggregate) with Seller, or any of its Subcontractors require payments by Seller (or Subcontractor) of at least Two Million Dollars ($2,000,000).

“Material Requisition or Technical Specifications” means the specifications including appendices or attachments defining the technical requirements that are included in Section 2 of the Agreement.

“Mechanical Completion” means the satisfaction of all the conditions for the achievement of mechanical completion pursuant to the terms of the Prime Contract.

“Owner” means any Person(s) which owns the Facility

“Owner’s Engineer” means any engineering firm or firms or other engineer or engineers (which may be employees of Owner) selected and designated by Owner and who shall have authority to act on behalf of Owner.

“Owner’s Standard Plant Program” means the program of building standardized, pulverized coal power generation facilities at a number of sites which may include the following sites in the State of Texas: Monticello, Martin Lake, Big Brown, Trading House, Lake Creek, Valley, and Morgan Creek.

“Party” or “Parties” means Buyer or Seller or both.

“Performance Guarantees” mean the Seller’s performance guarantees for the Equipment as set forth in Section 5, Appendix 4 of this Agreement.

“Performance Letter of Credit” means an irrevocable standby letter of credit in favor of Buyer and from an Acceptable Bank and in the form set forth in Section 5, Appendix 9 adapted so as to meet the requirements of Clause SC-18.5.

“Person” means any individual, corporation, company, voluntary association, partnership, incorporated organization, trust, limited liability company, or any other entity or organization, including any Governmental Authority.

“Performance LDs” means liquidated damage amounts set forth in Section 5, Appendix 4 that are payable by Seller to Buyer for failure to meet Seller’s Performance Guarantees set forth in Section 5, Appendix 4.

“Prime Contract” or “EPC Contract” means a contract to be entered into for the engineering, procurement and construction of the Facility.

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“Program Cap” means an amount equal to *** Dollars ($***).

“Project” means the Facility, the Site location, and all work, equipment, labor, services and materials to be provided and performed by Buyer under the Prime Contract with the Owner.

“Proprietary Operating Information” means Confidential Information containing elements of Owner’s or its Affiliates’ proprietary operating system that has been identified in writing as “Proprietary Operating Information.”

“Reliability LDs” means liquidated damages amounts set forth in Section 5, Appendix 4 that are payable by Seller to Buyer for failure to meet guaranteed EEAF.

“Seller” means The Babcock & Wilcox Company, and its successors and permitted assigns.

“Seller Lien” shall have the meaning set forth in Clause SC-20 (Release Against Liens and Claims).

“SP Project” means a power generation project in connection with Owner’s Standard Plant Program.

“SP Purchase Orders” means this Agreement and all other purchase orders with Seller in connection with Owner’s Standard Plant Program.

“Subcontractor” or “Subseller” or “Subvendor” means any Person (of any tier), including any vendor, that performs any portion of the Work in furtherance of Seller’s obligations under this Agreement.

“Substantial Completion” means the satisfaction of all the conditions for the achievement of substantial completion pursuant to the terms of the Prime Contract.

“Substantial Completion Date” means the day on which the Substantial Completion under the Prime Contract has occurred.

“Substantial Completion LDs” means the liquidated damages to be paid by Seller to Buyer subject to the provisions of Section 5, Appendix 4.

“Total Liability Limitation” means an amount equivalent to *** percent (***%) of the Agreement Price, provided however that the cumulative aggregate liability of Seller to Buyer under this Agreement and any other SP Purchase Orders shall not exceed the Program Cap.

“Under the Hook” means that the Equipment can be lifted from the delivering conveyance without use of cutting torches or extensive removal of shipping braces.

“Warranty Period” shall have the meaning set forth in Clause SC-6.2, as may be extended.

“Work” means all of the obligations to be performed by Seller pursuant to this Agreement, including the supply and delivery of the Equipment.

*** Confidential Material Redacted and Filed Separately with the Commission.

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SC-2	EQUAL OPPORTUNITY

2.1	Seller is aware of, and is fully informed of Seller’s obligations under Executive Order 11246 and, where applicable, shall comply with the requirements of such Order and all orders, rules and regulations promulgated thereunder unless exempted therefrom.

2.2	Without limitation of the foregoing, Seller’s attention is directed to 41 CFR Section 60-1.4 and the clause entitled “Equal Opportunity” which, by this reference, is incorporated herein.

2.3	Seller is aware of and is fully informed of Seller’s responsibilities under Executive Order No. 11701 “List of Job Openings for Veterans” and, where applicable, shall comply with the requirements of such Order and all orders, rules and regulations promulgated thereunder unless exempted therefrom.

2.4	Without limitation of the foregoing, Seller’s attention is directed to 41 CFR Section 60-250 et seq. and the clause therein entitled “Affirmative Action Obligations of Contractors and Subcontractors for Disabled Veterans and Veterans of the Vietnam Era” which by this reference, is incorporated herein.

2.5	Seller certifies that segregated facilities, including but not limited to washrooms, work areas and locker rooms, are not and will not be maintained or provided for Seller’s employees. Where applicable, Seller shall obtain a similar certification from any of its suppliers performing work for Seller in connection with this Agreement.

2.6	Seller is aware of and is fully informed of Seller’s responsibilities under the Rehabilitation Act of 1973 and, where applicable, shall comply with the provisions of the Act and the regulations promulgated thereunder unless exempted therefrom.

2.7	Without limitation of the foregoing, Seller’s attention is directed to 41 CFR Section 60-741 and the clause therein entitled “Affirmative Action Obligations of Contractors and Subcontractors for Handicapped Workers” which, by this reference, is incorporated herein.

2.8	Seller shall assist minority business enterprises to obtain business opportunities by identifying and encouraging minority suppliers, contractors and subcontractors to participate to the extent possible consistent with their qualifications, quality of work and obligations of the Seller to Buyer and Owner.

2.9	The foregoing provisions of this clause shall only apply to the extent that United States manufacturing facilities are utilized for the purposes of this Agreement.

2.10	Seller acknowledges that Owner and its Affiliates are committed to the development, utilization and inclusion of certified women and minority owned businesses, as well as small businesses, businesses owned by veterans and service-disabled veterans, and businesses located in historically underutilized business zones, in Owner’s and its Affiliates’ sourcing and procurement processes. Seller agrees to provide information regarding utilization of such businesses as Buyer or Owner reasonably requests. Seller shall further provide Buyer with reasonably satisfactory evidence that its Major Subcontractors were selected in a non-discriminatory manner and, at least in part, on the basis of their qualifications and capabilities.

SC-3	INDEPENDENT SELLER

3.1	Seller represents that it is fully experienced, properly qualified, registered, licensed, equipped, organized and financed to perform the Work under this Agreement. Seller shall act as an

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independent contractor and not as an agent of Buyer or Owner in performing this Agreement, maintaining complete control over its employees and all of its Subcontractors. Nothing contained in this Agreement or any lower-tier subcontract awarded by Seller shall create any contractual relationship between any such Subcontractor and either Buyer or Owner. Seller shall perform its Work hereunder in accordance with its own methods subject to compliance with the Agreement.

SC-4	EXPEDITING

4.1	The Equipment, including all warranty Work, shall be subject to expediting by Buyer. Buyer’s representatives shall be afforded escorted access during working hours to Seller’s plants after giving reasonable prior notice, and Seller agrees to procure a similar right for Buyer, for expediting purposes with respect to Seller’s Major Subcontractors. Seller shall supply schedules, progress reports and unpriced copies of Seller’s purchase orders with Major Subcontractors for Buyer’s use in expediting. Seller shall promptly notify Buyer in writing upon discovery of any actual or anticipated delays. Such notice shall include an estimate as to the period of delay, cause, and corrective actions being taken. Slippage in Seller’s schedule which may impact the achievement of Delivery by any of the Guaranteed Milestone Delivery Dates shall be deemed to be reasonable grounds for insecurity in which event Buyer may demand in writing that Seller provide adequate written assurances that Seller will perform on time.

4.2	If in Buyer’s reasonable opinion, Seller’s actual progress is insufficient to comply with the schedule requirements of this Agreement, Buyer may provide a written notice requesting that Seller provide adequate assurances demonstrating that corrective measures have been effected to restore Buyer’s security. If within seven (7) Business Days from Buyer’s notice, Seller has not either provided a recovery plan acceptable to Buyer, or remedied the condition to Buyer’s reasonable satisfaction, Buyer and Seller shall jointly establish a corrective action plan which may in part include the assignment of in-shop expediting personnel to periodically visit and, if necessary, reside at the manufacturing location(s), as appropriate. Reasonable costs incurred by Buyer in performance of such corrective action plan shall be charged to Seller in accordance with the Special Conditions Clause SC-11 titled “Backcharges”.

4.3	Notwithstanding the foregoing, Seller shall be solely responsible for the expediting activities covering its operations and that of its suppliers of any tier.

4.4	Buyer’s rights with respect to escorted access, and to expedite, shall be extended to Owner, Owner’s Engineer, the Independent Engineer, and such other entities as Owner may reasonably designate provided, however, Buyer accompanies such representatives and provided that reasonable prior notice is given as stated in Clause SC-4.1.

SC-5	QUALITY STANDARDS

5.1	Seller shall perform its Work such that the Equipment complies with the standards of quality specified by this Agreement or those customary in the industry if no requirement is specified. After giving reasonable prior notice, Buyer’s and/or Owner’s representative shall be afforded escorted access during working hours to plants of Seller for the purpose of quality surveillance, observation, examination, inspection and witness of testing and Seller agrees to procure a similar right for Buyer and/or Owner with respect to Seller’s suppliers. Buyer’s and/or Owner’s right to inspect, observe, examine, and test the Equipment shall extend through the manufacturing process, the time of shipment and a reasonable time after arrival at the final destination. Seller’s material failure to adhere to the standards of quality required under this Agreement shall be deemed to be reasonable grounds for insecurity. Buyer may demand in writing, that Seller provide adequate written assurances of Seller’s ability to meet said standards.

5.2	If, in Buyer’s reasonable opinion, Seller’s quality standards do not to comply with the requirements of this Agreement, Buyer may provide a written notice requesting that Seller provide adequate

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written assurances demonstrating that corrective measures have been effected to restore Buyer’s security. If within seven (7) Business Days from Buyer’s notice, Seller has not either provided a recovery plan acceptable to Buyer, or remedied the condition to Buyer’s reasonable satisfaction, Buyer and Seller shall jointly establish a corrective action plan which may in part include the assignment of in-shop inspection personnel to periodically visit and if necessary, reside at the manufacturing location(s), as appropriate. Reasonable costs incurred by Buyer in performance of such corrective action plan shall be charged to Seller in accordance with the Special Conditions Clause SC-11 (Backcharges).

5.3	Notwithstanding the foregoing, Seller shall be solely responsible for the quality standards activities covering its operations and that of its suppliers of any tier, and the activities performed by Buyer and/or Owner shall not result in any additional charges to Buyer and shall not affect Seller’s obligation to perform in accordance with the requirements established by this Agreement. Furthermore, if Buyer is required to re-inspect an agreed upon witness point at Seller’s manufacturing facilities (including Seller’s suppliers) due to Seller delays in conducting such inspection or testing at the mutually agreed upon time or due to Seller’s Equipment failing to conform to the applicable requirements of the Agreement with respect to the witness point in the Buyer’s scheduled inspection visit, costs incurred by Buyer for such re-inspection(s) shall be charged to Seller in accordance with the Special Conditions Clause SC-11 titled (Backcharges).

5.4	The making or failure to make an inspection, examination or test of, or payment for, or Delivery of the Equipment shall in no way relieve the Seller from its obligation to conform to all of the requirements of this Agreement unless otherwise expressly agreed in writing by Buyer’s authorized representative, and shall in no way impair Buyer’s right to reject or revoke nonconforming Equipment, or to avail itself of any other remedies to which Buyer may be entitled under this Agreement, notwithstanding Buyer’s knowledge of the nonconformity, its substantiality or the ease of its discovery.

5.5	If at any time prior to achievement of Substantial Completion a problem in the Equipment develops that could potentially delay Substantial Completion or give rise to a claim of non-conformance, due to any cause, whether originating from Seller’s failure to comply with its obligations regarding Seller’s scope of Work or Equipment, or improper maintenance, misuse, or abuse by Buyer or third parties or other circumstances beyond Seller’s reasonable control, and provided that Buyer gives Seller written notice of the problem within a reasonable time after discovery of same, Seller shall promptly remedy or fix Seller’s Equipment without regard to the origin of the problem. Subsequent to the remedy or fix of the problem, an investigation will be conducted by Buyer with Seller to determine the actual origin of the problem and the Party or Parties responsible shall bear the cost of the repairs including, without limitation, the repair, replacement, removal, disassembly of any Equipment supplied by Seller (including disassembly as required to gain access to the Equipment), transportation, reinstallation, reconstruction, retesting (except for plant operators, electricity, water and fuel) and reinspection as may be necessary to correct the nonconformity or defect or demonstrate that the previously defective Equipment conforms to the requirements of the Agreement (including all labor costs associated therewith). Any repairs or work performed by Seller, which is performed for reasons other than for problems attributable to Seller, shall be considered extra Work to this Agreement and Seller shall be reimbursed and entitled to an equitable extension of time accordingly.

5.6	Buyer’s rights with respect to escorted access, and to inspect, observe, examine and test, shall be extended to Owner, Owner’s Engineer, the Independent Engineer, and such other entities as Owner may reasonably designate provided, however, such representatives are accompanied by Buyer and provided that reasonable prior notice is given as appropriate.

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SC-6	WARRANTIES

6.1	Seller warrants that Work performed and Equipment furnished under this Agreement shall:

(a)	shall be new and of good and suitable quality and in good condition;

(b)	shall conform in all respects to the requirements of this Agreement, the then current drawings and specifications as approved or accepted by Buyer, all Applicable Laws in effect as of the Substantial Completion Date, all applicable codes, standards and permits;

(c)	shall be free from any defect in title and free from any charge, lien, security interest or other encumbrance; and

(d)	shall be free of any defects in design, materials or fabrication.

6.2	Subject to Clause SC-6.5 with respect to the SCR catalyst, the Warranty Period is defined as the period extending for twelve (12) calendar months from date of achievement of Substantial Completion provided further that any re-performance, repair, or replacement Work, shall be re-warranted for twelve (12) calendar months after the completion of such Work and the Warranty Period shall be extended accordingly. The Warranty Period shall not however extend beyond the earlier of twenty-four (24) calendar months from the actual date of Substantial Completion or 88 calendar months after the Effective Date, except as provided in Clause SC-6.8. Buyer may assign Seller’s obligations under this warranty to Owner, for which assignment notice is required in accordance with Clause SC-39 (Notices).

6.3

Subject to Clause SC-6.5 with respect to the SCR catalyst, if at any time prior to the expiration of the Warranty Period, Seller, Buyer or Owner discovers any defect or nonconformity with the warranties stated in Clause SC-6.1, Seller shall, upon written notice from Buyer or Owner, promptly correct such defects and non-conformities, in accordance with the requirements of this Agreement, by redesigning, repairing or replacing the defective Equipment (“Corrective Action”), at a time reasonably acceptable to Buyer and Owner, without any additional compensation, provided that such Corrective Action shall not include the performance of construction and/or installation work associated with the correction of the defective or non-conforming Equipment at the Site. Corrective Action shall however include the services of Seller’s technical advisers, if required, for the investigation of the defect or non-conformity at the Site and for the inspection, if required, of the Equipment as repaired or replaced at the Site. In case of an emergency endangering life or property or in a situation where the Facility has ceased operation or is materially and adversely affected in its operation, Seller shall take immediate Corrective Action. If Seller does not commence the Corrective Action immediately as aforesaid, or otherwise within five (5) Business Days after its receipt of a written warranty notice, or if, having commenced Corrective Action, Seller does not thereafter continue to diligently pursue completion of the Corrective Action or if Seller fails to complete any such Corrective Action within such time as may be reasonable and appropriate given the circumstances in question (which shall be thirty (30) Days from the date of the original warranty notice or such longer period as may reasonably be necessary, provided that Seller diligently pursues Corrective Action, or as soon as practicable in the case of emergency conditions), Buyer may take such steps as Buyer determines are necessary to take Corrective Action, and Seller shall be liable to Buyer for all the reasonable costs of such Corrective Action. Buyer, at Buyer’s option, may charge such costs against any monies owed to Seller under this Agreement. All reasonable costs incidental to taking any Corrective Action incurred by Owner, Buyer or Seller, including without limitation the engineering, design, repair, replacement (excluding installation), transportation to and from the Site, shop retesting, and reinspection as may be necessary to correct the defect or nonconformity or to demonstrate that previously defective or nonconforming Work conforms to the requirements of this Agreement shall be borne by Seller and shall be charged to Seller as appropriate. Additionally, Seller shall be

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responsible for and reimburse Buyer for Buyer’s reasonable additional costs associated with the investigation of the defect or non-conformity and the necessary Corrective Action, including costs of reviewing and inspecting Seller’s remedial Work and otherwise administering and enforcing the provisions of this Clause SC-6 (Warranties). Seller shall pay or reimburse Buyer for any customs duties or clearance fees payable on parts or components replaced under warranty. Failure of Buyer to discover defects or nonconformities shall in no way relieve Seller of its responsibility to promptly make such modifications as are required to minimize delay and/or damage to the Equipment and other work.

6.4	Seller’s warranty obligations shall in no event extend to damage to the Equipment to the extent such damage is caused by:

(a)	a failure by Buyer or Owner to operate and maintain such Equipment in accordance with Industry Standards or in accordance with the recommendations set forth in the manuals provided by Seller to Buyer; or

(b)	operation of such Equipment by Buyer or Owner materially in excess of operating specifications for such Equipment as set forth in the manuals provided by Seller to Buyer; or

(c)	normal wear and tear; or

(d)	erosion or corrosion;

provided however that nothing in this Clause SC-6.4 shall relieve Seller from its obligations to meet the specifications for the Equipment set forth in this Agreement.

6.5	Notwithstanding Clauses SC-6.2 and SC-6.3:

(a)	the Warranty Period for the SCR catalyst shall extend until the SCR catalyst has achieved 16,000 operating hours commencing on First Fire on Coal and there shall be no rewarranty with respect to the SCR catalyst;

(b)	in the event that, at any time prior to the expiration of the Warranty Period described in (a) above, there is a defect or non-conformity relating to the SCR catalyst, then Seller shall, upon written notice from Buyer or Owner, promptly correct the defect or non-conformity, including transportation to and from the Site, without additional compensation;

(c)	In the event that Seller disputes that there is a defect or non-conformity with respect to the SCR catalyst life then Seller may, at its option and expense, engage a third party emissions testing contractor, reasonably acceptable to Buyer, to independently measure the SCR performance. Buyer agrees that the EPA Method 7E and CTM-027method are acceptable methods to determine whether such a defect or non-conformity exists.

6.6	Should any defect in any Equipment, items or parts occur more than twice during the Warranty Period with respect to the same or similar items or parts, Seller shall prepare a root cause analysis, reasonably acceptable to Buyer, that defines the changes, repairs or replacements to the Equipment, item or part necessary to avoid further failures of such Equipment, item or part, and shall perform and complete all changes, repairs or replacements indicated in such root cause analysis, regardless of whether the Warranty Period , shall have expired. In each case, Seller shall repeat such process on an iterative basis until the defect is corrected.

6.7

SELLER AND BUYER AGREE THAT, IN CONSIDERATION OF THE EXPRESS WARRANTIES WITH RESPECT TO THE EQUIPMENT AS SET OUT IN THIS CLAUSE SC-6 (WARRANTIES), SUCH WARRANTIES ARE EXCLUSIVE AND ALL OTHER WARRANTIES RELATED TO THE

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EQUIPMENT, WHETHER STATUTORY, ORAL, WRITTEN, EXPRESS OR IMPLIED OR ARISING UNDER LAW OR EQUITY OR CUSTOM OF THE TRADE, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED.

6.8	Pursuant to the provisions of Clause SC-40 (Deferred Delivery), if Equipment is shipped to storage by Seller, such Equipment shall be stored in accordance with Seller’s recommendations; and the Warranty Period shall be extended for the period such Equipment is in storage up to a maximum extension of twelve (12) calendar months.

6.9	The remedies provided for in this Clause SC-6 (Warranties) with respect to any Work or Equipment which fails to satisfy the warranties stated in Clause SC-6.1 during the Warranty Period shall be the sole and exclusive remedies for Buyer as a result of such failure.

SC-7	PROGRESS

7.1	Seller shall give Buyer information in advance as to its plans for performing each part of its Work as required in SC-8 (Progress Reports). If at any time Seller’s actual progress is inadequate to meet the requirements of this Agreement, and if such situation is not due to a circumstance for which Seller is entitled to an extension of time according to the provisions of General Conditions GC-2 (Changes), GC-3 (Delivery), GC-7 (Suspension), SC-36 (Force Majeure) and SC-40 (Deferred Delivery), Buyer may so notify Seller, which shall thereupon take such steps as may be necessary to improve its progress. If, within a reasonable period of time as determined by Buyer, Seller does not improve performance to meet the currently approved Purchase Order schedule, Buyer may require necessary corrective action to meet the currently approved Purchase Order schedule, without additional cost to Buyer. Neither such notice by Buyer nor Buyer’s failure to issue such notice shall relieve Seller of its obligations to achieve the quality of Work and meet other obligations set forth under this Agreement.

SC-8	PROGRESS REPORTS

8.1	On a monthly basis, by the 25th Day of each month, or as otherwise agreed to by Buyer and Seller, Seller shall prepare and submit a written progress report in a form reasonably acceptable to Buyer, which report shall include information on Seller’s activities with respect to: (i) a description of Seller’s activities including engineering submittals, material purchases, manufacturing and testing progress to meet the Guaranteed Milestone Dates as set forth in this Agreement, (ii) an identification and evaluation of problems including but not limited to an explanation and evaluation, in reasonably sufficient detail, of any factors which have had or are anticipated to have a material effect on meeting the Guaranteed Milestone Dates as set forth in this Agreement , (iii) fabrication, assembly, testing, Buyer-witnessed inspection, and Delivery schedule including monthly updates (iv) a description of the progress payments which have been received from Buyer as compared with the achievement of progress payment milestones set forth in Clause SC-18 (Payment Schedule), (v) quality assurance reports pertaining to Equipment and (vi) all other information reasonably requested by Buyer.

8.2	Seller shall promptly give notice to Buyer of any change to its manufacturing, testing, or Delivery schedules to the extent such change may impact Buyer’s activities.

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8.3	On the date hereof and within sixty (60) days after the end of each calendar quarter and until expiration of the Warranty Period, Seller shall deliver to Buyer a copy of its unaudited quarterly financial statement which shall include its comparative balance sheet, income statement and cash flow statement for such quarter. In addition, within ninety (90) days after the end of each fiscal year of Seller, Seller shall deliver to Buyer a copy of its unaudited annual financial statement which shall include its comparative balance sheet, income statement and cash flow statement for such year. Each such annual and quarterly financial statement shall be prepared in accordance with generally accepted accounting principles consistently applied. Upon Buyer’s or Owner’s request, Seller will make a representative available to discuss any such quarterly and annual financial statement and Seller’s financial status with Buyer and/or Owner.

SC-9	DOCUMENT TURNAROUND

9.1	Seller shall meet the respective Guaranteed Document Milestone Dates defined in Section 2, Material Requisition, Appendix B.

9.2	Documents, which are identified in Section 2, Material Requisition, Appendix B, as subject to Buyer’s review, shall be returned to Seller by Buyer stating the review status and details of any necessary amendments. Such documents shall be returned to Seller within twenty one (21) Days of Buyer’s receipt. All documents not accepted (returned Status 2 or 3 as defined in Section 2, Material Requisition, Appendix B) must be corrected by Seller and resubmitted within fourteen (14) Days. The Guaranteed Milestone Date for engineering submittals shall be extended to reflect any delay in final submittal due to changes ordered by Buyer in accordance with Clause GC-2 (Changes) provided such changes were not ordered due to Seller’s failure to comply with its obligations under this Agreement.

SC-10 BUYER’S USE OF SELLER’S SUPPLIED DESIGN DATA

10.1	Excluding changes solely requested in writing by Buyer for Buyer’s convenience, Seller’s changes of critical engineering submittals such as loads, locations, interfaces, ratings, or spare part recommendation lists that cause redesign, rework and/or changes to Buyer-supplied materials shall be backchargeable to Seller. The backcharges shall be administered in accordance with Special Conditions Clause SC-11 (Backcharges).

SC-11 BACKCHARGES

11.1	In the event Seller’s Work or Equipment is found to be defective as to workmanship or materials or not to be in material conformance with this Agreement or any rework of the Equipment is required by Buyer as a result of deficient technical advisory services rendered by Seller, it is the responsibility of Seller to promptly correct any deficiency when so directed. Buyer will take reasonable measures to discover such noncompliance as quickly as practical; however, failure to do so shall in no way relieve Seller of its responsibility during the term of this Agreement and during the Warranty Period to promptly make such modifications as are required.

11.2	If upon being notified in writing by Buyer of Seller’s deficient Work or Equipment, and having been directed to correct the deficient Work or Equipment by a specific date or another time period agreed to by Buyer depending on the effect of such deficiency, Seller states or by its actions indicates its inability or unwillingness to comply, then Buyer shall proceed to accomplish the corrective work by the most expeditious means available to it and shall be entitled to backcharge Seller for the cost of the required work. The cost categories for which Seller is liable hereunder are the same as those prescribed in Special Conditions Clause SC-6 (Warranties).

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11.3	The cost of such backcharge work provided for herein or elsewhere in this Agreement shall be computed as follows:

(a)	Engineering and other Home office nonmanual labor and field nonmanual labor shall be charged at $100/hr.

(b).	Manual labor shall be charged at $65/hr valid until the end of 2007 and thereafter escalated at 5% per year.

(c).	Material and subcontracts shall be charged at net delivered cost plus 10%.

(d).	Equipment and Tool Rentals shall be charged at prevailing rates in the area plus 10%.

(e).	Thirty percent (30%) shall be added to items A and B for Buyer’s indirect costs, overhead and administration.

11.4	Provided the Project schedule permits, before proceeding on such backcharge work and, if available, Buyer shall endeavor to furnish Seller with a written estimate of the cost of performing the work, and solicit Seller’s signed authorization to proceed. Regardless of Seller’s willingness to provide such written authorization, Buyer, when forced to proceed with the work, upon completion of the work will invoice Seller for actual costs incurred, computed as shown above, or withholds such sum from funds still due Seller under this Agreement.

11.5	In the event the Buyer or Owner have to expend additional time performing expediting, inspection or engineering activities because Seller states (or by its actions indicates) its inability or unwillingness to complete the Work in accordance with the terms of this Agreement, Buyer or Owner shall, on giving reasonable notice, proceed to perform additional expediting, inspection or engineering to facilitate completion. This action will be taken using Buyer’s or Owner’s personnel or agents and Buyer will back charge Seller for the cost of the work at a rate of US 150 Dollars ($150) per hour (valid until the end of 2007 and thereafter escalated at 5% per year) plus actual and reasonable expenses.

SC-12 AUTHORIZED REPRESENTATIVES

12.1	Before starting Work, Seller shall designate in writing an authorized representative, project manager and project engineer reasonably acceptable to Buyer and Owner to represent and act for Seller and shall specify any and all limitations of such representative’s authority. During periods when Work is suspended, arrangements shall be made for an authorized representative acceptable to Buyer for any emergency Work that may be required. All written communications given to the authorized representative by Buyer shall be binding on Seller in accordance with this Agreement. Buyer shall designate in writing one or more representatives to represent and act for Buyer and to receive communications from Seller. Notification of changes of authorized representatives for either Seller or Buyer shall be provided in advance, in writing, to the other Party.

SC-13 ASSIGNMENT

13.1	Neither this Agreement nor any rights, duties or obligations hereunder may be assigned in whole or in part by any Party without the express written consent of the other Party and any such assignment without such written consent shall be null and void.

13.2	Notwithstanding Clause SC-13.1, upon written notice to Buyer, Seller may, without such express written consent, assign compensation due or to become due under this Agreement, provided that

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any assignment of compensation shall be subject to proper set-offs under this Agreement in favor of Buyer, any deductions provided for in this Agreement, and any assurances requested by Buyer.

13.3	Notwithstanding Clause SC-13.1, upon written notice to Seller, Buyer may, without such express written consent, (i) assign all or any part of this Agreement to a subsidiary or Affiliate of Buyer, (ii) following the execution of the Prime Contract, assign all or any part of this Agreement to (a) Bechtel Power Corporation or (b) any other nationally recognized engineering, procurement and construction contractor having an unsecured debt rating as of the date of the assignment of at least BBB- as determined by Standard & Poor’s (or an equivalent rating from an alternative rating source) or (iii) collaterally assign this Agreement to any Financing Party. In the event that this Agreement is assigned to an engineering, procurement and construction contractor other than Bechtel Power Corporation, Seller shall be entitled to a change under Clause GC-2 (Changes) as a Buyer-directed change.

13.4	Upon the assignment of a Party’s obligations hereunder to any permitted assignee, and such permitted assignee’s assumption in writing of such obligations, such Party shall be deemed released from and shall have no further rights, obligations, responsibilities or liabilities under this Agreement; provided, however, for the avoidance of doubt, that Seller’s right to assign contained in Clause SC-13.2 shall in no event release Seller from any obligation under this Agreement.

13.5	All of the rights, benefits, duties, liabilities and obligations of the Parties hereto shall inure to the benefit of and be binding upon their respective permitted successors and permitted assigns.

13.6	On request by Buyer, Seller shall execute a form of assignment agreement in substantially the form set forth in Section 5, Appendix 12 (Assignment Agreement) in the event that Buyer gives notice that it wishes to assign this Agreement pursuant to SC-13.3(ii).

SC-14 ON-SITE SERVICES OF SELLER’S REPRESENTATIVES

14.1	For the services provided by Seller’s Representative at the Site, the following conditions shall apply:

A.	Scope of Services

Seller’s representative(s) shall provide technical assistance, expert guidance and advice to Buyer during installation, start-up, commissioning and testing of Seller’s Equipment, as reasonably required by Buyer so that the Equipment becomes fully operational in accordance with the requirements of this Agreement. Seller’s representative(s) will immediately notify Buyer’s representative if Seller’s representative(s) becomes aware, that Buyer’s installation, start-up, commissioning and testing activities of Seller’s Equipment are not in accordance with Seller’s recommendations and the requirements of this Agreement. Technical assistance will also include active assistance, testing, adjustment, programming and other similar services as reasonably required by Buyer.

B.	Description of Services and Compensation

Seller’s representative(s) shall:

B.1	Attend meetings held at the Site, when requested by Buyer;

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B.2	Confer with construction and start-up personnel regarding Buyer’s plans, schedules, technical advice, expert guidance, and counsel, and provide for Buyer’s consideration Seller’s recommendations for work process improvements;

B.3	Provide an interpretation of Seller and/or sub-supplier-supplied documents as necessary;

B.4	Advise in the process of receiving, handling and storage of Seller supplied Equipment;

B.5	Coordinate with Seller’s design and manufacturing organizations, and that of its sub-suppliers, to resolve any issues involving unclear documents, missing information, missing and/or damaged components;

B.6	Inspect Equipment as it is being installed, checking on clearances, alignments, and cleanliness, and advise Buyer of any observed errors and/or omissions;

B.7	Coordinate the resolution of any defective, non-compliant Equipment, and perform in- process inspection of the corrective action; (for the purposes of clarity, if Seller’s representative(s) engages in a substantial period of technical assistance to resolve any defective or non-compliant Equipment, Seller shall not invoice Buyer for such services of technical assistance)

B.8	Observe the work performed by installation and/or start-up personnel while Seller’s representative is working on the Equipment and advise Buyer of any practice or activity which needs to be modified such that Seller’s recommended installation procedures are followed;

B.9	As required by Seller, arrange and schedule sub-supplier personnel to perform advisory services for systems within its scope of supply;

B.10	Inspect Equipment during Equipment start-up;, verify pre-operational checkout activities have been completed and report to Buyer of any observed errors and/or omissions of Buyer-performed or Owner-performed pre-operational checkout activities; and

B.11	If witnessed, advise Buyer of any potentially unsafe working condition as it relates to the Equipment.

C.	Responsibility

Seller’s representative(s) shall be experienced and qualified to advise and give advice as provided in this Agreement and shall act for and on behalf of Seller. Seller certifies that it is experienced in providing such advice and direction. Seller shall act independently and not as an agent of Buyer or Owner in performing this Work and Seller shall maintain complete control and responsibility over its employees.

D.	Insurance

Without in any way limiting Seller’s liability under this Agreement, Seller including Seller’s Major Subcontractors shall, during the performance of Work by their personnel at the Site, maintain the following insurance in types and amounts shown below with insurers reasonably satisfactory to Buyer. Insurance coverage including the limits to be finalized will be based on specific Project requirements; provided that additional coverage and/or higher limits shall be the subject of a change under GC-2 (Changes).

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D.1	Workers’ Compensation

Statutory requirements at the location of work and in accordance with the statutory requirements applicable to Seller’s Equipment and services under this Agreement.

(Seller shall not utilize occupational accident or health insurance policies, or the equivalent, in lieu of mandatory Workers’ Compensation Insurance or otherwise attempt to opt out of the statutory Workers’ Compensation System).

D.2	Employer’s Liability

$1,000,000 each accident bodily injury by accident

$1,000,000 each employee bodily injury by disease

$1,000,000 annual policy limit bodily injury by disease

D.3	Commercial or Comprehensive General Liability

Including coverage for premises operations, coverage equivalent to broad form property damage, contractual liability, and products and completed operations coverage up to 2 years by annual renewal after Final Completion.

$1,000,000 each occurrence bodily injury and property damage:

$2,000,000 annual general aggregate

$2,000,000 products and completed operations annual aggregate

D.4	Automobile Liability

$1,000,000 each accident combined single limit bodily injury and property damage

D.5	Excess or Umbrella Liability

Seller shall purchase and maintain excess or umbrella liability protection over and above the employer’s liability, commercial general liability, and automobile liability insurance coverage with a limit of $9,000,000 (nine million) per occurrence and annual aggregate. Total coverage limits of $10,000,000 (ten million) each occurrence may be achieved by any combination of primary and excess limits.

The workers’ compensation insurance and any property insurance maintained by Seller shall have an insurer’s waiver of subrogation in favor of Owner and Buyer. In lieu of naming Owner, Buyer and Financing Parties as additional insured, Seller shall provide Owner, Buyer and Financing Parties with owners and contractors protective liability insurance with Owner, Buyer and Financing Parties as the named insured/additional insured as applicable at limits of $2,000,000 each occurrence/$2,000,000 aggregate.

Prior to performance of any service at the Site, Seller shall furnish Buyer with an original certificate of insurance and one (1) copy of the certificates of insurance as evidence of the above required insurance for such Project and such certificates shall provide for thirty (30) Days written notice to Buyer prior to cancellation. Seller’s insurance coverage required above shall non-renew effective January 1 of every year.

The certificates must identify and show the Purchase Order Number and Project Name.

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E.	Visas, Clearances, Site Rules, Facilities

1.	Visas, work permits, medical clearances and evacuation shall be the responsibility of Seller, at no cost to Buyer.

2.	Buyer will provide at no cost to Seller, an office including furniture located at the Site, electricity, toilet trailers, telephone and fax line up to Seller’s Site office, potable water, heating/ventilation,/ air conditioning and cleaning for Seller’s Site offices. Seller shall be responsible for all other office expenses including telephone service, supplies, etc.

3.	Seller’s representative shall abide by the Site safety and security procedures and perform its services per the Site’s work day/work week schedule. Seller’s representative shall be familiar with and observe local customs and laws so as to not endanger Buyer’s ability to perform its work.

4.	Seller shall obtain the authorization of Buyer’s construction manager before leaving the Site.

SC-15 HAZARDOUS MATERIAL DISCLOSURE REQUIREMENTS

15.1	In the performance of this Agreement, Seller shall comply with all Applicable Laws, including, but not limited to, those relating to environmental law, Hazardous Material, and occupational health and safety; provided, however, that Seller shall not be responsible for obtaining any environmental and construction permits required under the Applicable Laws at the Site. If this Agreement calls for the transfer to Buyer and/or Owner by Seller of any chemical substance or mixture, or any material which may generate or release a chemical substance or any hazardous agents, Seller shall provide before or with said transfer a Material Safety Data Sheet (Federal OSHA Hazard Communication Standard, 29 CFR 1910.1200) (or equivalent form for non-U.S. Sellers) and label which are current, accurate and complete, which include but are not limited to a statement of product hazards and precautions for safe use. Copies of the Material Safety Data Sheet (or equivalent form) shall include the Agreement number, shipping location, and shall be sent to the shipping location identified in this Agreement.

15.2	If, during the course of the performance of Seller’s Work, Seller or any Subcontractor discovers in any part of the Site any Hazardous Materials not arising as a result of the performance of Seller’s Work, Seller shall promptly advise Buyer.

15.3	In SC-15.1, the word “OSHA” applies only to that Equipment manufactured in the United States.

15.4	Seller and its Subcontractors shall label Hazardous Material and train their employees in the safe usage and handling of such substances and materials, including any training that is required by Applicable Law.

SC-16 SALES AND USE TAX REQUIREMENTS

16.1

This Agreement shall be viewed as a “Separated Contract” within the meaning of Texas Comptroller’s Sales Tax Rule 34 Tex. Admin. Code § 3.291(a). Seller prices shall not include any Texas sales, excise, use, value add or similar transfer taxes with respect to the sale of the Equipment and related services to be sold to Buyer at the Site, levied by governmental authorities in the United States and Buyer shall be responsible for such taxes (Buyer’s taxes). Seller shall invoice Buyer in accordance with the provisions of SC 17.4 below. In addition to the invoices for the Agreement Price, Seller shall invoice such “Buyer’s taxes” to Buyer as required by state law. Buyer shall remit such sales tax or produce an appropriate valid exemption certificate. Buyer will

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provide, or will cause to be provided to, Seller with any exemption certificates and other relevant documents in sufficient time to claim any tax exemptions associated with this Agreement, but in all events will be supplied prior to shipment of Equipment. Additional taxes along with associated interest and penalties assessed to Seller by Governmental Authorities for denied exemption shall be Buyer’s responsibility. The Parties agree to mutually work together in good faith to implement a tax strategy to minimize the taxes payable by both Parties in connection with the performance of this Agreement.

16.2	Seller is responsible for and the prices specified herein include: taxes arising out of its performance of the Work including import duties, customs duties and harbor and other taxes for imported items as specified by Incoterms 2000 (in an amount based upon Delivery in the United States); taxes based on Seller’s presence in any taxing jurisdiction; and franchise, income and corporate taxes.

16.3	SELLER SHALL PAY ALL OTHER TAXES, LEVIES, DUTIES AND ASSESSMENTS OF EVERY NATURE, OTHER THAN THOSE EXCLUDED HEREIN, DUE IN CONNECTION WITH WORK UNDER THIS AGREEMENT; SHALL MAKE ANY AND ALL PAYROLL DEDUCTIONS REQUIRED BY APPLICABLE LAW; AND HEREBY INDEMNIFIES AND HOLDS HARMLESS THE INDEMNIFIED PARTIES FROM ANY LIABILITY ON ACCOUNT OF ANY AND ALL SUCH TAXES, LEVIES, DUTIES, ASSESSMENTS, AND DEDUCTIONS.

SC-17 PRICE AND PAYMENT

17.1	Provided that no payment will be due earlier than as provided in SC-18 (Payment Schedule), Seller shall be paid, except as otherwise stated in this Agreement, thirty (30) Days after the last Day of the month in which the invoice is submitted, the prices stipulated herein for Equipment, technical advisory services and training, however, payments in dispute may be withheld or portions thereof may be deducted if, in Buyer’s reasonable opinion, Seller has not achieved the agreed to milestone in accordance with Clause SC-18 (Payment Schedule) of this Agreement. Notwithstanding anything to the contrary in this Agreement, Buyer shall be entitled to make payment to Seller for materials and equipment in advance of the dates by which payment would otherwise be required to be made and in such event title to such materials and equipment shall transfer to Buyer immediately upon such payment being made.

17.2	Payment terms shall be in accordance with this SC-17 (Price and Payment) and SC-18 (Payment Schedule) provided proper invoices are received in a timely manner, and subject to any limitations as provided elsewhere in this Agreement.

17.3	Seller shall promptly pay each Subcontractor with which Seller has a direct contract the amount to which such Subcontractor is entitled. Seller shall, by an appropriate agreement with each such Subcontractor, require such Subcontractor to make payments to its Subcontractors in a similar manner. Upon reasonable prior notice, Buyer reserves the right to make payments due hereunder directly to Subcontractors of Seller whenever Buyer has reason to believe Seller has not paid or is likely not to pay any amounts due them on a timely basis. The amount of any such payments made by Buyer directly to Subcontractors shall be credited against any payments otherwise due from Buyer to Seller.

17.4	Buyer may elect to pay Seller through Buyer’s electronic disbursement system (EDS). Seller shall advise Buyer in writing within ten (10) Days prior to due date of first invoice of the bank and account number to which EDS payments may be made to Seller.

17.5

As a condition to the validity of each interim invoice and as a condition of payment to Seller, Seller shall provide to Buyer with each invoice a partial lien waiver and release from itself in the form as provided in Section 5, Appendix 1 (Form of Conditional Waiver and Release Upon Progress Payment) and a partial lien waiver and release from each Major Subcontractor. If any such Major

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Subcontractor has completed all work that such Major Subcontractor is to perform, Seller shall also submit with the invoice a final lien waiver and release in the form as provided in Section 5, Appendix 2 (Form of Conditional Waiver and Release Upon Final Payment) from such Major Subcontractor, and require that such Major Subcontractor submit within ten (10) Business Days an unconditional final lien waiver and release in the form as provided in Section 5, Appendix 3 (Form of Unconditional Waiver and Release Upon Final Payment). As a condition to the validity of Seller’s final invoice and as a condition of the final payment to Seller, Seller shall provide with such invoice a final lien waiver and release from itself in the form as provided in Section 5, Appendix 2, and within ten (10) Business Days of receipt of payment, Seller shall deliver to Buyer an unconditional final lien waiver and release from itself in the form as provided in Section 5, Appendix 3.

17.6	Acceptance by Seller of the final payment shall constitute a release by Seller of Buyer, Owner, their respective Affiliates, the Financing Parties, if any, and every officer, director, manager partner, employee and agent thereof from all liens (whether statutory or otherwise and including mechanics’ or suppliers’ liens), claims and liability hereunder with respect to any Work performed or furnished in connection with this Agreement, or for any act or omission of Buyer or of any Person relating to or affecting this Agreement, except claims for which Seller has delivered a notice of dispute to Buyer.

17.7	In accordance with Clause SC-16.1 above, if required by Buyer, Seller shall break down the Agreement Price into the following categories and shall issue the Buyer separate invoice for each:

(i)	“incorporated materials qualifying for exemption as manufacturing equipment”, which is for the cost of Equipment (equal to the actual raw material or equipment cost incurred by Seller without the addition of any labor (including fabrication labor), fees, profit or other costs) that is incorporated into the Project and qualifies for exemption as “manufacturing equipment” pursuant to Texas Tax Code § 151.318 or Texas Comptroller’s Sales Tax Rule 34 Tex. Admin. Code § 3.300;

(ii)	“incorporated materials not qualifying for exemption as manufacturing equipment”, which is for the cost of Equipment (equal to the actual raw material or equipment cost incurred by Seller without the addition of any labor (including fabrication labor), fees, profit or other costs) that is incorporated into the Project and does not qualify for exemption as “manufacturing equipment” pursuant to Texas Tax Code § 151.318 or Texas Comptroller’s Sales Tax Rule 34 Tex. Admin. Code § 3.300;

(iii)	“equipment and materials transferred to Owner as tangible personal property”, which is for the cost of Equipment such as chemicals and lubricants and operating supplies and spare parts that Seller transfers to Buyer as tangible personal property;

(iv)	“taxable services resold to Owner”; and

(v)	labor and other costs, which is a single combined amount for labor; Equipment that is not included in the above-described categories; rentals; consumable supplies; taxable services not resold to Owner; and all other costs.

17.8	Payment delays by Buyer:

i)

In the event that Buyer fails to make payment of an amount properly invoiced by Seller and due to Seller under this Agreement in a case where Buyer has not disputed the payment of such amount, and such failure to pay continues beyond thirty (30) days after the due date for payment, the Seller shall be entitled to payment of interest on such

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unpaid amount for the period of delay in excess of such thirty (30) days. The rate of interest shall be calculated at two percent (2%) over the per annum rate of interest equal to the prime lending rate as may from time to time be published in the Wall Street Journal (Eastern edition) under “Money Rates”; provided the interest rate shall never exceed the maximum lawful rate permitted by Applicable Laws.

ii)	In the event that Buyer fails to make payment of an amount properly invoiced by Seller and due to Seller under this Agreement in a case where Buyer has not disputed the payment of such amount, and such failure to pay continues beyond sixty (60) days after the due date for payment, the Seller shall, on thirty (30) days notice to Buyer given any time after the foregoing sixty (60) day period, be entitled to suspend performance of the Work and claim an equitable extension of time (depending upon Seller’s then current production constraints) and reimbursement of the reasonable costs incurred by such suspension.

iii)	For the avoidance of doubt the above remedies available to Seller shall not apply in circumstances where the Buyer has exercised a right granted under this Agreement to withhold payment of sum(s) otherwise due to Seller under this Agreement.

17.9	In addition to Buyer’s rights at law, Buyer shall be entitled to set off any and all liquidated damages or backcharge amounts due to Buyer under this Agreement from any and all sums payable to Seller under any other SP Purchase Order, provided that the foregoing right shall only be exercisable so long as Buyer under each of the SP Purchase Orders in question is the same Person.

17.10	In addition to Seller’s rights at law, Seller shall be entitled to set off any and all sums due to Seller under this Agreement from any and all sums payable to Buyer under any other SP Purchase Order, provided that the foregoing right shall only be exercisable so long as Seller under each of the SP Purchase Orders in question is the same Person.

SC-18 PAYMENT SCHEDULE

18.1	Invoices for furnishing and Delivery of Equipment, Section 1, Item No. 1.1

Each invoice shall be in the percentage amount set forth in Section 5, Appendix 6 (Equipment Invoice Schedule) and submitted upon achievement of respective milestone but not earlier than the time period set forth in Section 5, Appendix 6. Invoices submitted prior to the last Day of the month will be deemed to have been submitted on the last Day of the month.

18.2	Invoices for Technical Representatives – Section 1, Item Nos. 1.2 to 1.4

Invoices shall be submitted on a monthly basis for 100 % of the value of the services rendered.

18.3	Not used.

18.4	Invoice for Training Services – Section 1, Item No. 1.5

Invoice for 100% of amount for the Training Services covered under Section 1, Item No. 1.5 shall be submitted upon completion of Training Services.

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18.5	Seller shall provide a Performance Letter of Credit to Buyer to secure its obligations under this Agreement and all other SP Purchase Orders as follows:

(i)	As a condition to the making of the first payment(s) under any SP Purchase Order(s), Seller shall provide to Buyer a Performance Letter of Credit with an initial value of fifteen percent (15%) of such amount(s) paid.

(ii)	The value of the Performance Letter of Credit will automatically increase in the amount of fifteen percent (15%) of each subsequent payment(s) made under any SP Purchase Order(s), provided however that the value of the Performance Letter of Credit shall not exceed Fifty Million Dollars ($50,000,000).

(iii)	In the event of any demand being made under the Performance Letter of Credit, the value of such Performance Letter of Credit will automatically be restored to a value of Fifty Million Dollars ($50,000,000), provided that any such restoration or restorations shall not exceed an amount equal to Twenty Five Million Dollars ($25,000,000) in the aggregate.

(iv)	On the date that substantial completion is achieved with respect to the last SP Project to achieve substantial completion as defined in the prime contact associated with such SP Project, the value of the Performance Letter of Credit shall be reduced to Ten Million Dollars ($10,000,000).

(v)	The value of the Performance Letter of Credit shall be reduced from Ten Million Dollars ($10,000,000) as follows:

i.	On the date of expiration of the warranty period (as extended) for the first SP Project to reach the end of its warranty period (as extended), the value of the Performance Letter of Credit shall be reduced by One Million Two Hundred Fifty Thousand Dollars ($1,250,000);

ii.	On the date of expiration of the warranty period (as extended) for the second SP Project to reach the end of its warranty period (as extended), the value of the Performance Letter of Credit shall be further reduced by One Million Two Hundred Fifty Thousand Dollars ($1,250,000);

iii.	On the date of expiration of the warranty period (as extended) for the third SP Project to reach the end of its warranty period (as extended), the value of the Performance Letter of Credit shall be further reduced by One Million Two Hundred Fifty Thousand Dollars ($1,250,000);

iv.	On the date of expiration of the warranty period (as extended) for the fourth SP Project to reach the end of its warranty period (as extended), the value of the Performance Letter of Credit shall be further reduced by One Million Two Hundred Fifty Thousand Dollars ($1,250,000);

v.	On the date of expiration of the warranty period (as extended) for the fifth SP Project to reach the end of its warranty period (as extended), the value of the Performance Letter of Credit shall be further reduced by One Million Two Hundred Fifty Thousand Dollars ($1,250,000);

vi.	On the date of expiration of the warranty period (as extended) for the sixth SP Project to reach the end of its warranty period (as extended), the value of the Performance Letter of Credit shall be further reduced by One Million Two Hundred Fifty Thousand Dollars ($1,250,000);

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vii.	On the date of expiration of the warranty period (as extended) for the seventh SP Project to reach the end of its warranty period (as extended), the value of the Performance Letter of Credit shall be further reduced by One Million Two Hundred Fifty Thousand Dollars ($1,250,000);

viii.	On the date of expiration of the warranty period (as extended) for the eighth SP Project to reach the end of its warranty period (as extended), the value of the Performance Letter of Credit shall expire altogether, except with respect to outstanding warranty claims as at such date.

18.6	Buyer shall provide Seller no less than two (2) Business Days notice of its intention to make a demand under the Performance Letter of Credit.

SC-19 TERMINATION PAYMENT SCHEDULE

19.1	Should termination for convenience occur as per Section 4, Clause GC-8 (Termination for Convenience), Seller shall provide reasonable substantiation for amounts for which Seller is entitled to claim under Clause GC-8 (Termination for Convenience). Such reasonable substantiation shall be in sufficient detail to allow evaluation of the amounts properly due to Seller in accordance with Clause GC-8. The amounts payable by Buyer shall not in any event be greater than the amount shown in the month said termination occurs in accordance with the schedule set forth in Section 5, Appendix 7. All invoices for termination shall be paid within ninety (90) Days after mutual agreement of the termination amounts properly payable as per Section 4, Clause GC-8 or within thirty (30) Days after Buyer’s receipt of such termination amounts under the Prime Contract, whichever occurs earlier. Previously made payments shall be deducted from such amounts.

SC-20 RELEASE AGAINST LIENS AND CLAIMS

20.1	Seller shall not directly or indirectly create, incur, assume or suffer to be created by it or any Subcontractor, employee, laborer, materialman or other supplier of goods or services to Seller any right of retention, mortgage, pledge, assessment, security interest, lease, advance claim, levy, claim, lien, charge or encumbrance on the Work, the Equipment, the Site, the Project or any part thereof or interest therein (each a “Seller Lien”). Seller shall keep the Site, the Work, the Equipment, and all Subcontractor equipment and materials free of Seller Liens. Seller shall promptly pay or discharge, and discharge of record, any such Seller Lien or other charges which, if unpaid, might be or become a Seller Lien. Seller shall immediately notify Buyer of the assertion of any Seller Lien.

20.2	If any Indemnified Party becomes aware of any Seller Lien, such Indemnified Party may so notify Seller in writing with a copy to Buyer, and Seller shall then: (a) satisfy and obtain the release of such Seller Lien; or (b) provide to Buyer a bond (or other similar instrument reasonably satisfactory to Buyer) in the amount of such lien. If Seller does not promptly, and in any event within five (5) days after such notice, satisfy such Seller Lien or provide such a bond (or other similar instrument), then Buyer shall have the right, at its option, after written notification to Seller, and subject to Applicable Law, to cause the release of, pay, or settle such Seller Lien, and Buyer at its sole option may first (y) withhold from any payment otherwise due to Seller hereunder an amount equal to all costs and expenses incurred by Buyer in causing the release of, paying, or settling such Seller Lien, including administrative costs, attorneys’ fees, and other expenses; and (z) if withholding is insufficient to cover such costs and expenses, then Buyer may draw on the Performance Letter of Credit in an amount equal to all costs and expenses incurred by Buyer in causing the release of, paying, or settling such Seller Lien, including administrative costs, attorneys’ fees, and other expenses.

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SC-21 INDEMNITY

21.1	SELLER HEREBY INDEMNIFIES AND SHALL DEFEND AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL SUITS, ACTIONS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, CLAIMS, DEMANDS, DAMAGES, LIABILITIES, INTEREST, ATTORNEY’S FEES, COSTS, EXPENSES, AND LOSSES OF WHATSOEVER KIND OR NATURE IN CONNECTION WITH OR INCIDENTAL TO THE PERFORMANCE OF THIS AGREEMENT, INCLUDING THOSE ARISING OUT OF INJURY TO OR DEATH OF SELLER’S EMPLOYEES, WHETHER ARISING BEFORE OR AFTER COMPLETION OF THE WORK HEREUNDER AND IN ANY MANNER DIRECTLY OR INDIRECTLY CAUSED, OCCASIONED, OR CONTRIBUTED TO IN WHOLE OR IN PART, OR CLAIMED TO BE CAUSED, OCCASIONED OR CONTRIBUTED TO IN WHOLE OR IN PART, BY REASON OF ANY NEGLIGENT OR OTHERWISE TORTIOUS OR WRONGFUL ACT OR OMISSION, WHETHER ACTIVE OR PASSIVE OF SELLER, OR OF ITS SUBSELLERS OR OF ANYONE ACTING UNDER ITS DIRECTION OR CONTROL OR ON ITS BEHALF. SELLER’S AFORESAID INDEMNITY AND HOLD HARMLESS OBLIGATIONS, OR PORTIONS OR APPLICATIONS THEREOF SHALL NOT APPLY TO THE EXTENT THAT THE LIABILITY IS CAUSED BY THE NEGLIGENCE OF THE INDEMNIFIED PARTY CLAIMING SUCH INDEMNIFICATION.

FOR ALL WORK IN THE UNITED STATES, SELLER SPECIFICALLY WAIVES ANY IMMUNITY PROVIDED AGAINST THIS INDEMNITY BY AN INDUSTRIAL INSURANCE OR WORKERS’ COMPENSATION STATUTE.

21.2	SELLER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL FINES, PENALTIES AND ASSESSMENTS IMPOSED BY ANY GOVERNMENTAL AUTHORITY INCLUDING REASONABLE LEGAL FEES INCURRED IN CONNECTION THEREWITH FROM OR RELATED TO ANY FAILURE OF SELLER, OR ANYONE ACTING ON SELLER’S BEHALF, TO COMPLY WITH (I) ALL APPLICABLE LAWS, INCLUDING PAYMENT OF TAXES AND DUTIES TO BE PAID BY SELLER AND (II) APPLICABLE PERMITS.

21.3	SELLER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL FINES, PENALTIES, SUITS, ACTIONS, CLAIMS, DAMAGES, DEMANDS FEES, COSTS, EXPENSES AND LIABILITIES (INCLUDING EMOTIONAL DISTRESS), INCLUDING REASONABLE LEGAL FEES INCURRED IN CONNECTION THEREWITH, TO THE EXTENT ARISING OUT OF OR IN CONNECTION WITH ANY HAZARDOUS MATERIAL BROUGHT ONTO THE SITE OR RELEASED FROM THE EQUIPMENT, EXCEPT TO THE EXTENT RESULTING FROM IMPROPER USE, HANDLING OR MAINTENANCE BY OWNER OR ANY OTHER PARTY FOR WHOM SELLER IS NOT RESPONSIBILE AFTER THE EFFECTIVE DATE OF THIS AGREEMENT.

21.4	The Indemnified Parties shall promptly notify Seller of any claim or suit and provide Seller a reasonable opportunity to control the defense and settlement of any claim or suit tendered to Seller under this clause (an “Indemnified Claim”). If Seller assumes the defense of Indemnified Parties in accordance with the provisions of this Clause SC-21 (Indemnity), Seller shall keep Indemnified Parties consulted and reasonably informed of the claims, litigation and negotiations of the Indemnified Claim, and shall pay all legal expenses and reasonable direct costs incurred by the Indemnified Parties in connection with the Indemnified Claim. Subject to Clause SC 21.5, the Indemnified Parties shall be entitled to participate in the defense of any Indemnified Claim at their own expense, and shall provide Seller with all assistance reasonably requested by Seller at Seller’s expense. Seller agrees that it shall only settle an Indemnified Claim if such settlement completely discharges or releases the Indemnified Claim against the applicable Indemnified Parties and does not impose by way of consent decree, injunction or otherwise any restraint or limitations on the applicable Indemnified Parties’ operations or upon the operation or other use of the Equipment or the Facility.

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21.5	If Seller fails to assume the defense or to diligently defend any Indemnified Claim, then the Indemnified Party may, upon giving prior notice to Seller and at Seller’s expense, contest (or with the prior consent of Seller (such consent not to be unreasonably withheld) settle) such Indemnified Claim, and Seller shall be liable for paying the reasonable legal expenses and other direct costs incurred by Indemnified Parties in connection with the Indemnified Claim as such expenses and costs accrue.

21.6	If the defendants in an action on an Indemnified Claim include both Seller and an Indemnified Party, and the Indemnified Party reasonably concludes that there may be legal defenses available to it which are in conflict with those available to Seller, and that such conflict materially prejudices the ability of the counsel selected by Seller to represent both Parties, such Indemnified Party shall have the right to select separate counsel reasonably acceptable to Seller to participate in the defense of such action on its own behalf at Seller’s expense.

SC-22 NONDISCLOSURE

22.1	Except as required by Applicable Law or applicable stock exchange rules or regulation, Seller and Buyer agree not to divulge to third parties (other than its and its Affiliates, and their respective employees, directors, officers, managers, accountants, attorneys, Financing Parties or authorized representatives), without the prior written consent of the other, any Confidential Information, obtained from or through each other in connection with the performance of this Agreement and Seller and Buyer agree to restrict the use of such Confidential Information solely to uses related to the Project. Seller furthers agree that it will not, without the prior written consent of Buyer and Owner, disclose to any third party any information developed by it or its Subcontractors in the performance of this Agreement and that such information will only be used for purposes related to the Project. If so requested by Buyer, Seller further agrees to require its employees and its Subcontractors and their employees to execute an appropriate nondisclosure agreement prior to performing any Work under this Agreement. This non-disclosure obligation shall remain in full force and effect for five (5) years from the date of Final Completion of the last SP Project. Notwithstanding anything to the contrary in this Agreement, Buyer may divulge Confidential Information to Owner and its Affiliates and their respective employees, directors, officers, managers, accountants, attorneys, Financing Parties and authorized representatives but solely for uses related to the Project.

22.2	Seller shall, on request by Buyer or Owner, execute a separate confidentiality agreement with Owner under which Seller shall agree to keep the Proprietary Operating Information confidential and Seller shall procure that its Subcontractors similarly execute confidentiality agreements with Owner under which they shall agree to keep the Proprietary Operating Information confidential. In addition, on request by Buyer, Seller shall procure that its employees and the employees of its Subcontractors execute individual confidentiality acknowledgements under which they will agree to keep the Proprietary Operating Information confidential.

SC-23 RESERVED

SC-24 RESERVED

SC-25 LABOR DISPUTES AND LOCAL CONDITIONS

25.1	Whenever Seller has knowledge that any actual or potential labor dispute is materially delaying or threatening to materially delay its performance of the Work, Seller shall promptly give written notice thereof, including all relevant information with respect thereto, to Buyer.

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25.2	Seller acknowledges that it has taken steps necessary to examine and ascertain the nature and location of and all conditions relevant to the Work and that it has satisfied itself as to the general and local conditions that can affect the performance of its obligations.

SC-26 PARENT COMPANY GUARANTEES

26.1	Seller shall cause the parent of Seller to execute a Guarantee in the format as set forth in Section 5, Appendix 8 (B & W Parent Company Guarantee), which shall: (i) be established by Seller, at Seller’s expense (including any confirmation charges), (ii) be executed and become operative at the time of execution of the Agreement; and (iii) be valid for the full period of this Agreement.

26.2	Buyer shall cause TXU US Holdings Company to execute a Guarantee in the format as set forth in Section 5, Appendix 14 (TXU Guarantee) which shall: (i) be established by Buyer, at Buyer’s expense (including any confirmation charges), (ii) be executed and become operative at the time of execution of the Agreement; and (iii) be valid until it expires in accordance with its terms.

SC-27 RECORDS

27.1	Seller agrees to retain for a period of five (5) years from the date of Final Completion all records relating to its performance of the Work including Seller’s warranty obligations herein or for such longer period of time as may be required pursuant to any applicable order or decree of any Governmental Authority, and to cause all Major Subcontractors engaged in connection with the Work including the performance by Seller of its warranty obligations herein to retain for the same period all their records relating to the Work, all at no additional cost to Buyer. Seller shall provide and procure reasonable access to such records by Owner and Buyer.

27.2	Additionally, Seller agrees to keep and maintain full, complete and detailed records of all of its costs and allowances as may be claimed by Seller under this Agreement, including costs incurred in connection with changes priced on a time and material basis as set forth in Clause GC-2 (Changes). Seller authorizes independent third parties designated by and paid by Buyer and subject to Seller’s approval (not to be unreasonably withheld or delayed) to inspect and audit, during business hours, such records to the extent required to verify the amounts claimed, including time and material charges. Agreed billing rates, overhead rates and mark-ups are not subject to audit.

SC-28 SCHEDULE AND PERFORMANCE GUARANTEES AND TESTING

The requirements for Schedule and Performance Guarantees and Testing are described in Section 5, Appendix 4 (Performance Guarantees and Liquidated Damages) and Appendix 5 (Schedule Guarantees).

SC-29 EFFECTIVE DATE

29.1	This Agreement shall come into full force and in effect as of the Effective Date.

SC-30 LIMITATION OF LIABILITY

30.1

Seller’s cumulative aggregate liability to Buyer under this Agreement for any claim of any kind, including claims based on fault, negligence (in whole or in part), strict liability or other basis of liability arising out of or in connection with this Agreement (including liquidated damages) or breach thereof shall in no case exceed the Total Liability Limitation; provided, however, that such Total Liability Limitation shall not apply to, and no credit shall be issued against such Total Liability Limitation for, liabilities arising out of Seller’s indemnification obligations under this Agreement,

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including the indemnification obligations contained in Clauses SC-16.3 (Sales and Use Tax Requirements), SC-20 (Release Against Liens and Claims), SC-21 (Indemnity) to the extent such indemnification obligations under SC-21 are covered by Seller’s or its Affiliates’ insurances or any insurance ordinarily arranged to cover the risks subject to such indemnification obligations, of these Special Conditions and in Clauses GC-4 (Title and Risk of Loss), GC-5 (Infringement) and GC-6 (Compliance) of the General Conditions and such limitation shall not apply in the case of fraud or willful misconduct of Seller or any of its Subcontractors.

30.2	Except

(i)	to the extent of damages claimed by third-parties for which either Party has a duty to indemnify hereunder;

(ii)	to the extent that express liquidated damages hereunder are shown to be consequential in nature;

(iii)	to the extent that Seller is entitled to claim for profit under Clause GC-2 (Changes);

(iv)	to the extent that Seller is entitled to claim for costs of suspension under Clause GC-7 (Suspension);

(v)	to the extent of the amounts that Seller is entitled to claim under Clause GC-8 (Termination for Convenience);

(vi)	to the extent that Seller is entitled to claim for costs of suspension under Clause SC-17.8 (Payment Delays by Buyer); and

(vii)	to the extent of the amounts that Seller is entitled to claim under Clause SC-36.7 (Costs for Force Majeure);

notwithstanding anything else in this Agreement to the contrary but subject to the foregoing exceptions, no Party (nor that Party’s Subcontractors) shall be liable to any other Party hereto for any loss of profits, loss of revenue, or loss of use of the Project, losses or costs based on third party contracts, losses, costs or expenses of obtaining, maintaining or repaying finance or capital, or downtime costs, loss of opportunity or goodwill, cost of purchased or replacement power, claims of customers for such damages, or any loss, damage or other liability otherwise equivalent to any indirect consequential, exemplary, or special damages arising from performing or a failure to perform any obligation under this Agreement, whether such liability arises in contract, negligence or otherwise.

30.3	Seller’s aggregate liability for payment of liquidated damages under Section 5, Appendix 4 (Performance Guarantees and Liquidated Damages) and Appendix 5 (Schedule Guarantees), shall not exceed the following:

(a)	Seller’s aggregate liability for Document Delivery LDs shall not exceed **** percent (****%) of the Agreement Price.

(b)	Seller’s aggregate liability for Document Delivery LDs, Equipment Delivery LDs and Substantial Completion LDs shall not exceed **** percent (****%) of the Agreement Price.

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

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(c)	Seller’s aggregate liability for Performance LDs and Reliability LDs shall not exceed **** (****%) of the Agreement Price, provided however that such limitation shall only apply if Seller has met Minimum Performance Criteria and Substantial Completion has been achieved by the Guaranteed Final Completion Date. In addition to receiving the forgoing damages, Buyer shall also have the right to either (1) require Seller to carry out such modifications as may be required to achieve the Minimum Performance Criteria or (2) to obtain a financial settlement from Seller associated with Seller’s liability for failure to achieve such Minimum Performance Criteria, and in either case Seller’s liability shall not be limited to the above sub-cap of **** (****%) percent of the Agreement Price.

(d)	Seller’s aggregate liability for all liquidated damages due under the Agreement shall not exceed **** percent (****%) of the Agreement Price.

30.4	It is the intent of Buyer and Seller that if any provision of this Agreement expressly states that the rights and remedies stated therein are the sole or exclusive (or words of similar import) rights or remedies for the failure to satisfy the applicable obligation arising thereunder, that such rights and remedies shall be the sole and exclusive remedies of the Parties for failure to satisfy such obligations, notwithstanding any remedy otherwise available at law or in equity. To the extent the terms of this Agreement do not provide a remedy for the failure to satisfy an applicable obligation or do not otherwise state that an applicable remedy is a sole or exclusive (or words of similar import) remedy, then the Parties may avail themselves of any right or remedy available at law or in equity for such failure.

SC-31 BUYER DEFAULT

31.1	If (a) Buyer becomes bankrupt or insolvent, or in the event any proceeding is brought against Buyer, voluntarily or involuntarily, under the bankruptcy laws or any insolvency laws which is not dismissed within ninety (90) Days of filing, and (b) in either such case either Buyer or Owner or Financing Parties does not provide financial support for Buyer’s remaining obligations to Seller within a period of ninety (90) days of Seller’s written request, Seller shall be entitled to terminate this Agreement by notice or to suspend performance.

SC-32 BUYER FURNISHED INSURANCE

32.1	Buyer or Owner shall maintain or cause to be maintained “all risk” builder’s risk insurance insuring physical loss or damage to the Work until Substantial Completion including coverage for, but not limited to, flood, earthquake, hurricane, a 50/50 clause, inland transit and temporary on or off-site storage of the Equipment and resultant damage arising out of faulty design, material and workmanship. Seller shall be included as an additional insured as its interest may appear with a waiver of subrogation, but such additional insured status, waiver of subrogation and coverage under the policy shall only be extended to Seller for physical loss or damage caused directly by Seller’s on-site field technical assistance services or for loss or damage resulting from transit or temporary storage of the Equipment. If requested in writing by Seller and to the extent commercially available, coverage shall include Seller as an additional insured for physical loss or damage not covered by Seller’s warranty and subject to Seller paying any additional premium for such coverage. Deductibles for such policy shall be in amounts customary for this type of facility, not to exceed two hundred fifty thousand Dollars ($250,000) during construction and five hundred thousand Dollars ($500,000) during testing, and, to the extent loss or damage is caused by Seller, are for Seller’s account. For periods after the risk of loss has transferred to Owner under the Prime Contract, Seller’s liability for physical loss or damage to the Facility shall be limited to five million Dollars ($5,000,000). For purposes of clarity, the foregoing shall not in any way limit, release or alter Seller’s warranty obligations under this Agreement.

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

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32.2	Seller will be provided a certificate of insurance evidencing this coverage, prior to its arrival on- site, and thirty (30) Days written notice of cancellation of such insurance.

32.3	In the event of a loss, Seller shall cooperate with Buyer and Buyer’s insurer on the loss adjustment.

32.4	Seller’s and each sub-supplier’s respective temporary buildings, tools, equipment and supplies are not covered under Buyer’s builder’s all risk insurance policy.

32.5	Except as provided above, nothing in this Special Condition Clause SC-32 (Buyer Furnished Insurance) shall relieve Seller of any liability or obligation to Buyer under this Agreement including Special Condition Clause SC-6 (Warranties).

SC-33 MARINE CARGO INSURANCE

33.1	Buyer or Owner will provide or cause to be provided, at its cost, marine cargo insurance on a “warehouse-to-warehouse” basis, insuring Equipment to be installed in the Facility against loss or damage arising from customary “all risk” marine perils including but not limited to war and strikes while in transit, temporary and off site storage and 50/50 clause. Seller (including Seller’s subcontractors) shall be included as an additional insured as its interests may appear on such policy, which shall also include a waiver of subrogation in favor of Seller and each insured. The deductible on such policy shall not exceed twenty five thousand Dollars ($25,000) per occurrence.

33.2	Seller shall abide by the following requirements, instructions and conditions of Buyer’s marine cargo insurers and risk management department including the following:

33.2.1	Seller shall not be permitted to utilize “bulk vessels” as defined in “Lloyd’s Registry” for transportation of Equipment.

33.2.2	All critical path material must be stowed under deck unless written permission is received from Buyer stating otherwise, provided however, that the ship’s master may order otherwise for safety reason of the vessel and the cargo.

33.2.3	Seller shall only utilize vessels which are less than twenty (20) years old and classed A-1 America Bureau or equivalent to execute shipment of any Equipment). Buyer may require Seller to comply with any other reasonable requirements notified to Seller not later than 6 months prior to the date of first shipment.

33.2.4	In the event that Seller wants to utilize a vessel which is twenty (20) years old, or older, Seller shall 1) provided that the vessel is deemed insurable by Buyers insurer, be required to pay Buyer for any required additional insurance premiums and obtain a written waiver from Buyer authorizing use of subject vessel or 2) if subject vessel is deemed uninsurable by Buyers insurer, Seller shall obtain, at Seller’s expense, a different vessel which fully meets all requirements of insurability. Seller’s acceptance of this requirement is based upon Buyer’s undertaking to provide notice to Seller within five (5) Days of its rejection of any vessel nominated by Seller, provided Seller shall provide Buyer at least fourteen (14) Days prior written notice of its request to utilize a nominated vessel which exceeds the vessel age limits noted above.

33.2.5

Lashing and securing of Equipment will be performed by Seller or Seller’s authorized representative at the carrier’s berth. Seller must request permission from Buyer, in writing, and Seller must receive permission from Buyer, in writing, prior to deviating from the requirement except as otherwise ordered by the ship’s master related to the safety of the vessel or cargo. Seller will notify shipping agent of the presence of Buyer’s marine insurance surveyor in order to

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facilitate access to the vessel at the time of loading and securing of the freight, the Parties understand, however, that access to a vessel is dependent upon the consent of the ship’s master.

33.2.6	Vessels furnished by Seller, or Seller’s authorized representative, must provide any and all special equipment (such as spreaders and tackle) to handle on-load and off-load of Equipment at port(s) of export, trans-shipment port(s) of import and at the Site construction wharf, if applicable.

33.2.7	Seller will provide at least thirty (30) Days Notice of shipping from port of export of any Equipment including all requested details and arrangements as per Section 8 of this Agreement known to Seller at that time. Seller shall also provide all reasonable assistance to Buyer or the insurers or their authorized representatives in any survey of loading and discharge and shall comply with any reasonable requirements or recommendations or conditions made provided the ship’s master accepts these requirements or recommendations or conditions. Discrepancies may result in extra expenses as a result of these requirements or recommendations or conditions. Buyer shall pay such expenses.

33.2.8	When Seller is to utilize a barge for transportation of material; Seller must adhere to the following requirements.

(a)	Barge must have a gas free certificate/hot works permit.

(b)	Freight/material must be surveyed both at origin and destination points for any damage prior to or after the barging operation.

(c)	Barge must be at loading facility twenty four (24) hours prior to the commencement of loading operations and available for survey.

(d)	Tugs and other units providing power to the barge must be surveyed prior to departure when barging operations will include an ocean transit.

(e)	Tugs must adhere to Buyer’s trip in tow requirement letter when barging operations will include an ocean transit.

33.2.9	Buyer shall provide Seller a certificate of insurance evidencing the marine cargo insurance and any specific requirements Seller must comply with in accordance with such insurance. Buyer shall provide a copy of the final certificate of insurance not later than ninety (90) Days prior to Seller’s first Equipment shipment to the Site.

SC-34 SURVIVAL

34.1	All provisions of this Agreement which are expressly or by implication to come into or continue in force and effect after the expiration or termination of this Agreement, including but not limited to Clauses GC-5 (Infringement), GC-6 (Compliance), SC-6 (Warranties), SC-16.3 (Sales and Use Tax Requirements), SC-21(Indemnity), SC-22 (Nondisclosure), SC-30 (Limitation of Liability) and SC-35 (Dispute Resolution) hereof, shall remain in effect and be enforceable following such expiration or termination.

34.2	The provisions of this Agreement are intended for the sole benefit of Buyer and Seller and there are no third-party beneficiaries hereof, except Indemnified Parties where expressly provided and as contemplated by the terms of this Agreement, including Clauses GC-5, Infringement; GC-6 (Compliance); SC-6 (Warranties); SC-16.3 (Sales and Use Tax Requirements), and SC-21 (Indemnity).

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SC-35 DISPUTE RESOLUTION

35.1	Any and all controversies, disputes or claims between Buyer and Seller arising out of or in any way relating to this Agreement (“dispute”) shall be resolved pursuant to the procedures of this Clause SC-35 (Dispute Resolution).

35.2	Prior to the initiation of any legal action or proceeding permitted by this Agreement to resolve disputes arising between Buyer and Seller, the aggrieved Party shall promptly give notice of the dispute to the other Party (“Notice of Dispute”) including notification of its intent to invoke this dispute resolution procedure. If the Parties shall have failed to resolve the dispute within ten (10) Days of such Notice of Dispute, each Party shall, within five (5) Days thereafter, nominate an officer of its management to meet at the Site, or at any other mutually agreed location, to resolve the dispute. Subject at all times to Clause SC-35.4, if the dispute is not resolved within thirty (30) Days after the date of delivery of the Notice of Dispute, either Party shall be entitled to exercise any remedy available at law or equity.

35.3	TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS. THE PARTIES, TO THE EXTENT THEY MAY LEGALLY DO SO, IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS (OR ANY SIMILAR LEGAL DOCTRINE) OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION IN THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS, AND IRREVOCABLY STIPULATE THAT THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF RELATED TO THIS AGREEMENT. THE PARTIES EACH AGREE, TO THE FULLEST EXTENT PERMITTED BY FEDERAL LAW, NOT TO RAISE ANY OBJECTION TO THE REMOVAL OR TRANSFER TO THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS OF ANY SUCH PROCEEDING THAT IS INITIALLY BROUGHT IN ANY OTHER COURT. THE PARTIES ALSO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES EACH AGREE THAT IT WILL NOT FILE ANY MOTION OR ASSERT ANY DEFENSE IN ANY SUCH PROCEEDING THAT IS INCONSISTENT WITH THE FOREGOING AGREEMENTS, WAIVERS, CONSENTS OR STIPULATIONS. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT. AS OF THE EFFECTIVE DATE OF THIS AGREEMENT, EACH PARTY BELIEVES THAT THE REQUIREMENT OF DIVERSITY OF CITIZENSHIP OF THE PARTIES (ONE OF THE REQUIREMENTS NEEDED FOR A FEDERAL COURT TO HAVE SUBJECT MATTER JURISDICTION OVER A DISPUTE BETWEEN THE PARTIES) IS MET.

35.4	Pending final resolution of any dispute, Seller shall proceed diligently with performance of the Work in accordance with this Agreement and any Buyer’s decision or instruction.

SC-36 FORCE MAJEURE

36.1	Excuse of Performance

(a)	Notwithstanding any other provisions of this Agreement (excepting Clause SC-36.2(b), GC-2 (Changes), GC-3 (Delivery), and GC-7 (Suspension)), any obligation of either Party

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under this Agreement shall be excused only to the extent that the Party’s inability to perform is caused by Force Majeure. Each Party shall use all reasonable efforts to cure, minimize, mitigate or remedy the effects of Force Majeure.

(b)	Notwithstanding that Force Majeure may otherwise exist, the provisions of this Clause 36 (Force Majeure) shall not excuse the payment of money due by any Party.

36.2	Notification Obligation

If either Party’s ability to perform its obligations under this Agreement is affected by an event of Force Majeure, such Party shall, within two (2) Business Day after the occurrence of such event of Force Majeure, give written notice to the other Party of the occurrence of such event. Within three (3) Business Days after delivery of such notice, the Party claiming an event of Force Majeure shall provide reasonable evidence to the other Party of the nature of the event, its anticipated duration and effect upon the performance of such Party’s obligations, and any action being taken to avoid or minimize its effect. The Party claiming an event of Force Majeure shall have a continuing obligation to deliver to the other Party additional documentation and analysis supporting its claim regarding an event of Force Majeure promptly after such information is available to the Party claiming such event of Force Majeure. The burden of proof shall be on the Party claiming to be affected. Within five (5) Business Days after an event of Force Majeure has ended, the Party that was affected by such event of Force Majeure shall give written notice to the other Party of: (i) the length of time such event of Force Majeure was in effect and such Party was affected by the impact of such event; and (ii) the effect, if any, such Party claims such event of Force Majeure had on the applicable Guaranteed Milestone Delivery Dates. If Seller fails to provide written notice of an event of Force Majeure within the time specified in this Clause SC-36.2, Seller’s entitlement to adjustments to the Guaranteed Milestone Delivery Dates shall be reduced to the extent Buyer has suffered any material adverse impact as a result of Seller’s delay in providing such written notice.

36.3	Scope of Suspension; Duty to Mitigate

The suspension of or impact on performance due to an event of Force Majeure shall be of no greater scope and no longer duration than is required by such event. The excused Party shall use its reasonable efforts:

(a)	to mitigate the duration of any suspension or delay in, or other impact to the performance of its obligations under this Agreement;

(b)	to continue to perform its obligations hereunder; and

(c)	to remedy its inability to perform, as applicable.

36.5	Seller’s Remedy

As Seller’s only remedy for the occurrence of an event of Force Majeure, and provided that Seller has strictly complied with the provisions of this Article SC-36 (Force Majeure), if an event of Force Majeure occurs the affected Guaranteed Milestone Delivery Dates shall be adjusted by the period of time, if any, that Seller is actually and demonstrably delayed in the performance of its critical path activities as a result of the impact of such an event of Force Majeure.

36.6	Buyer Self-Help

If Seller claims that Force Majeure has caused it to suspend or delay performance of the Work, and Buyer has given Seller reasonable notice of action Seller could lawfully and reasonably take

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to remove or relieve the Force Majeure but Seller has failed to take such action, Buyer may, at its sole discretion, but without prejudice to its rights against Seller under this Agreement, take such action itself to remove or relieve the Force Majeure and thereafter require Seller to resume full or partial performance of the Work.

36.7	Costs for Force Majeure

In the event that one or more Force Majeure events continues for more than one hundred thirty (130) Days in the cumulative aggregate, then Seller shall give notice to Buyer to such effect and, from that date forward, Seller shall be entitled to reimbursement for additional costs reasonably and necessarily incurred by Seller on account of prolongation of such Force Majeure to the extent that such additional costs are actually incurred. Seller shall use all reasonable efforts to minimize such costs. Upon mutual agreement as to the additional costs to which Seller is entitled on account of such Force Majeure, Seller shall be entitled to invoice Buyer for such costs and Buyer shall make payment of such invoice within forty five (45) days of invoice receipt.

SC-37 SAFETY FOR BUYER REPRESENTATIVES

37.1	Seller shall provide safety glasses, hard hats and toe protection, where applicable, for Buyer representatives while present at or in Seller’s plants and the plants of Seller’s Subcontractors for any purpose in connection with the Equipment or any part thereof, being furnished by Seller under this Agreement. While present at such plants, Buyer’s representatives shall be escorted and shall comply with Seller’s security rules and wear guest badges at all times. If, at any time, a Buyer representative deems that the conditions at Seller’s plants or the plants of Seller’s Subcontractor are unsafe and promptly notifies Seller accordingly, Buyer’s representative(s) shall be entitled to suspend their activities (including, but not limited to, any activities relating to expediting, quality surveillance and delivery) at such plants until such time as the unsafe conditions are resolved by Seller’s to Buyer’s reasonable satisfaction.

37.2	If any Buyer activities are suspended under this Clause SC-37 (Safety of Buyer Representatives), Seller shall promptly reschedule any Work required to be conducted in the presence of a Buyer representative and Seller shall be fully liable for any resulting delay(s).

SC-38 OFFICIALS NOT TO BENEFIT

38.1	Each Party agrees to comply (and to cause its Affiliates to comply) with all applicable national, federal, state and local laws, ordinances and regulations of the United States of America regarding bribery of public officials, including without limitation, all provisions of the United States Foreign Corrupt Practices Act and any amendments thereto (the “Act”). Each Party agrees to advise all of its Affiliates’ officers, directors, members, partners, employees, agents and representatives who are engaged in implementing this Agreement regarding the purposes and provisions of the Act. Each Party agrees to take appropriate steps to ensure that it and its Affiliates and their respective officers, directors, members, partners, employees, agents and representatives will comply with the Act and will not take any actions that would cause the other Party to be in violation of the Act, including without limitation obtaining the agreement of each consultant, Subcontractor or Affiliate it employs in conducting activities for or on behalf of the Project to comply with the Act. Seller shall promptly notify Buyer of any violation of this covenant.

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SC-39 NOTICES

39.1	Any notice or requirement to notify pursuant to the terms and conditions of this Agreement shall be in writing, shall be effective upon receipt and shall be either (a) delivered personally; (b) sent by first class recorded delivery post; or (c) sent by a recognized overnight post or courier service with delivery receipt requested:

IF TO BUYER:

TXU GENERATION DEVELOPMENT COMPANY LLC

1601 Bryan Street

Dallas, Texas 75201

Attn.: Steve Kopenitz

Copy to:

BECHTEL POWER CORPORATION

5275 Westview Drive

Frederick MD 21703

Attn.: Martin Surabian

AND, IF TO SELLER:

THE BABCOCK & WILCOX COMPANY

20 South Van Buren Avenue

PO Box 351

Barberton OH 44203

Attn.: Richard Killion

SC-40 DEFERRED DELIVERY

40.1	Should Buyer elect to delay Delivery to the Site of some or all of the Equipment at least seventy five (75) Days prior to Seller’s planned ex-works date, Seller accepts deferred Delivery provided that:

i.	Seller’s storage and handling costs shall be paid by Buyer; and

ii.	Seller shall be entitled to payment from Buyer as if shipment had been effected; and

iii.	Buyer shall notify Seller at least seventy five (75) Days prior to Seller’s planned ex-works date or when transport has been mobilized whichever is the earlier;

iv.	Such Equipment shall be stored in accordance with Seller’s recommended procedures up to a maximum period of one year unless extended by Force Majeure events.

40.2

If the Equipment cannot be delivered to Buyer, as specified in this Agreement, due to any cause not attributable to Seller, or if Buyer elects in writing not to receive such Equipment when ready for shipment, Seller shall deliver such Equipment to storage. If such Equipment is placed in storage, including storage at the facility where manufactured, the following conditions shall apply: (a) title shall thereupon pass to Buyer or Owner if it had not already passed; (b) any amounts otherwise payable to Seller upon Delivery or shipment shall be payable upon presentation of Seller’s invoices and certification of cause for storage; (c) other than as provided in the provisions of SC-40.1, all expenses incurred by Seller, such as for preparation for and placement into storage, handling, inspection, preservation, insurance, storage, removal charges, additional costs for Seller retaining risk of loss and any incremental taxes, including sales and use, shall be payable by Buyer upon submission of Seller’s invoices; and (d) when conditions permit, Seller

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shall resume Delivery of the Equipment to the originally agreed point of Delivery. Seller shall continue to be liable under this Agreement for the timely Delivery of the Equipment, as such guaranteed Delivery dates shall be adjusted as a result of such shipment to storage. Seller shall provide reasonable written notice to Buyer of its intent to ship to storage any Equipment under this Agreement.

Notwithstanding the foregoing or any transfer of title to Owner, Seller shall be responsible for and shall bear any and all risk of loss or damage to the Equipment during transportation until Delivery thereof in accordance with the Delivery provisions of this Agreement. Furthermore, while the Equipment is in such storage, Seller shall be responsible, until Delivery or the first anniversary of storage whichever is the earlier unless extended by Force Majeure events, for maintaining the Equipment in accordance with its own recommendations and, except as provided above, no other provisions of this Agreement shall be changed or modified as a result of such storage.

SC-41 ORDER OF PRECEDENCE

41.1	This Agreement shall be interpreted as a consistent and compatible whole. If however, an unintentional ambiguity or conflict is discovered to exist between or among separate provisions contained herein, Buyer and Seller agree to resolve such conflicts by application of the following order of precedence:

A.	Purchase Order Form

B.	Section 5 - Special Conditions

C.	Section 4 - General Conditions

D.	Section 1 - Pricing

E.	Section 2 - Technical Specifications

F.	Section 3 - Drawings and Data

G.	Section 6 - Supplier Quality Surveillance

H.	Section 7 - Expediting

I.	Section 8 - Shipping Instructions

J.	Section 9 - Invoicing Instructions

SC-42 QUANTITY GUARANTEES

42.1	To reduce field erection manpower requirements and minimize field welding the following principles apply to the agreed offsite shop fabrication and assembly shown in Section 5, Appendix 11 (Guaranteed Quantities):

(a)	Truck and rail access is available to the Site. [Rail Service is available to the following sites: Martin Lake, Big Brown, Monticello; at the other four sites rail service is located nearby on existing railroads.]

(b)	All components will have rigging attachments shop installed as required and clearly marked with weight, center of gravity and any special rigging instruction in addition to equipment specific rigging plans included in the document submittal requirements of this requisition

(c)	Match marks which are applied for shop assembly which are not removed for coating will be left intact.

42.2

Seller guarantees that Seller’s quantities will not exceed the quantities for those items specifically stated in Section 5, Appendix 11 (Guaranteed Quantities) of these Special Conditions. Buyer will quantify the installed measurements to Seller The degree to which Seller guaranteed quantities

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shown in Section 5, Appendix 11 differ from actual quantities shall be measured by comparing the final design drawings to the guaranteed quantities as shown in Section 5, Appendix 11. If the quantities are disputed by Seller, as-built drawings or additional measurement may be used to assist in resolving the quantity dispute. In the event Seller fails to meet the quantity guarantees for items stated in Section 5, Appendix 11 to the Special Conditions, Seller shall, for each quantity item listed pay the relevant unit rate times the actual number of units which exceed the quantity guarantee. If unit rates for exceeding guaranteed quantities are not established for guaranteed items in this Section 5, Appendix 11 to these Special Conditions, Seller shall compensate Buyer for Buyer’s additional costs reasonably incurred in receiving, storing, installing and testing quantities in excess of those guaranteed, such compensation to be computed in accordance with Clause SC-11 (Backcharges). (See Example below.) Seller shall not be deemed to have guaranteed quantities for any items not assigned values in Section 5, Appendix 11, including any associated minor pieces unless identified in Appendix 11. Minor parts are not included in the piece counts and are not used in setting the Unit Cost. Minor parts are defined as small parts of larger assemblies typically functioning as connections or seals, such as, but not limited to, bolts, nuts, washers, pins, clips, spacers, and seals and weighing less than 70 lbs. The guaranteed quantities will be offset in the event actual quantities for other items listed in Section 5, Appendix 11 are less than the guaranteed quantities. Such credit will be calculated on a dollar basis against the cost of the liability for exceeding other relevant quantity guarantees. Buyer will not reimburse Seller for the amount of offsets which cause an overall credit to Seller.

Example: Appendix 11 includes guaranteed quantities for downcomer pipe with 16 in. diameter and Unit Cost for this item and size. Actual size supplied is 18 in. diameter. No rate is established for an 18 in. diameter downcomer. Actual quantities exceed guaranteed quantities. Seller then compensates Buyer for additional costs listed in SC-42.2, Paragraph 1, lines 12, 13, and 14.

SC-43 RULES OF INTERPRETATION

43.1	Except as otherwise provided herein, the following rules of interpretation shall apply to this Agreement:

(a)	Terms defined in a given number, tense, or form shall have the corresponding meaning when used in this Agreement with initial capitals in another number, tense, or form. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(b)	The terms such as “hereof,” “herein,” “hereto,” “hereinafter,” and other terms of like import are not limited in applicability to the specific provision within which such references are set forth but instead refer to this Agreement taken as a whole.

(c)	When a reference is made in this Agreement to a Section, Appendix, Attachment or Clause, such reference is to Section, Appendix, Attachment or Clause to this Agreement unless otherwise specified.

(d)	The word “include,” “includes,” and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation,” unless otherwise specified shall not be deemed limited by the specific enumeration of items, but shall be deemed without limitation. The term “or” is not exclusive.

(e)	A reference to any Party to this Agreement or any other agreement or document shall include such Party’s predecessors, successors and permitted assigns.

(f)	The Parties have participated jointly in the negotiation and drafting of this Agreement. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

By Seller:	By Buyer:

Section 5, Special Conditions

25280-000-POA-MBPX-00001

SC-44 PUBLICITY

Seller shall not make any announcement or publication concerning the Work or the Project, without Buyer’s and Owner’s prior written consent.

SC-45 CO-OPERATION IN FINANCING

45.1	Seller understands that Owner may obtain financing for the Project consisting of: (a) one or more construction or permanent loans, to be secured by all or a portion of the Project and Buyer’s rights under this Agreement; (b) lease financing pursuant to which Buyer may assign this Agreement to one or more Financing Parties that may then collaterally assign this Agreement to other Financing Parties or sub-assign all or any portion of Buyer’s rights and obligations hereunder to Owner or an Affiliate of Owner; or (c) a combination thereof. In connection therewith, notwithstanding anything contrary in this Agreement, Seller shall: (x) execute any assignments, any amendments and modifications hereto reasonably requested by the Financing Parties; (y) promptly execute or consent to other documents to the extent reasonably required by the Financing Parties, which consents may, among other things, include provisions whereby Seller agrees to: (i) provide such Financing Parties reasonable notice of and opportunity to cure any Buyer’s defaults hereunder; (ii) allow such Financing Parties (as security for Owner’s financing) to be assigned all of Buyer’s rights hereunder and in such assets in the event of a default of Buyer; provided, however, that Buyer and/or Owner shall keep Seller currently informed of such assignment or reassignment; and (iii) provide for other customary investor or lender protection provisions that are not in violation of Applicable Law, and (z) deliver customary legal opinions of counsel to Owner. Buyer shall reimburse Seller for any reasonable expense of third party professionals engaged by Seller to comply with its obligations in this Clause SC-45 (Co-operation In Financing). Seller shall respond promptly to reasonable requests for existing information regarding the qualifications, experience, past performance and financial condition of Seller and other matters pertaining to Seller’s obligations hereunder. Notwithstanding the foregoing, under no circumstances shall Seller be obligated to enter into any amendment and modification of this Agreement, or any other agreement with Buyer or the Financing Parties, that materially (i) reduces Seller’s rights as set forth in this Agreement; (ii) increases Seller’s cost or risk to perform the Work, or (iii) reallocates to Seller any risks or obligations that are allocated to Buyer under this Agreement.

45.2	Seller shall provide such data, reports, certifications and other documents, up to a maximum of ten (10) copies each, or assistance related to the Work or this Agreement as may be reasonably requested by the Financing Entities with respect to the financing of the Project; provided, however, that the provision of this information shall not in any manner modify Seller’s rights or obligations under any other provision of this Agreement.

45.3	Seller shall to the extent reasonably requested by Owner or Buyer, assist Owner and Buyer in dealing with Governmental Authorities and Financing Entities in any and all matters relating to the Work (including any interconnection facilities).

45.4	Seller will each use its reasonable efforts to implement the provisions of this Agreement, and for such purpose, at the reasonable request of the Owner or Buyer, will, without further consideration, promptly execute and deliver or cause to be executed and delivered such assistance, or assignments, consents or other instruments in addition to those required by this Agreement, in form and substance satisfactory to the Parties, that may reasonably deem necessary or desirable to implement any provision of this Agreement.

SC-46 BUYER’S APPROVAL OF SELLER’S MAJOR SUBCONTRACTORS

46.1	To the extent Seller purchases equipment identified in Section 5, Appendix 13 hereto, (List of Major Subcontractors), it will purchase such equipment from Subcontractors included on the list or obtain Buyer’s written approval prior to purchase.

By Seller:	By Buyer:

Section 5, Special Conditions

25280-000-POA-MBPX-00001

46.2	Seller shall ensure that each Subcontractor is licensed or qualified to do business and is in good standing under the laws of the jurisdiction where the Work is to be performed.

46.3	All of the contracts with Subcontractors shall conform to the requirements of this Agreement, insofar as applicable. All Work performed for Seller by a Major Subcontractor shall be pursuant to an appropriate written agreement between Seller and Major Subcontractor which shall contain provisions that:

(a)	Seller shall reasonably preserve and protect all the rights of Owner or Buyer under this Agreement and to the Work to be performed under the Subcontract, so that the subcontracting thereof will not prejudice such rights;

(b)	Seller shall require that the Work to be performed under the Subcontract shall be in accordance with the applicable requirements of this Agreement;

(c)	Seller shall require each Subcontractor to make available a representative with whom Buyer, Owner or the Financing Parties, if any, may, subject to Seller’s coordination and participation, discuss questions regarding the Work being performed by the Subcontractor;

(d)	Seller shall require each Subcontractor to notify Buyer and Owner in the event such Subcontractor intends to discontinue supplying any functional spare parts at any time within five (5) years after completion of such Subcontractor’s work and permit Owner to order any quantity of any of such parts at the prices therefor prevailing prior to such discontinuance of supply;

(e)	Seller shall require each Subcontractor to enter into a new contract directly with Owner on the same terms and conditions as such subcontract in the event that any trustee in bankruptcy for Seller rejects the subcontract, or Subcontractor terminates such subcontract as a result of the bankruptcy of Seller, upon notice to Subcontractor; and where requested by such Subcontractor, presentation of reasonable financial assurances but otherwise not subject to Subcontractor’s consent;

(f)	Seller shall allow assignment, including any performance assurance provided by such Subcontractor, of such agreement to Buyer or Owner, to another contractor that replaces the Seller as designated by Owner, or at Owner’s request, to the Financing Parties, if any, upon the occurrence of an event of default under the Prime Contract or the termination or expiration of this Agreement, upon notice to Subcontractor, and where requested by such Subcontractor, presentation of reasonable financial assurances but otherwise not subject to Subcontractor’s consent;

(g)	Seller shall require each Subcontractor to remove any employee or independent contractor of such Subcontractor used in the Work or in such Subcontractor’s warranty obligations within one (1) Business Day after receiving notice from Buyer that Owner requires removal of such employee or independent contractor;

(h)	Seller shall require each Subcontractor to abide by Seller’s obligations hereunder and to otherwise hold in strict confidence all of Buyer’s and Owner’s Confidential Information; and

(i)	Seller shall require each Subcontractor to deliver to Buyer and Owner any “stop-work” notice or termination notice delivered to Seller pursuant to Applicable Law.

By Seller:	By Buyer:

Section 5, Special Conditions

25280-000-POA-MBPX-00001

46.4	In addition to the above provisions, Seller shall:

(a)	notify Buyer and Owner in the event it intends to discontinue supplying any functional spare parts at any time within five (5) years after completion of its Work and permit Owner to order any quantity of any of such parts at the prices therefor prevailing prior to such discontinuance of supply;

(b)	remove any of its employees or independent contractors used in performance of the Work including its warranty obligations within one (1) Business Day after receiving notice from Buyer that Owner requires removal of such employee or independent contractor, provided that Buyer shall reasonably attempt to consult with Seller prior to such removal;

(c)	deliver to Buyer and Owner any “stop-work” notice or termination notice delivered to Seller pursuant to Applicable Law.

SC-47 TRAINING

To the extent specified herein, Seller shall develop and implement a program to adequately instruct and train personnel made available by Owner. Seller grants Buyer and Owner the right to record all training sessions and replay such recordings for retraining or training of other employees of Owner, Owner’s affiliates, and third party O&M service providers for the Equipment.

SC-48 APPENDICES

The Appendices listed herein in the Table of Contents and attached hereto are incorporated into and are a part of this Agreement.

SC-49 STANDARD PLANT PROGRAM

49.1	It is recognized that this Agreement is being signed in conjunction with a number of other purchase orders signed with Seller (or to be signed with Seller in the future) in connection with Owner’s Standard Plant Program, under which purchase orders Seller will supply (or has supplied) equipment which is identical in all material respects to the Equipment.

49.2	It is further recognized that the overall objectives of the Owner’s Standard Plant Program (“SP Objectives”) are as set out below:

(i)	standardization of equipment supply across all SP Projects;

(ii)	maximization of the benefits of bulk supply and global sourcing;

(iii)	standardization of operation and maintenance practices across all SP Projects; and

(iv)	maximum enhancement of the schedule for engineering, procurement, construction, commissioning, start-up, testing and completion of each SP Project.

49.3	In the course of performance of the Work under this Agreement, Seller shall use commercially reasonable efforts to assist Buyer in the realization of the SP Objectives and shall plan and execute its Work so as to ensure the realization of the SP Objectives to the maximum practical extent.

By Seller:	By Buyer:

Section 5, Special Conditions

25280-000-POA-MBPX-00001

49.4	Without limiting Clause 49.3 above;

(a)	Seller shall select manufacturing and assembly locations for the Equipment which are consistent with the SP Objectives;

(b)	All similar components provided by Seller under each SP Purchase Order shall be identical in all material respects so as to ensure full interchangeability and availability of common spares across all SP Projects; and

(c)	Promptly on Buyer’s request, Seller shall establish a combined spare parts program across all SP Projects, which shall be reasonably acceptable to Buyer and which shall ensure ready access to spare parts as needed for each SP Project.

49.5	Seller shall provide prompt notice to Buyer as to any enhancements Seller is proposing to make to the standard production components for its equipment (together with supporting information as reasonably requested by Buyer) and Seller shall, if requested in writing by Buyer, modify and improve the equipment under each SP Purchase Order in order to incorporate such enhancements, provided that any such enhancements shall be made at no additional cost to Buyer and with no adverse impact to the schedule under any SP Purchase Order.

49.6	Seller shall comply with any written direction from Buyer requiring that equipment (or components therefor) planned to be supplied to one SP Project shall be diverted to a different SP Project. Any such written direction by Buyer shall be treated as a directed change under the SP Purchase Order for the SP Project from which the equipment (or component) was diverted.

49.7	From the Effective Date of this Agreement through the end of the Warranty Period, should Buyer identify any defect or other deficiency in the equipment provided under any SP Purchase Order (or under multiple SP Purchase Orders) which gives Buyer reasonable cause for concern as to the same or similar defects occurring with respect to other SP Purchase Orders, Seller shall submit to Buyer, for Buyer’s approval, a plan for correcting and eliminating such defects. Upon Buyer’s approval of such plan, Seller shall promptly implement such plan and shall provide regular written reports to Buyer as to the implementation of such plan.

49.8	Seller shall negotiate in good faith with Buyer a long term parts and service agreement to be signed with Buyer or Owner with respect to the Equipment.

SC-50 DRAWBACK RIGHTS

This Agreement includes all related US customs duty and import drawback rights if any (including rights developed by substitution and rights which may be acquired from Seller’s suppliers) which Seller can transfer to Buyer. Seller agrees to provide Buyer timely notice of the existence of any such rights and upon request to supply such documents as required to obtain drawback.

SC-51 REPLACEMENT OR REPAIR

On Buyer’s request, Seller agrees to use its reasonable efforts, at Buyer’s expense (provided Seller will make reasonable efforts to minimize these expenses), consistent with the requirements of Clause SC-6.3, to replace or to repair any defect or non-conformity resulting from Buyer’s failure to install, operate or maintain the Equipment in accordance with Seller’s operating and maintenance manuals furnished by Seller to Buyer in accordance with this Agreement.

By Seller:	By Buyer:

Section 5, Special Conditions

25280-000-POA-MBPX-00001

SC-52 ADDITIONAL COMMISSIONING TIME

In the event that Substantial Completion is not achieved by the Guaranteed Substantial Completion Date and the Equipment has achieved its Minimum Performance Criteria and is subsequently in use for a further extended period after the Guaranteed Substantial Completion Date and before commencement of the Warranty Period, then Seller shall be entitled to invoice Buyer an amount of One Hundred Thirty Five Thousand Dollars ($135,000) for each month (or pro rata for portions thereof) during such period when such Equipment is in use and such invoice shall be paid in accordance with Clause SC-17 (Price and Payment), provided however that Seller shall not be entitled to invoice for such amount to the extent that any delay in achievement of Substantial Completion is attributable to Seller.

SC-53 STRUCTURAL STEEL DESIGN

Seller acknowledges that the services of Louis Perry & Associates (“LPA”) may be used by Buyer and/or Owner during the course of the SP Projects and Seller agrees that it will release LPA from any restrictions inhibiting its ability to work for Buyer and/or Owner accordingly.

SC-54 INTELLECTUAL PROPERTY ESCROW AGREEMENT

Within a period of thirty (30) days following the Effective Date, Buyer and Seller shall negotiate in good faith and execute an escrow agreement pursuant to which Seller shall be obliged to submit all design documents and information necessary for completion of the Work to a mutually agreed escrow agent. Such agreement will include without limitation rights of access and use of such design documents and information in the event of termination of this Agreement for Seller’s default, reasonable audit rights in favor of Buyer, Owner and their respective Affiliates and provision for assignment of the agreement.

By Seller:	By Buyer:

Section 5, Special Conditions

25280-000-POA-MBPX-00001

TXU STANDARD PROJECT

PROJECT

SECTION 5 – APPENDIX 1

FORM OF CONDITIONAL WAIVER AND RELEASE UPON PROGRESS PAYMENT

Reference is made to that certain [            ] Agreement dated as of June __, 2006 (the “Agreement”), between (i) [Add Name] and (ii) TXU Generation Development Company LLC (“Buyer”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

[or with respect to Subcontractors:

The undersigned, being duly sworn, states and affirms to Buyer that (i) he/she is a [insert title of person signing] of [insert name of subcontractor] (“Subcontractor”), (ii) Subcontractor has been retained by Buyer to assist Buyer with its Work under the Agreement (the “Project”), (iii) he/she is duly authorized on behalf of Subcontractor to execute and deliver this Conditional Waiver and Release Upon Progress Payment (this “Waiver and Release”) on behalf of Subcontractor, and (iv) he/she is familiar with the facts herein stated.

1. Subcontractor hereby certifies and represents that it has made full payment of costs, charges and expenses incurred by it or on its behalf on account of Work performed through the Effective Date (defined below), including labor, services, materials and equipments supplied to the Project or used in connection with the Work.

2. Subcontractor further certifies and represents that it has submitted an invoice to Buyer for an amount equal to              and, to the extent Subcontractor receives payment therefor, Subcontractor hereby waives, releases, acquits and forever discharges all of its claims for payment and liens for such invoice amount, including without limitation any and all mechanic’s or materialman’s liens, against Owner, Buyer, the Project, the Site, and all of Owner’s other property, which have arisen out of or in connection with its performance of the Work under the Agreement and any amendments thereto or with respect to equipment and materials supplied to or incorporated in the Project and labor performed through the Effective Date.

3. As additional consideration for such payment, the undersigned hereby unconditionally agrees to indemnify and hold harmless each of Owner and Buyer from and against any and all costs, loses, damages, claims, liens, causes of action, judgments and expenses, including but not limited to attorneys fees and costs arising out of or in connection with any claims, demands, rights, liens or causes of action against Owner or Buyer, arising out of the subcontract with Buyer and asserted by the undersigned or any of its vendors, suppliers or subcontractors of any tier or any of their respective representatives, officers, agents or employees.

By Seller:	By Buyer:

Section 5, Appendix 1 – Form of Conditional Waiver and Release Upon Progress Payment

1 of 2

Nothing in this Conditional Waiver and Release Upon Progress Payment shall be deemed or construed to abrogate, amend or release any contractual obligation of Subcontractor or Buyer that either explicitly or by its nature survives occurrence of final completion under such Subcontractor’s purchase order or other agreement with Buyer.

Executed this      day of                     , 200     (the “Effective Date”).

[INSERT NAME OF CONTRACTOR OR SUBCONTRACTOR, as applicable]

By:
Name:
Title:

By Seller:	By Buyer:

Section 5, Appendix 1 – Form of Conditional Waiver and Release Upon Progress Payment

2 of 2

TXU STANDARD PROJECT

PROJECT __

SECTION 5 – APPENDIX 2

FORM OF CONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT

Reference is made to that certain [            ] Agreement dated as of June     , 2006 (the “Agreement”), between (i) [Add Name] and (ii) TXU Generation Development Company LLC (“Buyer”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

[or with respect to Major Subcontractors:

The undersigned, being duly sworn, states and affirms to Buyer that (i) he/she is a [insert title of person signing] of [insert name of subcontractor] (“Subcontractor”), (ii) Subcontractor has been retained by Buyer to assist Buyer with its Work under the Agreement (the “Project”), (iii) he/she is duly authorized on behalf of Subcontractor to execute and deliver this Conditional Waiver and Release Upon Final Payment on behalf of Subcontractor, and (iv) he/she is familiar with the facts herein stated.

1. Subcontractor has performed all Work and has furnished all materials, labor, tools and equipment required from Subcontractor under its subcontract with Buyer through the Effective Date hereof as set forth below.

2. Subcontractor hereby certifies and represents that it has made full payment of costs, charges and expenses incurred by it or on its behalf on account of Work performed through the Effective Date (defined below), including labor, services, materials and equipments supplied to the Project or used in connection with the Work.

3. Subcontractor further certifies and represents that it has submitted an invoice for final payment to Buyer for an amount equal to $             and, to the extent Subcontractor receives payment therefor, Subcontractor hereby waives, releases, acquits and forever discharges all of its claims for payment and liens, including without limitation any and all mechanic’s or materialman’s liens, against Owner, Buyer, the Project, the Site, and all of Owner’s other property, which have arisen out of or in connection with its performance of the Work under the Agreement and any amendments thereto or with respect to equipment and materials supplied to or incorporated in the Project and labor performed through the Effective Date.

4. As additional consideration for such payment, the undersigned hereby unconditionally agrees to indemnify and hold harmless each of Owner and Buyer from and against any and all costs, loses, damages, claims, liens, causes of action, judgments and expenses, including but not limited to attorneys fees and costs arising out of or in connection with any claims, demands, rights, liens or causes of action against Owner or Buyer, arising out of the subcontract with Buyer and asserted by the undersigned or any of its vendors, suppliers or subcontractors of any tier or any of their respective representatives, officers, agents or employees.

By Seller:	By Buyer:

Section 5, Appendix 2 – Form of Conditional Waiver and Release Upon Final Payment

1 of 2

Nothing in this Conditional Waiver and Release Upon Final Payment shall be deemed or construed to abrogate, amend or release any contractual obligation of Subcontractor or Buyer that either explicitly or by its nature survives occurrence of final completion under such Subcontractor’s purchase order or other agreement with Buyer.

Dated this      day of                     , 200     (the “Effective Date”).

[INSERT NAME OF CONTRACTOR OR SUBCONTRACTOR, as applicable]

By:
Name:
Title:

By Seller:	By Buyer:

Section 5, Appendix 2 – Form of Conditional Waiver and Release Upon Final Payment

2 of 2

TXU STANDARD PROJECT

PROJECT

SECTION 5 – APPENDIX 3

FORM OF UNCONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT

Reference is made to that certain [            ] Agreement dated as of June __, 2006 (the “Agreement”), between (i) [Add Name] and (ii) TXU Generation Development Company LLC (“Buyer”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

[or with respect to Major Subcontractors:

The undersigned, being duly sworn, states and affirms to Buyer that (i) he/she is a [insert title of person signing] of [insert name of subcontractor] (“Subcontractor”), (ii) Subcontractor has been retained by Buyer to assist Buyer with its Work under the Agreement (the “Project”), (iii) he/she is duly authorized on behalf of Subcontractor to execute and deliver this Unconditional Waiver and Release Upon Final Payment on behalf of Subcontractor, and (iv) he/she is familiar with the facts herein stated.

1. Subcontractor hereby certifies and represents that it has made full payment of costs, charges and expenses incurred by it or on its behalf on account of Work performed through the Effective Date (defined below), including labor, services, materials and equipments supplied to the Project or used in connection with the Work.

2. Subcontractor further certifies and represents that it has received a final payment from Buyer in an amount equal to $             and Subcontractor hereby waives, releases, acquits and forever discharges all of its claims for payment and liens, including without limitation any and all mechanic’s or materialman’s liens, against Owner, Buyer, the Project, the Site, and all of Owner’s other property, which have arisen out of or in connection with its performance of the Work under the Agreement and any amendments thereto or with respect to equipment and materials supplied to or incorporated in the Project and labor performed through the Effective Date.

3. As additional consideration for such payment, the undersigned hereby unconditionally agrees to indemnify and hold harmless each of Owner and Buyer from and against any and all costs, loses, damages, claims, liens, causes of action, judgments and expenses, including but not limited to attorneys fees and costs arising out of or in connection with any claims, demands, rights, liens or causes of action against Owner or Buyer, arising out of the subcontract with Buyer and asserted by the undersigned or any of its vendors, suppliers or subcontractors of any tier or any of their respective representatives, officers, agents or employees.

By Seller:	By Buyer:

Section 5, Appendix 3 – Form of Unconditional Waiver and Release Upon Final Payment

1 of 2

Nothing in this Unconditional Waiver and Release Upon Final Payment shall be deemed or construed to abrogate, amend or release any contractual obligation of Subcontractor or Buyer that either explicitly or by its nature survives occurrence of final completion under such Subcontractor’s purchase order or other agreement with Buyer.

Dated this      day of                     , 200     (the “Effective Date”).

[INSERT NAME OF CONTRACTOR OR SUBCONTRACTOR, as applicable]

By:
Name:
Title:

Acknowledgment

STATE OF	)
) ss.
COUNTY OF	)

Subscribed to and sworn to before me on this      day of                     , 200[  ], by                                 , as [insert title of person signing] of [insert name of Contractor or Subcontractor, as applicable].

Notary Public

My commission expires:

By Seller:	By Buyer:

Section 5, Appendix 3 – Form of Unconditional Waiver and Release Upon Final Payment

2 of 2

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 4

PERFORMANCE GUARANTEES AND LIQUIDATED DAMAGES

1.0	DEFINITIONS

In addition to the definitions contained in Section 5, Special Conditions, Clause SC-1 (Definitions) , the following defined terms are used in this Appendix:

“Ammonia Consumption Test” means the Performance Guarantee Test conducted by Seller to determine whether the Facility meets the Performance Guarantee with respect to Ammonia Consumption and to determine whether the Equipment meets the Equipment Performance Guarantee with respect to Ammonia Consumption.

“Completed”, when used to describe any Performance Test, means a Performance Test used by Buyer to demonstrate compliance with Facility Performance Guarantees or the Reliability Guarantee, as the case may be, by Buyer to Owner. To the extent applicable, such Performance Test shall also be used to demonstrate to Buyer Seller’s compliance with the Equipment Performance Guarantees.

“EAF” or “Equivalent Availability Factor” means an availability factor for the Facility that will be calculated in accordance with this Appendix 4.

“EEAF” means the Equipment equivalent availability factor that will be calculated in accordance with this Appendix 4.

“Equipment Performance Guarantees” means Seller’s guarantees respecting the Equipment as set forth in Material Requisition MRA-MBPX-00002, Appendix A, Section 6.

“Equipment Performance Tests” means the tests performed to demonstrate whether Seller has met the Equipment Performance Guarantees.

“Facility Performance Guarantees” means, collectively, the Guaranteed Air Emissions, the Guaranteed Ammonia Consumption, the Guaranteed Lime Consumption, the Guaranteed Sorbent Consumption, the Guaranteed Net Electrical Output, the Guaranteed Net Heat Rate, and the Guaranteed Noise Emissions.

“Functional Tests” means the tests described in Clause 5.0 of this Appendix 4.

“Guarantee Conditions” means, for the Equipment, the conditions defined in Material Requisition MRA-MBPX-00002, Appendix A, Table 6.1, for the Equipment Performance Guarantees, and, for the Facility, as agreed between Buyer and Owner for the Facility Performance Guarantees.

“Guaranteed Air Emissions” means the emissions that will be guaranteed in the EPC Contract.

By Seller:	By Buyer:

Section 5, Appendix 4 – Performance Guarantees

and Liquidated Damages

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 4

PERFORMANCE GUARANTEES AND LIQUIDATED DAMAGES

“Guaranteed Ammonia Consumption” means the ammonia consumption guaranteed by Seller to Buyer in Material requisition MRA MBPX-00002, Appendix A, Table 6.1 and will be guaranteed in the EPC Contract.

“Guaranteed Equivalent Availability Factor” or “Guaranteed EAF” means the Equivalent Availability Factor (EAF) that will be guaranteed in the EPC Contract, as further defined in Section 5, Appendix 4, Section 3.0 B., c), i).

“Guaranteed Lime Consumption” means the lime consumption that will be guaranteed in the EPC Contract.

“Guaranteed Net Electrical Output” means the Net Electrical Output that will be guaranteed in the EPC Contract.

“Guaranteed Net Heat Rate” means the Net Heat Rate that will be guaranteed in the EPC Contract.

“Guaranteed Sorbent Consumption” means the sorbent consumption that will be guaranteed in the EPC Contract.

“Guaranteed Noise Emissions” means the noise emissions that will be guaranteed in the EPC Contract.

“Lime Consumption Test” means the Performance Guarantee Test conducted by Buyer to determine whether the Facility meets the Performance Guarantee with respect to Lime Consumption.

“Make Right” with respect to Seller’s obligation to achieve an Equipment Performance Guarantee, or Minimum Performance Criteria where applicable, or to meet Functional Test requirements, means that Seller shall make necessary modifications to the Equipment and perform all other Work, at its sole expense and risk, so that such obligation is fully satisfied and furthermore, Seller’s failure to meet such obligation is not subject to payment of liquidated damages and is not subject to limitations of subcaps included in the Agreement. Seller’s liability for failure to achieve any make right obligation is however subject to the aggregate limitation of the liability provision set forth in Section 5, Clause SC-30 (Limitation of Liability).

“Maximum Net Heat Rate” means a Net Heat Rate equal to ****% of the Guaranteed Net Heat Rate.

“Minimum Net Electrical Output” means a Net Electrical Output equal to ****% of the Guaranteed Net Electrical Output.

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

By Seller:	By Buyer:

Section 5, Appendix 4 – Performance Guarantees

and Liquidated Damages

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 4

PERFORMANCE GUARANTEES AND LIQUIDATED DAMAGES

“Minimum Facility Performance Criteria” means, as applicable, Maximum Net Heat Rate, the Minimum Net Electrical Output, and the continuously monitored Guaranteed Air Emissions (excluding ammonia emissions, which will be measured using method CTM-027, within the time limitations permitted by Applicable Law).

“Minimum Performance Criteria” means, with respect to Equipment has the meaning stated in Section 5, Appendix 4, Clause 3.0 D.

“Net Electrical Output” or “NEO” means the electric output of the Facility (expressed in kW), measured during the Net Electrical Output Test, as delivered to the high voltage side of the main step-up transformers.

“Net Electrical Output Test” means the Performance Guarantee Test described in Clauses 3.0 and 6.0 of this Appendix 4 conducted by Buyer to demonstrate compliance with the Guaranteed Net Electrical Output.

“Net Heat Rate” with respect to Facility, has the meaning detailed in Clause 6 of this Appendix 4.

“Net Heat Rate Test” means the Performance Guarantee Test described in Clauses 3.0 and 6.0 of this Appendix 4 conducted by Buyer to demonstrate compliance with the Guaranteed Net Heat Rate.

“Performance Guarantee Tests” means the Thermal Performance Test, the Ammonia Consumption Test, the Lime Consumption Test, the Air Emissions Test (as set forth in Section 5, Appendix 4, Table 3.0 A, Item q) and the Sorbent Consumption Test.

“Performance Liquidated Damages” or “Performance LDs” means liquidated damage amounts set forth in Clause 3.0 of this Appendix 4 that are payable by Seller to Buyer for failure to meet certain Equipment Performance Guarantees.

“Performance Tests” means, collectively, the Performance Guarantee Tests, the Functional Tests, and the Reliability Test.

“Reliability Guarantee” means the guaranteed EAF or EEAF, as the text applies, as defined in Clause 4.0 of this Appendix 4.

“Reliability Liquidated Damages” or “Reliability LDs” means liquidated damages amounts set forth in Clause 4.0 of this Appendix 4 that are payable by Seller to Buyer for failure to meet the Reliability Guarantee.

“Reliability Test” means the Performance Test described in Clauses 4.0 and 5.0 of this Appendix 4 to determine the EAF and EEAF.

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and Liquidated Damages

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“Sorbent Consumption Test” means the Performance Guarantee Test conducted by Buyer to determine whether the Facility meets the Performance Guarantee with respect to Sorbent Consumption.

“Test Procedures” means the procedures specified for the performance of the Performance Tests or Equipment Performance Tests, and any other tests reasonably required by Buyer.

“Thermal Performance Test” means Net Electrical Output Test or Net Heat Rate Test or both, as the context may require.

2.0	GENERAL

A.	Seller’s obligations respecting the performance of its Equipment include:

a.	The obligations to meet the Equipment Performance Guarantees as set forth in Section 5, Appendix 4, Clause 3.0 or to pay Performance Liquidated Damages for acceptable deviations, as stated in that Clause.

b.	The obligations to meet the guarantee respecting Equipment Equivalent Availability Factor (EEAF) as set forth in Section 5, Appendix 4, Clause 4.0 or to pay Reliability Liquidated Damages for acceptable deviations as stated in that Clause.

c.	The obligations for the Equipment to support successful completion of the Functional Tests, as required under Section 5, Appendix 4, Clause 5.0.

The above-stated obligations do not relieve Seller of its obligations to meet any other performance and/or testing requirements stated in the Technical Specifications.

B.	Successful demonstration of each Facility Performance Guarantee and the Reliability Guarantee, requires both that (a) the Facility demonstrates that it meets the guaranteed performance level for the particular guaranteed item under the conditions specified, and (b) Buyer declares and Owner accept that the particular Facility Performance Test or Reliability Test in which such demonstration occurs is a Completed Performance Test for purposes of Substantial Completion or Final Completion (as applicable) under the Prime Contract.

IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT SELLER SHALL NOT BE CONSIDERED TO HAVE MET ITS OBLIGATIONS UNDER THIS APPENDIX 4 UNLESS THE FACILITY AS A WHOLE HAS MET THE CRITERIA FOR FINAL COMPLETION, EVEN IF SELLER’S EQUIPMENT PERFORMS SATISFACTORILY AND BUYER MUST REPERFORM THE APPLICABLE PERFORMANCE TEST FOR REASONS OUTSIDE SELLER’S CONTROL.

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and Liquidated Damages

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C.	During any Performance Test, the Facility shall comply with all Applicable Laws and the Guaranteed Air Emissions in order for the Performance Test to be considered valid under the EPC Contract.

D.	Liquidated damages shall be payable under this Appendix 4 based on the corrected results of the applicable Completed Performance Test. Seller shall pay any liquidated damages due under this Appendix upon demand.

E.	The Completed Performance Tests (including the Reliability Test) selected and designated by Buyer for Substantial Completion or Final Completion (as applicable) will be the tests selected by Buyer, in consultation with Seller, and accepted by Owner.

F.	The Prime Contract will include an initial cure period beginning on the Substantial Completion Date and ending one hundred eighty (180) days later (“Cure Period”) for the achievement of the Facility Performance Guarantees. In the event that the Facility Performance Guarantees have not been achieved on or prior to the expiry of the Cure Period, Buyer may determine in its sole discretion either (a) to submit to Owner a remedial plan for achievement of the Facility Performance Guarantees, or (b) to decline to submit such a remedial plan.

(i)	In the event that Buyer declines to submit a remedial plan then Performance LDs shall be payable by Seller under this Appendix 4 based on the results of the Completed Performance Test as determined by Buyer and Owner.

(ii)	In the event that Buyer submits a remedial plan (including proposal for extension to the Cure Period (“Cure Period Extension”) but Owner does not approve such remedial plan, then Performance LDs shall be payable by Seller under this Appendix 4 based on the results of the Completed Performance Test as determined by Buyer and Owner; but, notwithstanding payment of such Performance LDs, Seller shall, if required by Buyer, continue to exercise all reasonable efforts during the Cure Period Extension to make all refinements, repairs, and modifications that may be necessary or desirable to enhance Equipment performance up to compliance with a 100% level of achievement of all Equipment Performance Guarantees and shall, if required by Buyer, support the conduct of further Performance Guarantee Tests during the Cure Period Extension, provided that Seller’s reasonable additional costs incurred in connection with such support will be borne by Buyer so long as all Equipment Performance Guarantees have been met as at the expiry of the initial Cure Period and so long as all Equipment Performance Guarantees continue to be met during the Cure Period Extension.

(iii)	In the event that there is a Cure Period Extension then Seller’s liability for Performance LDs with respect to each Equipment Performance Guarantee shall be reassessed based on the results of the Completed Performance Test conducted during the Cure Period Extension, as determined by Buyer and Owner, and

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(x) to the extent that the Performance LDs as reassessed are less than the amount of Performance LDs previously paid by Seller pursuant to paragraph (ii) above, then the amount of the difference shall be refunded to Seller; and

(y) to the extent that the Performance LDs as reassessed exceed the amount of Performance LDs previously paid by Seller pursuant to paragraph (ii) above, then the amount of the difference shall be paid by Seller, in addition to the Performance LDs previously paid by Seller.

(iv)	In the event Buyer submits a remedial plan (including proposal for extension to the Cure Period (“Cure Period Extension”) and Owner approves such remedial plan, then Seller shall, if required by Buyer, continue to exercise all reasonable efforts during the Cure Period Extension to make all refinements, repairs, and modifications that may be necessary or desirable to enhance Equipment performance up to compliance with a 100% level of achievement of all Equipment Performance Guarantees and shall, if required by Buyer, support the conduct of further Performance Guarantee Tests during the Cure Period Extension, provided that Seller’s reasonable additional costs incurred in connection with such support will be borne by Buyer so long as all Equipment Performance Guarantees have been met as at the expiry of the initial Cure Period and so long as all Equipment Performance Guarantees continue to be met during the Cure Period Extension.

G.	Notwithstanding that this Appendix 4 provides for the liquidation of Buyer’s damages for Seller’s failure to achieve the Equipment Performance Guarantees by Final Completion, Seller shall at all times prior to Final Completion, unless Buyer determines that no further refinements or repairs are reasonably likely to improve performance, exercise all reasonable efforts to make all refinements, repairs, and modifications that may be necessary or desirable to enhance Equipment performance up to compliance with a 100% level of achievement of all Equipment Performance Guarantees. Unless previously declared by Buyer, Final Completion for the purpose of establishing liquidated damages will automatically occur on a date certain. Buyer will, to the extent available, allow Seller access to Seller’s Equipment for tuning during the Cure Period.

H.	Except as provided in Section 5, Appendix 4, Clause 2.0 F, upon payment of Performance Liquidated Damages under this Appendix 4, no further repairs and modifications are required to improve performance with regard to the Equipment Performance Guarantees for which the liquidated damages are paid. This provision shall not be construed to limit Seller’s warranty obligations pursuant to Section 5, Special Conditions, Clause SC-6 (Warranties). In the event that the Facility has achieved Substantial Completion but Seller has not achieved all of the Equipment Performance Guarantees, Seller shall be obliged at request of Buyer, to modify, repair, adjust and re-test the Equipment in order to demonstrate achievement of the Equipment Performance Guarantees. In the event that by the earlier of expiry of the Cure Period and the Guaranteed Final Completion Date Seller has failed to achieve any or all of the Equipment Performance Guarantees Seller shall be liable to pay Performance Liquidated Damages to Buyer in accordance with of this Appendix 4, Table 3.1, as reasonably determined by Buyer in respect of those Equipment Performance Guarantees which Seller has failed to achieve.

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and Liquidated Damages

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I.	PERFORMANCE LIQUIDATED DAMAGES SHALL ONLY BE ASSESSED AGAINST SELLER IF LIQUIDATED DAMAGES FOR PERFORMANCE SHORTFALL ARE PAYABLE FROM BUYER TO OWNER UNDER THE PRIME CONTRACT, PROVIDED IF OWNER SUBSEQUENTLY DOES NOT REQUIRE PAYMENT OF SUCH LIQUIDATED DAMAGES FROM BUYER TO OWNER THEN BUYER WILL REFUND TO SELLER ANY SUCH PERFORMANCE LIQUIDATED DAMAGES PREVIOUSLY PAID BY SELLER TO BUYER.

J.	.Further understandings in respect of the Reliability LDs provided in Clause 4.0 are set out in paragraphs a through e below:

a.	Buyer (acting reasonably, fairly and equitably) shall determine responsibility for shortfalls in the guaranteed Facility EAF as between Buyer, Seller and Buyer’s other contractors or suppliers based upon the calculated EEAF of the Seller’s Equipment. If and to the extent that such shortfalls are determined by Buyer (acting reasonably, fairly and equitably) to be the responsibility of Seller, Buyer (acting reasonably, fairly and equitably) in consultation with Seller shall assess and apportion responsibility to Seller.

b.	Buyer shall give written notice to Seller of any determination of responsibility under this clause, and of any resulting assessment and obligation to pay liquidated damages to Buyer on a weekly basis. Buyer will promptly provide Seller with full details of all relevant calculations and with copies of all relevant correspondence and other documents upon which such determination, assessment and attribution were based. Buyer shall endeavor to reach mutual agreement as to responsibility for payment of liquidated damages.

c.	With respect to Reliability LDs, if Owner does not recover or seek to recover from Buyer liquidated damages for failure to achieve the guaranteed Facility EAF under the Prime Contract, Buyer shall not be entitled to recover Reliability LDs, under this Agreement for Seller’s failure to meet his guaranteed EEAF.

d.	In no event shall the Reliability LDs recoverable from Seller and Buyer’s other contractors and suppliers be in excess of the amount of Reliability LDs recovered or sought from Buyer by Owner for failure to achieve the Buyer’s guaranteed Facility EAF under the Prime Contract.

e.	Buyer has the sole right to reasonably determine and declare which tests or series of tests will be used to demonstrate the overall Facility EAF and Seller’s EEAF.

K.	Performance Tests shall be run in accordance with Appendix 4. Buyer shall give Seller reasonable prior notice of the date or dates on which the Performance Tests shall begin and shall consult with Seller as to scheduling for such Performance Tests.

L.	The Parties agree that it would be extremely difficult and impracticable under the presently known and anticipated facts and circumstances to ascertain and affix the actual damages

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that Buyer would incur should the Facility meet the Minimum Performance Criteria but fail, due to reasons attributable to Seller’s Equipment, to meet the Facility Performance Guarantees and/or Reliability Guarantee. Accordingly, the Parties agree that the amounts specified herein for Performance Liquidated Damages and Reliability Liquidated Damages are not intended as penalties but rather as reasonable projections of damages that Buyer might incur for failure to meet the Facility Performance Guarantees and Reliability Guarantee, respectively.

M.	Provided the Facility has achieved Final Completion and the Equipment has met Minimum Performance Criteria, Seller’s maximum aggregate cumulative liability for Performance Liquidated Damages and Reliability Liquidated Damages shall be as set forth in Section 5, Special Conditions Clause SC-30(Limitation of Liability).

N.	The Equipment shall be erected and maintained and operated by Buyer and Owner, as appropriate, in general conformance with Seller’s erection, operation and maintenance instructions as provided by Seller in accordance with the document submittal requirements of this Agreement and as approved by Buyer.

3.0	EQUIPMENT PERFORMANCE AND GUARANTEES, COMPLETION, AND PERFORMANCE LIQUIDATED DAMAGES

A.	Equipment Performance Guarantees

Seller’s Equipment will be tested as part of the Performance Tests or as standalone tests as indicated below. Seller guarantees that in the Completed Performance Tests declared by Buyer to demonstrate the requirements of the Facility to achieve Final Completion under the Prime Contract, Seller’s Equipment will achieve the Equipment Performance Guarantees associated with such Completed Performance Tests as indicated in Table 3.0 A. .

The following table details the Facility Performance Tests, and the Equipment Performance Guarantees associated with the Facility Performance Tests:

Table 3.0 A Performance Tests and Associated Equipment Performance Guarantees

Facility Performance Test		Associated Equipment Performance Guarantees	Reference (from Material Requisition MRA-MBPX-00002, App A)
Performance Guarantee Tests

a.	Thermal Performance Test (Net Electrical Output and Net Heat Rate Tests)	Boiler Fuel Efficiency	Table 6.1, Item b.

b.		Main Steam Temperature	Table 6.1, Item g.

c.		Reheat Steam Temperature	Table 6.1, Item h.

d.		Reheat Pressure Drop	Table 6.1, Item c.

By Seller:	By Buyer:

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and Liquidated Damages

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Facility Performance Test		Associated Equipment Performance Guarantees	Reference (from Material Requisition MRA-MBPX-00002, App A)
e.		Pressure Drop, Feedwater Inlet to Superheater outlet	Table 6.1, Item d.

f.		Reheat Spray Flow	Table 6.1, Item f.
g.

h.		Flue Gas Flow Rate	Table 6.1, Items m. and n.

i.		Boiler Draft loss	Table 6.1, Item l.

j.		Air Heater Leakage	Table 6.1, Item q.

k.		Auxiliary Load	Table 6.1, Item o.

l.		Air Emissions	Table 6.1, Item r. (those emissions to be continuously monitored per Appendix A with respect to the Equipment)

m.	Ammonia Consumption Test	Ammonia Consumption	Table 6.1, Item u.

o.	Lime Consumption Test	None	N/A

p.	Sorbent Consumption Test	None	N/A

q.	Air Emissions Test (not required for Substantial Completion)	Air Emissions	Table 6.1, Item r. (continuous and noncontinuous)

Reliability Test(s) for Final Completion

r.	Reliability Test	Equipment EEAF (Equipment Equivalent Availability Factor)	As described in Clause 4 of this Appendix 4.

Functional Tests for Final Completion

s.	Noise Emissions Test	Noise Guarantee	Table 6.1, Item t.

t.	ERCOT Tests	None	n/a

Any other Equipment Performance Guarantee will be demonstrated as a standalone test, if required to be demonstrated by Buyer.

B.	Completion

To achieve Substantial Completion with respect to performance guarantees, the Facility must demonstrate the Minimum Facility Performance Criteria. So long as the Minimum Facility Performance Criteria is achieved, it is not necessary for the Equipment Performance Guarantees to be achieved in order for the Facility to achieve Substantial Completion.

To achieve Final Completion with respect to performance guarantees, the Facility must:

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a)	Either

i)	meet 100% of all of the Facility Performance Guarantees during the Performance Guarantee Tests while meeting the continuously monitored Guaranteed Air Emissions (as measured by the CEMS, except for ammonia emissions which will be measured using method CTM-027); or

ii)	meet the Minimum Facility Performance Criteria during the Performance Guarantee Tests while meeting the continuously monitored Guaranteed Air Emissions (as measured by the CEMS, except for ammonia emissions which will be measured using method CTM-027) and the applicable performance liquidated damages must be paid under the Prime Contract; and

b)	successfully pass all of the Functional Tests; and

c)	Either

i)	achieve at least the Guaranteed Equivalent Availability Factor of ****%, calculated in accordance with Section 5, Appendix 4, Section 4.0 D during the Reliability Test while meeting the continuously monitored Guaranteed Air Emissions (as measured by the CEMS, except for ammonia emissions which will be measured using method CTM-027); or

ii)	the applicable liquidated damages must be paid under the Prime Contract for failure to meet the guaranteed EAF during the Reliability Test while meeting the continuously monitored Guaranteed Air Emissions (as measured by the CEMS, except for ammonia emissions which will be measured using method CTM-027); and

d)	meet all of the Guaranteed Air Emissions, (continuous and noncontinuous), per the applicable EPA test methods.

The continuously monitored emissions consist of NOx, CO, SO2, Opacity, Mercury. The Performance Guarantee Tests are more particularly described in Clause 6.0 below and will be conducted in accordance with the provisions of Clause 7.0 below.

***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

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and Liquidated Damages

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C.	Performance Liquidated Damages

For the following Equipment Performance Guarantees for which liquidated damages apply, better-than-guaranteed performance (“exceedance”) in one Equipment Performance Guarantee will be allowed to offset worse-than-guaranteed performance (“shortfall”) in another Equipment Performance Guarantee:

a.	Boiler Fuel Efficiency

b.	Reheater Pressure Drop

c.	Pressure Drop, Economizer Inlet to Superheater Outlet

d.	Reheater Spray Flow

e.	Main Steam Temperature

f.	Reheat Steam Temperature

g.	Boiler Draft Loss

h.	Boiler Flue Gas Flow Rate

i.	Boiler Auxiliary Load

For each of these Equipment Performance Guarantees, the liquidated damages rates have been split into output and heat rate components. The aggregate shortfall or exceedance for each Equipment Performance Guarantee shall be multiplied by the output and heat rate components of the liquidated damages rates. Excess performance in the output component of one Equipment Performance Guarantee shall be allowed to offset shortfalls in the output component of another Equipment Performance Guarantee. Similarly, excess performance in the heat rate component of one Equipment Performance Guarantee shall be allowed to offset shortfalls in the heat rate component of another Equipment Performance Guarantee.

After offsetting between Equipment Performance Guarantees, the resultant liquidated damages amounts for the aggregate effects of the Equipment Performance Guarantees on output and heat rate are determined. However, excess performance in the output component of the Equipment Performance Guarantees can not offset shortfalls in the heat rate components of the Equipment Performance Guarantees, and vice versa. Liquidated damages are paid by Seller to Buyer based on the output and heat rate components of the Equipment Performance Guarantees.

Unless specifically identified above as being an Equipment Performance Guarantee subject to the offsetting concept described herein (e.g. ammonia consumption), offsetting shall not be

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allowed. If Buyer and Seller mutually agree not to demonstrate one or more of the above listed Equipment Performance Guarantees, then the offsetting calculation shall exclude the effects of such guarantees. Such offsetting of guarantees shall be calculated using the values of the corresponding Performance LDs defined in Table 3.1. An example calculation of the methodology described above is shown in Section 5, Appendix 4, Attachment 1.

No offsets of any kind shall be applied to the Reliability Guarantee.

If the Equipment fails to achieve an Equipment Performance Guarantee, Seller shall pay as liquidated damages an amount calculated at the rate shown below.

Table 3.1 Liquidated Damages

GUARANTEED PERFORMANCE PARAMETER		REFERENCE (from Tech Spec.)	INCREMENTAL AMOUNT	LD (US $) PER INCREMENTAL AMOUNT (OUTPUT COMPONENT)	LD (US $) PER INCREMENTAL AMOUNT (HEAT RATE COMPONENT)

OFFSETS WITHIN EQUIPMENT PERFORMANCE GUARANTEES ALLOWED

A	Boiler Fuel Efficiency	Table 6.1, Item b.	0.1% point	$****	$****

B	Reheat Steam Pressure Drop	Table 6.1, Item c.	1.0 psi	$****	$****

C	Steam/Water Side Pressure Drop	Table 6.1, Item d.	1 psi	$****	$****

D	Reheat Spray Flow	Table 6.1, Item f.	1000 lb/hr	$****	$****

E	Main Steam Outlet Temperature	Table 6.1, Item g.	1.0° F	$****	$****

F	Reheat Steam Outlet Temperature	Table 6.1, Item h.	1.0° F	$****	$****

G	Boiler Draft Loss	Table 6.1, Item l.	1 in w.c.	$****	$****

H	Boiler Flue Gas Flow Rate	Table 6.1, Item n.	1000 lb/hr	$****	$****

I	Boiler Auxiliary load	Table 6.1, o	1.0 kW	$****	$****

J

NO OFFSETS APPLY (NO SPLIT BETWEEN OUTPUT AND HEAT RATE)

K	Ammonia Consumption	Table 6.1, u	1 lb/hr	$****

***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

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To calculate the liquidated damages for main steam and reheat steam temperatures, liquidated damages will be paid based on the difference between the average temperature (after applying any applicable correction factors) measured during the test period(s) and the lower temperature listed in guaranteed temperature range listed in Table 6.1 of Section 6 of Appendix A of MRA-MBPX-00002. However, offset credits shall not be applied for temperature exceedances if a) such excess temperature is greater than 5 degrees F above the upper limit of the guaranteed range of temperature in Table 6.1 of Section 6 of Appendix A of MRA-MBPX-00002, b) such excess temperature is a result of an increase in the normal setpoint of the control loop without prior Buyer permission.

Unless specifically identified above, all of the Seller’s Equipment Performance Guarantees given in Material Requisition MRA-MBPX-00002, Appendix A. Table 6.1 shall be “Make Right” guarantees.

Seller’s right to liquidate a failure to meet the above Equipment Performance Guarantees are conditioned upon 1) that failure not limiting the ability of the Facility to operate during any normal mode of operation, 2) the Seller’s Equipment meets the Minimum Performance Criteria specified in Section 5, Appendix 4, Section 3.0 D, and 3) that failure not exceeding the values for that particular Equipment Performance Guarantee given in Material Requisition MRA-MBPX-00002, Appendix A, Table 6.1 (as indicated by the addition of Note 5 next to the guarantee value).

With respect to those Equipment Performance Guarantees for which Performance Liquidated Damages are provided, the payment by Seller to Buyer of such Performance Liquidated Damages in accordance with this Appendix 4 shall be Buyer’s sole and exclusive remedy in full and final satisfaction of Seller’s liability for performance shortfall, subject to the provisions of Clause 6.0, Paragraph C of this Appendix 4 imposing on Seller costs of any retesting to the extent Performance Tests fail for reasons attributable to Seller.

D.	Minimum Performance Criteria:

Minimum Performance Criteria for the Equipment is defined as an aggregate level of performance such that the calculated output shortfall is not more than 17,333 kW and the calculated heat rate shortfall (meaning higher heat rate) is not more than 182.7 Btu/kWh HHV. These shortfalls shall be determined by calculating the output and heat rate shortfalls (or better than guaranteed performance) attributable to the Equipment using the performance factors indicated below. Performance factors will be applied to the difference between the corrected test results and guaranteed values. For example, if the Equipment has 500 kW higher auxiliary load than guaranteed, this value is multiplied by the applicable performance factors below to arrive at the performance effect of auxiliary load on Facility performance. The same procedure is applied to the other guaranteed parameters given below. The results for each guarantee are summed to arrive at the aggregate effect of the Equipment on output and

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heat rate. In determining the aggregate effect of Equipment performance, Equipment must be operated within design limits for continuous operation. Performance factors to be used for determination of output and heat rate shortfalls are as follows:

a.	-401 kW and +2.606 Btu/kWh per -1 degree F main steam temperature

b.	-435 kW and +1.598 /BtukWh per -1 degree F reheat steam temperature

c.	-238 kW and +1.061 Btu/kWh per +1 psi reheat system pressure drop

d.	0 kW and +1.045 Btu/kWh per -0.1% pt boiler fuel efficiency

e.	-1 kW and +0.011 Btu/kWh per +1 kW auxiliary load

f.	-8 kW and +0.087 Btu/kWh per +1 psi steam/water side pressure drop

g.	0 kW and +0.443 Btu/kWh per +1,000 lb/hr reheat steam spray flow

h.	1.13 kW and +0.0123 Btu/kWh per +1,000 lb/hr flue gas flow rate

i.	292 kW and +3.25 Btu/kWh per +1 in w.c. boiler draft loss

4.0	RELIABILITY GUARANTEE, RELIABILITY TEST AND RELIABILITY LIQUIDATED DAMAGES

A.	Reliability Guarantee

Seller guarantees that the EEAF, as measured during the Completed Reliability Test (and calculated in accordance with paragraph (D) below), will not be less than ****%

B.	Reliability Test

The Reliability Test consists of a 720-hour period of operation of the Facility, is more particularly described in Clause 6.0 below, will be conducted in accordance with the procedures and protocols described in Clause 7.0 below, and is a requirement for achieving Final Completion.

C.	Reliability Liquidated Damages

If in the Completed Reliability Test, the EEAF is less than the Reliability Guarantee value listed above, Seller shall pay as liquidated damages an amount calculated at the rate shown below. If the EEAF is less than the Reliability Guarantee for reasons that are not solely attributable to Seller, Seller shall pay an amount equal to the proportionate share of Seller’s responsibility.

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

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EEAF Ranges	Liquidated Damages
Less than 97.75% but more than 96%	$**** per % shortfall
96% or less	$**** per % shortfall

If the Facility failed to meet the Guaranteed Net Electrical Output, respectively, during the Completed Net Electrical Output Test, the EAF and EEAF will be calculated based upon the “bought down” capacity of the Facility (i.e., after payment of the applicable Performance Liquidated Damages) for purposes of this Clause.

For purposes of this Clause the EEAF shall be rounded to the nearest one hundredth of a percentage point.

D.	To determine the EAF, an availability factor (AF) will be calculated for each dispatch level requested by the Owner during the designated test period. The sum of the individual AFs, as calculated at each dispatch level, will be averaged on a time-weighted basis to determine the equivalent availability over the total test period. EAF is defined as follows:

	EAF	= {[(AF1 x DP1) + (AF2 x DP2) +…+ (AFn x DPn)] ÷ TP} x 100%

Where:

	AF	= Availability factor calculated at each individual dispatch level and dispatch period as follows:

	AF	= (NKWHO) ÷ (DL x DP)

If the dispatch level for any dispatch period is zero, then the corresponding AF for that dispatch period is 1, provided the Facility is available.

	NKWHO	= Net energy output calculated as the sum of kilowatt-hours generated by the Facility over each dispatch period, as measured at the high voltage side of the main transformer using the Facility’s metering devices and as adjusted for the Facility guaranteed conditions.

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

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DL	=	The net electrical dispatch level, in kilowatts, assigned by the dispatch authority. The dispatch level shall not be greater than the guaranteed Net Electrical Output of the Facility. The dispatch level shall be constant over the dispatch period to which it applies. During periods of ramping the Facility load up or down to meet a dispatched load, the dispatch level will be considered the lower of the two dispatch loads assigned by the dispatch authority. The DL cannot exceed the lesser of (1) the NEO or (2) the Net Electrical Capacity test results selected by Buyer to demonstrate the Net Electrical Output guarantee to Owner.

DP	=	The period associated with each individual dispatch level, measured in hours. The sum of the dispatch periods shall equal the total test period duration.

n	=	Total number of DPs in the test period

TP	=	Total test duration, in hours

E.	EEAF Calculation:

The EEAF will be determined as noted below.

	EEAF	=	[AH-(EUDH+EPDH)]/PH * 100%

And:

	AH	=	PH – (FOH + MOH + POH)

	EUDH	=	Unplanned Derated Hours x Size of Reduction / MDC

	EPDH	=	Planned Derated Hours x Size of Reduction / MDC

Where:

	AH	=	Available Hours

	PH	=	Period Hours = 720 Hours declared by Buyer to demonstrate the EAF

	FOH	=	Forced Outage Hours attributable to Seller’s Equipment

	MOH	=	Maintenance Outage Hours attributable to Seller’s Equipment

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POH	= Planed Outage Hours attributable to Seller’s Equipment

EUDH	= Equivalent Unplanned Derated Hours attributable to Seller’s Equipment

EPDH	= Equivalent Planned Derated Hours attributable to Seller’s Equipment

MDC	= Maximum Dependable Capacity = DL (as defined in the EAF equation)

In determining the EUDH and EPDH, the size of the reduction shall be determined based upon the shortfall in kilowatt-hours in the net electrical output from the MDC during the period of derated operation attributable to Seller’s Equipment.

In consultation with Seller, Buyer shall “look back” over the data collected since the declared start of the Reliability Run and Buyer shall declare a 720-hour period to use as the basis of demonstrating the EAF and the Seller’s EEAF.

When the Facility is required for dispatch and a fault occurs resulting in a total loss of generation, the period of the forced outage shall begin when the Facility has been taken out of service such that it is no longer capable of being dispatched as evidenced by the operation records and shall end when the Facility has been, or was made ready to have been, returned to the required operating condition (in accordance with the start-up and ramp-up rates included in Station Manuals) following completion of the repairs .

A Planned Outage shall begin when the Facility has been taken out of service such that it is no longer capable of being dispatched by Owners as evidenced by the operation records and shall end when the Facility has been returned to the required operating condition (in accordance with the start-up and ramp-up rates included in the Station Manuals).

Buyer shall have the right at all reasonable times during the Reliability Test to inspect the Facility and all ancillary parts thereof. If as a result of such an inspection, Buyer becomes aware of abnormal operating conditions or an impending failure, and if Owners and Buyer agree (each acting reasonably), the Facility shall be shut down in order to permit the parties to undertake a detailed inspection over such period as the parties shall agree to be reasonable in the circumstances.

F.	Reliability Test

Seller shall participate with Buyer in a Reliability Test to demonstrate to Owner that the Facility can achieve the guaranteed Equivalent Availability Factor or better during the 720 hour Reliability Test period.

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The period of testing for the Reliability Test shall commence whenever the Facility is ready after the startup of the Facility and continue until the Facility has achieved the Guaranteed Equivalent Availability Factor or better over a period of 720 hours, but not beyond the Guaranteed Final Completion Date. Buyer may at any time look back over the test data and designate the time period to be declared as the Reliability Test. Full outage due to Force Majeure events or interruptions because the power purchaser cannot or will not accept power, and the related time required to shut down and restart for these outages, will not be counted as test hours and will extend the 720 hour test period.

a.	The Equipment Equivalent Availability Factor (EEAF) and the Facility Equivalent Availability Factor (EAF) shall be logged from the date of commencement of the Reliability Test.

b.	Buyer will make all reasonable efforts to allow Seller access to the Equipment in order to minimize repair time.

c.	Buyer will advise Seller when any event occurs which affects the EEAF.

d.	Seller may have personnel present to monitor operation until the guarantee period has been completed.

e.	Buyer will determine the EAF using the formula as described in Clause 4.0 above.

5.0	FUNCTIONAL TESTS

Final Completion of the Facility requires successful completion of Functional Tests as further detailed herein. Seller’s Equipment will be tested as part of the Functional Tests. Seller is to demonstrate the Equipment Performance Guarantees associated with a particular Functional Test in accordance with Table 3A of this Appendix 4.

A.	Noise Emissions Test

The Noise Emissions Test will test the noise emissions of the Facility in accordance with test procedures agreed upon between Buyer and Owner.

B.	ERCOT Tests

6.0	PERFORMANCE GUARANTEE TESTS

A.	Seller’s Equipment will be tested as part of the Performance Guarantee Tests. Seller is to demonstrate the Equipment Performance Guarantees associated with a particular Performance Test in accordance with Table 3A of this Appendix 4.

The Performance Guarantee Tests will consist of the following:

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(1)	Ammonia Consumption Test.

A test shall be performed to demonstrate that the actual average ammonia consumption rate is less than or equal to the ammonia consumption rate guaranteed by Seller to Buyer while meeting the maximum allowable ammonia slippage rate and the emissions guarantees for NOx. The results will be corrected for deviations from the design ammonia and fuel quality.

(2)	Lime Consumption Test.

(3)	Sorbent Consumption Test.

(4)	Air Emissions Tests

Emissions shall be measured by an Owner approved, independent testing service during conditions and at output levels that will satisfy the testing requirements of the air permit and USEPA test requirements (except for ammonia emissions which will be measured using method CTM-027) and use USEPA test methods as specified in the air permit. Buyer shall provide all labor other than Owner-provided operators, supervision, materials, equipment and services necessary to conduct the Air Emissions Tests.

For all other Performance Tests, Buyer shall use the calibrated permanent plant CEMS (except for ammonia emissions which will be measured using method CTM-027) or temporary air pollution control monitoring devices to demonstrate compliance with the air permit limits and averaging periods.

(5)	Thermal Performance Test.

See Section 5, Appendix 4, Clause 6.0 B.

B.	Thermal Performance Test

Net Electrical Output

The Net Electrical Output of the Facility shall be determined as the average of the corrected Net Electrical Output measured during two 4-hour periods, after correcting to the Guarantee Conditions of the Facility.

Net Heat Rate Calculation

Net Heat Rate (NHR) is not directly measurable and will be determined analytically based on the average of tests using the NHR calculations described below:

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NHR	=	THR
(NEO/GEO) (BEF)

Where:

	THR =	Turbine Heat Rate, Btu/kWHr, defined as follows and determined by the average of two tests in accordance with the “Alternative Test” described in Paragraph 1.3.3 of ASME PTC 6-1996 “Performance Test Code 6 on Steam Turbines”, with a test period of four (4) hours each, will be conducted to determine the turbine cycle heat rate. Test results will be corrected in accordance with ASME PTC 6 – 1996 “Alternative Test” and Seller’s performance correction curves for deviations from the Guarantee Conditions. All other group 1 and 2 corrections to the as-tested turbine cycle heat rate will not be permitted. The corrected test specific heat rates shall agree within 0.5 percent. Measured/calculated data will be used as inputs in the following formula:

	THR =	[M1 (H1 - HF) + M2 (HHR - HCR)]*(TAC)

GEO
Where:

	M1	=	Turbine inlet steam flow, lb/hr
	H1	=	Turbine inlet main steam enthalpy, Btu/lb
	HF	=	Last HP heater outlet feedwater enthalpy, Btu/lb
	M2	=	Reheat steam flow, lb/hr
	HHR	=	Turbine inlet hot reheat steam enthalpy, Btu/lb
	HCR	=	Turbine outlet cold reheat steam enthalpy, Btu/lb
	GEO	=	Gross electrical output at generator terminals adjusted for exciter losses, kW (adjusted)

NEO	=	Net Electrical Output, kW (adjusted) during the NHR Test
BEF	=	Boiler Efficiency Factor, percent/100
TAC	=	Turbine aging correction factor, determined as described in Clause 7.0, Paragraph A of this Appendix 4.

C.	Each Performance Test shall be performed at a time selected by, and at the discretion of Buyer. Seller shall provide all test personnel and test equipment as required per Material Requisition MRA-MBPX-00002, Appendix A to test Seller’s Equipment for the Equipment Performance Guarantees associated with a Performance Test. If, due to failure of Seller’s Equipment, an additional Performance Test is required, Seller shall be responsible for the cost of this retest (excluding fuel and operator costs) based on the scope of testing work allocated to Seller in Material Requisition MRA-MBPX-00002, Appendix A. With respect to any Performance Test, Buyer may declare a “Completed Performance Test”, which shall establish the time of completion for such test if accepted by Owner.

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Buyer shall give reasonable notice to Seller prior to the dates on which any Performance Test will be made, it being understood that Seller may require preliminary tests and final adjustments.

D.	The performance of the Equipment demonstrated in each Completed Performance Test will be determined and calculated in accordance with test procedures consistent with Material Requisition MRA-MBPX-00002, App A, and as mutually established by Seller, Buyer and Owner, which shall include correction factors and adjustment curves.

E.	All test results obtained from the Performance Tests shall be corrected to the Guarantee Conditions in accordance with the Test Procedures for the Facility.

F.	All Performance Tests shall be accomplished with the Facility operating wholly within its design ratings.

7.0	TEST PROTOCOLS AND PROCEDURES

A.	Guarantee Conditions

All Facility Performance Test results will be adjusted analytically for deviations from the Guarantee Conditions as set forth in the Facility Test Procedures. Performance degradation of the steam turbine generator will be considered, as agreed between Buyer and Owner.

No degradation will be considered in determining whether Seller has met the Equipment Performance Guarantees.

B.	Test Interruptions

With the exception of the Reliability Test, any test interruption attributable to Buyer experienced during a Facility Performance Test or Equipment Performance Test will require the re-testing of the applicable Facility or Equipment Performance Guarantees. Test data gathered from the Facility or Equipment Performance Test prior to the interruption shall be discarded. If a test interruption occurs for reasons beyond the control of Buyer, it shall be mutually agreed to either: (a) resume the Facility or Equipment Performance Test after the cause of the test interruption has been rectified, or (b) restart the Facility or Equipment Performance Test.

Upon the occurrence of a Facility or Equipment Performance Test interruption, Buyer shall notify Owner in accordance with the performance test procedure. Upon notification of an interruption, Buyer and/or Seller, with Owner’s assistance will identify the cause, define the

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procedure for continuing or stopping the Performance Test or Equipment Performance Test, and identify the responsibility for any costs incurred for re-testing.

“Reliability Test Interruption” means any period of time the Facility is out or derated because of Force Majeure, unavailability of fuel, Owner scheduled outages (other than at Buyer’s request), faults of the electrical grid, and failure of Owner to operate the Facility in accordance with the station operating manuals. Reliability Test Interruptions will be excluded from the Performance Test period for test data analysis and the Performance Test shall continue when the interruption is corrected. Reliability Test Interruptions will extend the test period by an amount of time equal to the interruption. Reliability Test data collected before the interruption may be included in the analysis.

Periods of exceedance of emissions limits defined in the Air Permit shall be treated as a Reliability Test Interruption pursuant to the previous paragraph (for the duration of the exceedance period), except for periods during which the emissions exceedance resulted in a Facility derating or shutdown.

Upon a Facility trip caused by the Work, Owner will not be required to return the Facility to service unless the root cause of the trip has been identified and the problem has been corrected.

Any time period during a test for which a test interruption occurs that is beyond the control of Buyer and Seller will be excluded from the test period for test data analysis. Any interruption that is the consequence of failure of equipment to meet operating requirements shall not be a test interruption and shall not be excluded from the test period for test data analysis. Types of interruptions excluded from the test period shall included interruptions caused by Force Majeure, test instrumentation malfunction, unavailability of design fuel or other materials, problems in disposing of discharge materials, and operating and dispatching decisions and other causes outside Buyer’s and Seller’s control except as otherwise provided with respect to dispatching decisions during the Reliability Test. The Reliability Test periods may, at Buyer’s option, be continuous except for permitted test interruptions per above.

Operator action/inaction, inconsistent with Prudent Utility Practices, or not in accordance with (or inconsistent with) the performance test procedures, causing a failure to meet the Guaranteed Emissions levels will not constitute an emissions violation or test interruption, unless such action or inaction is at the direction of Buyer and Seller. Emissions data from an exceedance period attributable to operator action/inaction will be excluded from analysis. All other data collected during such an exceedance period, at Buyer’s and Seller’s joint option, will be included in the analysis.

The failure of nonessential automatic controls and instrumentation will not preclude initiation of the Reliability Test, or require a Reliability Test interruption if Buyer determines that the failure or unavailability of such instrumentation would not require a Facility shutdown during normal operation.

By Seller:	By Buyer:

Section 5, Appendix 4 - Performance Guarantees

and Liquidated Damages

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C.	Test Procedures

Seller shall submit Test Procedures in accordance with Material Requisition MRA-MBPX-00002, Appendix B.

The performance of Seller’s Equipment will be based on acceptance tests in accordance with Material Requisition MRA-MBPX-00002, Appendix A.

The Performance Tests of the Facility shall be performed using a combination of permanent Facility instrumentation and special test instrumentation for measurements.

Seller shall be required to support the overall Performance Test program. Seller-supplied Equipment will be required to be operated in the normal configuration and be monitored as the Performance Tests are completed.

Seller shall report the results of the each Equipment Performance Test (unless aborted) to Buyer. Buyer will report the results of each Performance Test (reflecting overall Facility performance) to Owner.

Seller shall submit a summary test report (based on indicative fuel analysis) within three Business Days after completion of each test. The report shall be sufficient to demonstrate whether the Equipment Performance Guarantees were met (i.e., including corrections of test data to the Reference Conditions).

Seller shall submit a final test report within 27 Days of test completion. This detailed test report shall include, as a minimum, a description of the equipment tested, the instruments with calibration used for the tests, test uncertainty, test data, results, calculations, laboratory analyses, and application of corrections to Guarantee Conditions

D.	Test Tolerances

Application of zero test tolerance shall apply for the tests and in determining conformance to guarantees.

No tolerance, margin, or allowance for uncertainties in measurement or instrumentation will be allowed in determining conformance to Equipment Performance Guarantee values.

By Seller:	By Buyer:

Section 5, Appendix 4 – Performance Guarantees

and Liquidated Damages

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1.0	General - Liquidated Damages (LDs) Reasonable

The Parties agree that Buyer would be damaged by Seller’s failure to meet the required dates (“Guaranteed Milestone Dates”) set forth in Articles Section 5, Appendix 5, Clauses 2 and 3 and by any failure to achieve Substantial Completion by the date which is ninety (90) Days prior to the Guaranteed Substantial Completion Date and that Buyer’s actual damages in any such event would be extremely impracticable or impossible to calculate. Accordingly, the Parties agree that Seller’s liability to Buyer for failure to achieve the specified dates shall be determined by and limited to amounts as specified below, which Seller agrees to pay to Buyer in such event as liquidated damages and not as a penalty.

The Parties have negotiated in good faith for such specific liquidated damages and have agreed that the amount of such liquidated damages is reasonable in light of the anticipated harm caused by the breach or fault related thereto and the difficulties of proof of loss and inconvenience or nonfeasibility of obtaining any adequate remedy.

Each item of liquidated damages appearing in Section 5, Appendix 5, Clauses 2.0, 3.0, and 4.0 below shall apply separately and independently of every other item of liquidated damages. To the extent funds withheld by Buyer are not sufficient to pay any and all liquidated damages arising under this Agreement, Seller shall pay such liquidated damages upon demand, after receipt of Buyer’s claim and invoice.

Payment of liquidated damages shall not relieve Seller from its obligation to carry out and complete the Work in accordance with this Agreement and/or from any other duties, obligations or responsibilities Seller may have under this Agreement and, accordingly, shall not prejudice Buyer’s rights in the event of the failure of Seller to comply with any such obligations, subject to the provisions of Section 5 (Special Conditions), Clause SC-30 (Limitation of Liability).

2.0	Drawings, Documentation and Engineering Data

2.1	Drawings and engineering data shall be submitted by Seller in strict accordance with Section 2 (Technical Specifications), Material Requisition (Document Submittal Requirements (DSRs)), Appendix B, shall be complete and of a high professional quality, and shall be received by Buyer no later than the “Guaranteed Document Milestone Dates” shown in Section 2 (Technical Specifications), Material Requisition, Appendix B . The Guaranteed Document Milestone Dates are the dates such drawings or other documents are to be received by Buyer at the address stipulated in Section 3 (Drawings and Data Requirements). In the case of a DSR requiring a group of documents to be submitted, this means that all of the documents in the group must be received by Buyer on or before the Guaranteed Document Milestone Date therefor. Seller may transmit documents by the most expedient means available including electronic transmission, provided the date Buyer receives such transmission is no later than the relevant Guaranteed Document Milestone Date. Where electronic transmission has been made, Buyer shall receive one corresponding paper copy within seven (7) Days of the electronic transmission.

2.2	Steam Generator (Boiler) Document Delivery Milestones

Refer to Section 2 (Technical Specifications), Material Requisition, Appendix B, entitled (Document Submittal Requirements).

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Liquidated damages (“Document Delivery LDs”) as set forth in Table 1.0 below shall be paid by Seller for document receipt by Buyer later than the applicable Guaranteed Document Milestone Date.

Table 1.0 – Document Delivery LDs

Milestone	Days Late	Document Delivery LDs Per Day
Documents subject to Document Delivery LDs are listed in Section 2 (Technical Specifications), Material Requisition, Appendix B.	1 – 30	$****/Day/DSR milestone item
Late submittals shall be subject to liquidated damages as indicated unless otherwise excused by the terms of this Agreement	31+	$****/Day/DSR milestone item

Example:

1.	For 7 Days delay of a document subject to Document Delivery LDs, the LDs shall be:

7 x $**** = $****.

2.	For 35 Days delay of a document subject to Document Delivery LDs, the LDs shall be:

30 x $**** + 5 x $**** = $****.

2.3	The Section 2 (Technical Specifications), Material Requisition, Appendix B, contains an itemized list of drawings and documents subject to Document Delivery LDs and identifies the submittal schedule to Buyer. For the purposes of the Document Delivery LDs in Table1.0 above, documents in Section 2 (Technical Specifications), Material Requisition, Appendix B listed as subject to Document Delivery LDs are marked with “Y”.

2.4	All drawings submitted for “Review and Comment” shall be returned to Seller in accordance with Section 5 (Special Conditions), Clause SC-9 (Drawing Turnaround).

2.5	In the event that a given ”Item Number”, as shown in Section 2 (Technical Specifications), Material Requisition, Appendix B, Column No 1 includes more than one drawing/document, then Document Delivery LDs for late submittals shall only be assessed to the individual “Item Number” as a whole and the breakdown of “drawing/document” information on the drawing list shall not be treated as separate submittals for purposes of calculating Document Delivery LDs. For the avoidance of doubt, Document Delivery LDs shall only be assessed against the delay in submission of the last document submitted within a milestone group/”Item Number”.

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

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2.6	Additionally, for purposes of assessing Document Delivery LDs, any document submittals, which receive status code 1, 2 or 4 shall be deemed to have been submitted by Seller. If these status code 1, 2 or 4 documents are subsequently revised by Seller causing rework by Buyer, such rework shall be charged to Seller’s account in accordance with Section 5 (Special Conditions), Clause SC- 11 (Backcharges).

2.7	If any document submittal receives a status code 3 then, for the purpose of assessing the liability of Seller to pay Document Delivery LDs, such document shall be deemed not to have been received by Buyer until a revised or replacement document is received which receives a status code 1, 2 or 4 review stamp, or unless or until Seller has otherwise provided the necessary information in another format acceptable to Buyer. As stated in Section 3 (Drawing and Data Requirements), any submittal rejection does not relieve Seller of any schedule commitments. Subject to the requirements of Clause 2.2 of this Appendix, Document Delivery LDs for any document receiving a status code 3 review stamp shall begin to accrue on the earlier of (a) the date on which Seller is notified of the status code 3 review stamp for such document, or (b) fifteen (15) Days following the date of Buyer’s receipt of such document.

2.8	The payment by the Seller to the Buyer of Document Delivery LDs in accordance with this Clause 2.0 shall be the Buyer’s sole and exclusive remedy in full and final satisfaction of the Seller’s liability for delay in submission of such documents, subject to Buyer’s rights under Section 4 (General Conditions), Clause GC-9 (Termination for Default) and Section 5 (Special Condition), Clause-SC-4 (Expediting) and subject to Seller’s liability for payment of other liquidated damages specified in Clauses 3.0 and 4.0 of this Appendix 5.

3.0	Equipment Delivery Milestones

3.1	Delivery of all Equipment shall be in accordance with the Delivery provisions of this Agreement. Delay in Delivery of specified Equipment items shall be subject to liquidated damages (“Equipment Delivery LDs”) as indicated in Attachment 1 to this Appendix 5.

3.2	Seller agrees to guarantee Delivery of Equipment by the dates set forth in Attachment 1 to this Appendix 5 (“Guaranteed Milestone Delivery Dates”), Attachment 1 and shall be subject to liquidated damages as indicated in Section 5, Appendix 5, Attachment 1 based on the type of Equipment, in the event of delivery of Equipment later than the applicable Guaranteed Milestone Delivery Date. In addition, in the event that any item of Equipment is found and shown by Buyer to be defective or damaged for reason(s) attributable to Seller, Seller shall be liable to pay Equipment Delivery LDs calculated from the date the defect or damage is notified by Buyer to Seller until the correction or repair is completed, except that no such LDs shall be payable for any days occurring prior to the due date for Delivery of the said item. Buyer shall notify Seller of any such defect or damage promptly after Buyer’s discovery of such defect or damage.

3.3	The milestones for component deliveries that are guaranteed in Attachment 1 to this Appendix 5 are for Delivery of all components in an identified group in accordance with the Delivery provisions of this Agreement. Equipment Delivery LDs will be assessed based upon the date of Delivery of the last major item in an identified group. The aggregate Equipment Delivery LDs shall not exceed $**** per day for the first 30 days of delays, $**** per day from 31 to 60 days of delay, and $**** per day after 61 days of delay.

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

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3.4	The payment by Seller to Buyer of Equipment Delivery LDs shall be Buyer’s sole and exclusive remedy in full and final satisfaction of Seller’s liability for delay in Equipment Delivery, subject to Buyer’s rights under Section 4 (General Conditions), Clause GC-9 (Termination for Default) and Section 5 (Special Conditions Clause), SC-4 (Expediting) and subject to Seller’s liability for payment of other liquidated damages specified in Clause 4.0 of this Appendix.

3.5	Within forty-five (45) Days from the Effective Date, Seller shall use its best efforts to (a) complete a traffics and logistics study with respect to Delivery of the Equipment which is to be shipped from overseas (“Overseas Equipment”) to the Site in a commercially reasonable and expeditious manner and (b) provide to Buyer the cost of transportation of the Overseas Equipment from the Port of Houston to the Site, which cost shall be determined on a “open book” basis and reflect the conclusions of such study. During the preparation of the plan described in (a) above, the Parties shall cooperate in developing, and share information regarding, the study and the proposed costs with respect to the Delivery.

4.0	Guaranteed Substantial Completion Delay Liquidated Damages

4.1	If (a) Seller’s Equipment fails to achieve the performance levels necessary for the Facility to achieve Substantial Completion or (b) defects or deficiencies in the Equipment prevent its operation, as required, to support Buyer’s start-up and commissioning of the Facility and its component equipment and systems (including Performance Test activities for the achievement of Substantial Completion) or (c) the Equipment is unable to operate in support of the Performance Tests for Substantial Completion, and to the extent any of the foregoing causes delay in achieving Substantial Completion beyond the date that is ninety (90) Days prior to the Guaranteed Substantial Completion Date (as such date may be extended from time to time under the EPC Contract), then (subject to provisions of Clause 4.2 and the qualifications set forth below), Seller shall pay liquidated damages (Substantial Completion LDs) as set forth below to Buyer for such delay to Substantial Completion beyond the date that is ninety (90) Days prior to the Guaranteed Substantial Completion Date (the stipulated amounts to be pro rated for any portion of a Day):

Days Late attributed to Seller	Substantial Completion LDs per Day
For each Day of delay in achieving Substantial Completion occurring 1 to 90 Days prior to the Guaranteed Substantial Completion Date	$	*	***
For each Day of delay in achieving Substantial Completion on or after the Guaranteed Substantial Completion Date	$	*	***

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

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4.2	Subject to Clause 4.3 below, Buyer will provide reasonable access to the Equipment for tune up and testing for a period of forty five (45) Days, commencing from the First Fire on Coal, for the start up and commissioning of the Equipment (including tuning) in accordance with Seller’s commissioning and test plan as part of the integrated plant commissioning plan. In addition to such forty five (45) Days (as may be reduced in accordance with Clause 4.3 below), Buyer shall endeavor to provide any additional access time to Seller, if available, within the overall start up and commissioning period from the commencement of First Fire on Coal to Guaranteed Substantial Completion Date, so long as such additional access time does not compromise or interfere with Buyer’s other commissioning activities.

4.3	Such forty five (45) Day period shall be reduced by the number of Days that the cumulative impact of Equipment Delivery Delay(s) causes First Fire on Coal to be delayed. In addition, in the event that all other equipment and systems in the Facility are ready to support First Fire on Coal, and a defect or deficiency in Equipment is the primary cause of a delay in the First Fire on Coal date, such forty five (45) Day period also shall be reduced one Day for each Day of delay caused primarily by such defect or deficiency in the Equipment as aforesaid.

4.4	If Buyer is unable to provide such period of forty five (45) Days (or such lesser period as provided in Clause 4.3 above), then (notwithstanding that the date for Guaranteed Substantial Completion Date may have occurred) Days of delay will not be allocated to the Seller (Seller shall have no liability to the Buyer for Substantial Completion LDs in these circumstances) until Buyer has provided it with forty five (45) Days (or such lesser period as provided in Clause 4.3 above) for the start up and commissioning of the Equipment from the First Fire on Coal date.

4.5	For the purposes of calculating the number of Days for the start up and commissioning of Equipment, if Seller has access to the Equipment to perform start up related activities required to support Seller’s recommended start-up sequence for operation and the achievement of Substantial Completion, that Day shall be counted as a Day for the start up and commissioning of Equipment.

4.6	For the avoidance of any doubt, if Buyer fails to make the Equipment available as contemplated by Clause 4.2 above that Day will not be counted as a Day for the start up and commissioning of Equipment. Conversely, if Buyer makes the Equipment available as contemplated by Clause 4.2 above and Seller elects not to perform startup activities, that Day will be counted as a Day for the start up and commissioning of Equipment.

4.7	It shall be understood that all parties will actively participate in the coordination and scheduling of startup related activities to achieve Substantial Completion in an organized, effective and efficient manner.

4.8	Further understandings in respect of the Substantial Completion LDs are set out in paragraphs (i) through (vi) below:

(i)	Buyer (acting reasonably) shall determine responsibility for delays as between Buyer, Seller and Buyer’s other contractors and suppliers. If and to the extent that such delay is in Buyer’s opinion (acting reasonably) the responsibility of Seller, Buyer (acting reasonably) shall assess and proportionately allocate responsibility to the Seller and Buyer’s other contractors and suppliers as appropriate. Allocation of responsibility for Substantial Completion LDs will be made in a fair and equitable manner and will take into consideration all relevant facts and circumstances, including the performance factors with

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respect to Equipment Performance Guarantees as referenced in Section 5, Appendix 4, Clause 3.0 D.

(ii)	Buyer shall give written notice to Seller of any determination of responsibility under this Clause 4.0, and of any resulting assessment and obligation to pay liquidated damages to Buyer on a weekly basis. Buyer will promptly provide Seller with full details of all relevant calculations and with copies of all relevant schedules, correspondence and other documents upon which such determination, assessment and attribution were based.

(iii)	With respect to Substantial Completion LDs for the period after the Guaranteed Substantial Completion Date, if Owner does not recover or seek to recover from Buyer liquidated damages for failure to achieve Substantial Completion under the Prime Contract, Buyer shall not be entitled to recover Substantial Completion LDs from Seller under this Agreement.

(iv)	In no event shall the Substantial Completion LDs recoverable from Seller and Buyer’s other contractors and suppliers in respect of delay to Substantial Completion after the Guaranteed Substantial Completion Date be in excess of the amount of Substantial Completion LDs recovered or sought from Buyer by Owner for failure to achieve Substantial Completion under the Prime Contract.

(v)	To the extent that a delay in achievement of Substantial Completion is caused by one or more previous delays in Delivery of Equipment ("Equipment Delivery Delays") for which Seller has previously paid the full amount of Equipment Delivery LDs applicable to that Equipment Delivery Delay under Clause 3.2 above then the following will apply:

(i)	in the event that the cumulative impact of such Equipment Delivery Delay(s) on achievement of Substantial Completion is determined by Buyer, acting reasonably, to be thirty (30) Days or less then the Equipment Delivery LDs previously paid shall be treated as Buyer’s exclusive remedy for such Equipment Delivery Delay(s), subject to Buyer's other rights under Section 4 (General Conditions), Clause GC-9 (Termination for Default) and Section 5 (Special Conditions), Clause SC-4 (Expediting) and Seller shall have no liability for Substantial Completion LDs on account thereof;

(ii)	in the event that the cumulative impact of such Equipment Delivery Delay(s) on achievement of Substantial Completion is determined by Buyer, acting reasonably, to be more than thirty (30) days then Seller shall be fully liable for payment of Substantial Completion LDs for the full impact of such Equipment Delivery Delay(s) on achievement of Substantial Completion, in addition to the Equipment Delivery LDs previously paid, but Buyer will credit the amount of such Equipment Delivery LDs paid on account of such Equipment Delivery Delay(s) against Seller's liability for Substantial Completion LDs.

(iii)	Seller will have no liability for Substantial Completion LDs following the date on which Substantial Completion is achieved, except to the extent that Substantial Completion LDs have previously accrued.

4.9	The payment by Seller to the Buyer of Substantial Completion LDs in accordance with this Clause 4.0 shall be the Buyer’s sole and exclusive remedy in full and final satisfaction of Seller’s liability

By Seller:	By Buyer:

Section 5, Appendix 5 – Schedule Guarantees

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 5

SCHEDULE GUARANTEES

for delay in achievement of Substantial Completion, subject to Buyer’s rights under Section 4 (General Conditions), Clause GC-9 (Termination for Default) and Section 5 (Special Conditions), Clause SC-4 (Expediting).

5.0	Schedule Incentive

5.1	Buyer and Seller will use reasonable efforts to mutually agree on an enhancement to the default incentive plan described in 5.3 within 90 days after the Effective Date using the pre-agreed criteria below:

(a)	Seller desires an objective incentive plan which provides terms that are within Seller’s control to decide project cost versus bonus potential;

(b)	Enhancements to the incentive plan include prioritization of critical component deliveries, such as pressure parts; use of schedule data to decide the basis of other component deliveries in the bonus calculation; the determination of Number of Early Delivery Days (as defined below), to be greater than the Lowest Number of Early Delivery Days (as defined below); and

(c)	Caps on the aggregate amount of schedule bonus to be no greater than those set forth in Clause 5.2(c)

In the event that an enhanced incentive plan is not mutually agreed by Buyer and Seller within ninety (90) Days from the Effective Date, the default incentive plan set forth in Clause 5.2 will serve as the incentive plan.

5.2	Default Incentive Plan

In the event that Seller achieves Delivery of all of the items of Equipment by dates which are earlier than the Guaranteed Milestone Dates for such items of Equipment as shown in Section 5, Appendix 5, Attachment 1 then Seller shall be entitled to receive a bonus payment (“Schedule Bonus”) determined as follows:

(a)	the number of days by which Delivery of the last item of Equipment in a milestone group is earlier than the Guaranteed Milestone Delivery Date for that milestone group shall be established (in each case, the “Number of Early Delivery Days”);

(b)	the Equipment milestone group (or milestone groups) with the lowest Number of Early Delivery Days shall be identified (such lowest number of days, the “Lowest Number of Early Delivery Days”);

(c)	Seller shall be entitled to receive a Schedule Bonus equal to $100,000 multiplied by the Lowest Number of Early Delivery Days, provided that Seller’s entitlement to receive a Schedule Bonus shall be limited to thirty (30) Days in the aggregate.

For purpose of illustration, the following sets forth two worked examples of the above:

By Seller:	By Buyer:

Section 5, Appendix 5 – Schedule Guarantees

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 5

SCHEDULE GUARANTEES

Example X:

(i)	assume that Delivery of all items within the “Coal Pulverizers – Base Plates” milestone group is completed ten days earlier than the Guaranteed Milestone Date for that milestone group (i.e. Number of Early Delivery Days for the milestone group = ten days);

(ii)	assume that Delivery of all items within the “Coal Pulverizer—Internals” milestone group is completed five days earlier than the Guaranteed Milestone Date for that milestone group (i.e. Number of Early Delivery Days for the milestone group = five days);

(iii)	assume that Delivery of all items within all other milestone groups was completed three days earlier than the Guaranteed Milestone Date for those milestone groups respectively (i.e. Number of Early Delivery Days for these milestone groups = three days);

then the Lowest Number of Early Delivery Days = three days and accordingly Seller shall be entitled to a Schedule Bonus of $300,000 (i.e. $100,000 multiplied by three days).

Example Y:

(iv)	assume that Delivery of all items within the “Coal Pulverizers – Base Plates” milestone group is completed ten days earlier than the Guaranteed Milestone Date for that milestone group (i.e. Number of Early Delivery Days for the milestone group = ten days);

(v)	assume that Delivery of all items within the “Coal Pulverizer—Internals” milestone group is completed one day later than the Guaranteed Milestone Date for that milestone group (i.e. Number of Early Delivery Days for the milestone group = zero days);

(vi)	assume that Delivery of all items within all other milestone groups was completed three days earlier than the Guaranteed Milestone Date for those milestone groups respectively (i.e. Number of Early Delivery Days for these milestone groups = three days);

then the Lowest Number of Early Delivery Days = zero days and accordingly Seller shall be entitled to no Schedule Bonus.

5.3	Further understandings in respect of the Schedule Bonus are set out in paragraphs (i) through (ii) below:

(i)	In the event that any item of Equipment is found and shown by Buyer to be defective or damaged for reason(s) attributable to Seller, then Delivery shall not be deemed to have been made until the correction or repair is completed.

(ii)	Upon Delivery of the last item of Equipment shown in Section 5, Appendix 5, Attachment 1 Seller shall submit an invoice to Buyer for any Schedule Bonus to which Seller is entitled and Buyer shall make payment of such Schedule Bonus within sixty (60) days of Buyer’s receipt of the invoice.

By Seller:	By Buyer:

Section 5, Appendix 5 – Schedule Guarantees

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 5, ATTACHMENT 1

GUARANTEED MILESTONE DELIVERY DATES

Table 3.0

SELLER’S GUARANTEED DELIVERY DATES TO JOBSITE FROM EFFECTIVE DATE

MILESTONES (GROUP)	PROJECT	EQUIPMENT DELIVERY LDs *
Coal Pulverizers - Base Plates	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Coal Pulverizer - Internals	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Primary, & Secondary Air Duct erected with structural steel	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Pulverized Coal Fuel Piping and Hangers (Straight Runs)	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Buckstays	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Primary Superheater (Horizontal Banks)	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Primary Superheater Outlet Header	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Windboxes	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Soot Blowers	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Hanger Rods	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Steam Separators & Penthouse Mix Headers	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Upper Furnace Walls	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Burners	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Pendant Reheat Banks	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Pendant Reheat Headers	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day

By Seller:	By Buyer:

Section 5, Appendix 5, Attachment 1

Guaranteed Milestone Delivery Dates

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 5, ATTACHMENT 1

GUARANTEED MILESTONE DELIVERY DATES

SELLER’S GUARANTEED DELIVERY DATES TO JOBSITE FROM NTP

MILESTONES (GROUP)	PROJECT 3	EQUIPMENT DELIVERY LDs
Platen (Secondary) Superheater	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Platen (Secondary) Superheater Headers	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Downcomers	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Furnace Roof Walls	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Horizontal Reheater Sections	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Economizer Banks	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Economizer Outlet Headers	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Lower Furnace Walls	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Back Pass Walls	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Balance of Large Bore Fabricated ASME Sect I Piping (w/Valves and Hangers) and Pressure Parts	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Air Heaters	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
SCR Components in Duct and Piping	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Reagent System (Dilution Air Skid)	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Balance of Flues & Ductwork w/Hangers, Expansion Joints, Dampners and Turning Vanes	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day
Fans and Motors	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day

By Seller:	By Buyer:

Section 5, Appendix 5, Attachment 1

Guaranteed Milestone Delivery Dates

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 5, ATTACHMENT 1

GUARANTEED MILESTONE DELIVERY DATES

SELLER’S GUARANTEED DELIVERY DATES TO JOBSITE FROM NTP

MILESTONES (GROUP)	PROJECT 3	EQUIPMENT DELIVERY LDs
Catalyst	***	1 - 10 Days 11-20 Days 21 and more	$***/ Day $***/Day $***/Day

NOTES TO TABLE 3.0

1. All associated parts and hardware required to install each item shall be delivered with the item except for minor items that do not impede erection or operation of the equipment.

2. All other components to complete the Work will be delivered in a manner that supports Buyer’s erection schedule.

3. Buyer will accept early Delivery of Equipment up to thirty (30) Days before the Guaranteed Milestone Delivery Dates.

4. Seller will not deliver Equipment packages earlier than thiry (30) Days ahead of the Guaranteed Milestone Dates without prior written consent of Buyer.

5. Buyer has the right to delay delivery of any item in accordance with Section 5, Article SC-40, “Deferred Delivery”.

6. The aggregate liquidated damages amount on component deliveries shall not exceed $ *** per day, for first 30 days of delays, $ *** per day, from 31 – 60 days of delay, and $ *** per day after 61 days of delay.

***	Confidential Matieral Redacted and Filed Separately with the Commission.

By Seller:	By Buyer:

Section 5, Appendix 5, Attachment 1

Guaranteed Milestone Delivery Dates

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 6

EQUIPMENT INVOICE SCHEDULE

Seller may submit an invoice for each milestone upon achieving such milestone but not earlier than the period shown in “Column 1” of as set forth in the Table below.

Invoices for Section 1, Item No. 1.1 shall be as follows:

Invoice, Months From Effective Date	Payment Milestone	Project 3
0
1	Full Release (initial payment*) Paid	***	%
2		***	%
3		***	%
4		***	%
5		***	%
6		***	%
7		***	%
8		***	%
9		***	%
10		***	%
11		***	%
12		***	%
13		***	%
14		***	%
15		***	%
16		***	%
17		***	%
18		***	%
19		***	%
20		***	%
21		***	%
22		***	%
	Percent (%) of Total Price	100.00%

NOTE 1: Mutually agreeable milestones will be added to the above schedule of payments.

*** Confidential Material Redacted at filed Separately with the Commission

By Seller:	By Buyer:

Section 5, Appendix 6 – Equipment Invoice Schedule

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 6

EQUIPMENT INVOICE SCHEDULE

Invoices for Technical Representatives – Section 1, Item Nos. 1.2 to 1.4

One hundred percent (100%) of respective amounts for Item No. 1.2 and one hundred percent (100%) of Item No. 1.3 shall be submitted monthly based on the prorated basis of the services rendered in the respective month. The Daily Time Sheets approved by Buyer’s representative shall be submitted with a monthly basis.

By Seller:	By Buyer:

Section 5, Appendix 6 – Equipment Invoice Schedule

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 7

TERMINATION PAYMENT SCHEDULE

End of Month After Effective Date	Measurable Milestone	Project
1	Notice to Proceed	***
2		***
3		***
4		***
5		***
6		***
7		***
8		***
9		***
10		***
11		***
12		***
13		***
14		***
15		***
16		***
17		***
18		***
19		***
20		***
21		***

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

By Seller:	By Buyer:

Section 5, Appendix 7 – Termination Payment Schedule

TXU STANDARD PROJECT

PROJECT

SECTION 5 – APPENDIX 8

B&W PARENT COMPANY GUARANTEE

This Guarantee given and delivered by McDermott International, Inc., a company organized under the laws of Panama, herein called “Guarantor”, to TXU Generation Development Company LLC, herein called “Buyer,” with respect to Purchase Order Number TBD , dated [                ] (herein called “Purchase Order”) between Buyer and The Babcock & Wilcox Company, a Delaware corporation, for the supply of certain boiler and associated equipment for the [                ] Project.

WITNESSETH

That in order to induce Buyer to enter into the Purchase Order with The Babcock and Wilcox Company (herein called "Affiliate”), an affiliated company of Guarantor, and in consideration of Buyer entering into the Purchase Order with Affiliate, the Guarantor has determined that executing this Guarantee is in its interest and to its financial benefit and it is hereby agreed as follows:

1.	Guarantor, for itself, its successors and permitted assigns, hereby irrevocably and unconditionally guarantees to Buyer, its successors and permitted assigns, as primary obligor and not as surety, the full and faithful performance by Affiliate, its successors and assigns of each and every one of the terms, provisions, conditions, obligations and agreements on the part of Affiliate to be made, carried out, performed or observed as provided in the Purchase Order.

2.	If at any time default is made by Affiliate in the performance of any of the terms, provisions, conditions, obligations and agreements in the Purchase Order or in the payment of any sums payable pursuant thereto which are to be made, carried out, performed, paid or observed by Affiliate, Guarantor will well and truly perform, or cause to be so performed, such terms, provisions, conditions, obligations and agreements in the Purchase Order. Save as provided in and subject to the terms of this Guarantee, any monies which are payable by Affiliate pursuant to the Purchase Order which may not be recoverable from Affiliate shall nevertheless be recoverable by Buyer from Guarantor as if Guarantor were principal debtor. All payments by Guarantor hereunder shall be made in full, without set-off or counterclaim and free and clear of any deductions or withholdings in immediately available, freely transferable, cleared funds to the account of Buyer as notified to Guarantor by Buyer.

3.	Guarantor agrees that its obligations hereunder shall not be discharged nor shall they be affected by reason of: (i) any legal limitations, disabilities, incapacities or want of powers on the part of Affiliate to enter into the Purchase Order; or (ii) the invalidity or unenforceability of the obligations of Affiliate under the Purchase Order arising from or related to the liquidation, winding up or dissolution of Affiliate; or (iii) the appointment of or acts of a receiver or liquidator on behalf of Affiliate (including, without limitation, the ability of any liquidator of Affiliate to disclaim obligations of Affiliate arising under the Purchase Order).

4.	Guarantor covenants and agrees with Buyer, its successors and permitted assigns that (i) waiver by Buyer of any of the terms, provisions, conditions, obligations and agreements of the Purchase Order, (ii) any modification or changes to the Purchase Order, (iii) the giving of any consent to an assignment or the making of any assignment of the Purchase Order and (iv) the granting of extensions of time to Affiliate, its successors and permitted assigns may all or any of them be made and done without notice to Guarantor and without in any way affecting, changing or releasing Guarantor from its obligations given under this Guarantee, and such changes or extensions of time may be granted, such waiver and consents may be given and such modifications and assignments may be made without notice to or the consent of Guarantor and without impairing the obligations of the Guarantee hereby given.

By Seller:	By Buyer:

Section 5, Appendix 8 – B&W Parent Company Guarantee

TXU STANDARD PROJECT

PROJECT

SECTION 5 – APPENDIX 8

B&W PARENT COMPANY GUARANTEE

5.	Following the making of demand on the Affiliate (but without having to take any proceeding against the Affiliate) and after resorting to any letter of credit provided by Affiliate under the Purchase Order, Buyer may enforce this Guarantee against Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein.

6.	The liability of the Guarantor under this Guarantee shall in no event be greater than that of Affiliate under the Purchase Order, and the Guarantor shall have available to it, in any action or proceeding by Buyer seeking performance of this Guarantee, or damages for its non-performance of this Guarantee, all defenses and counterclaims which Affiliate would be able to raise in an action by Buyer against Affiliate seeking performance or damages for non-performance under the Purchase Order.

7.	If a demand, in accordance with this Guarantee, is made upon the Guarantor and the Guarantor duly and properly performs the obligations of Affiliate then, to that extent only, Affiliate shall be released from such obligations by the Buyer.

8.	This Guarantee shall expire upon final fulfillment by Affiliate of all its obligations under the Purchase Order or in lieu thereof by Guarantor under this Guarantee. Upon the date of expiry, this Guarantee shall be of no further effect, except in respect of claims or demands made under this Guarantee on or before such expiry date.

9.	On written notice to the Guarantor, this Guarantee may be assigned by Buyer to any legal entity or entities to whom Buyer’s rights and/or obligations under the Purchase Order are assigned in accordance with the terms of the Purchase Order.

10.	Guarantor represents and warrants that:

(a) It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(b) It has the power and authority and legal right to execute and deliver this Guarantee and to perform its obligations hereunder. The execution and delivery by it of this Guarantee and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guarantee constitutes a legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms.

(c) Neither the execution and delivery by it of this Guarantee, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries or (ii) its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it is bound, or conflict with or constitute a default thereunder. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other

By Seller:	By Buyer:

Section 5, Appendix 8 – B&W Parent Company Guarantee

TXU STANDARD PROJECT

PROJECT

SECTION 5 – APPENDIX 8

B&W PARENT COMPANY GUARANTEE

action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guarantee or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guarantee.

11.	This Guarantee is governed by, and shall be construed in accordance with, the laws of the State of Texas without reference to the conflict of laws rules thereof. This Guarantee is intended to be fully enforceable in accordance with its terms and constitutes a guarantee of Affiliate’s obligations and liabilities arising out of or in connection with the Purchase Order. In the event that any issue, matter or dispute arises under the Purchase Order which is resolved under the Purchase Order, including any issue, matter or dispute which is resolved in accordance with the dispute resolution provisions under the Purchase Order, such issue, matter or dispute shall be deemed to have been conclusively determined for the purpose of this Guarantee and neither party to this Guarantee will thereafter take any steps to argue that such issue, matter or dispute should be resolved under this Guarantee in any different manner from the resolution under the Purchase Order and the parties waive any right to do so.

12.	TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTEE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OR FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS. THE PARTIES, TO THE EXTENT THEY MAY LEGALLY DO SO, IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS (OR ANY SIMILAR LEGAL DOCTRINE) OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION IN THE STATE OR FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS, AND IRREVOCABLY STIPULATE THAT THE STATE OR FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF RELATED TO THIS GUARANTEE. THE PARTIES EACH AGREE, TO THE FULLEST EXTENT PERMITTED BY FEDERAL LAW, NOT TO RAISE ANY OBJECTION TO THE REMOVAL OR TRANSFER TO THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS OF ANY SUCH PROCEEDING THAT IS INITIALLY BROUGHT IN ANY OTHER COURT. THE PARTIES ALSO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE. THE PARTIES EACH AGREE THAT IT WILL NOT FILE ANY MOTION OR ASSERT ANY DEFENSE IN ANY SUCH PROCEEDING THAT IS INCONSISTENT WITH THE FOREGOING AGREEMENTS, WAIVERS, CONSENTS OR STIPULATIONS. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTEE.

Guarantor hereby irrevocably appoints McDermott International Inc. at 757 N. Eldridge Parkway, Houston, Texas 77079 as its agent for service of process. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

By Seller:	By Buyer:

Section 5, Appendix 8 – B&W Parent Company Guarantee

TXU STANDARD PROJECT

PROJECT

SECTION 5 – APPENDIX 8

B&W PARENT COMPANY GUARANTEE

To the extent Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property based on place of personal jurisdiction, Guarantor hereby irrevocably waives such immunity with respect to its obligations under the Guarantee.

IN WITNESS WHEREOF, Guarantor has executed this Guarantee this      day of                     , 2006.

MCDERMOTT INTERNATIONAL, INC.

Signed:

Name:
Title:
(Duly Authorized Officer of Guarantor)

Witness by:

Name:
Title:

By Seller:	By Buyer:

Section 5, Appendix 8 – B&W Parent Company Guarantee

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 10

NARRATIVE ON DELIVERY AND FABRICATION

Seller’s proposed narrative description of method of delivery (multi-modal ship – rail – truck – heavy haul) and level of shop fabrication or modularization (fully assembled modules with casing attached or casing and columns both attached, fully shop assembled pipe spools with valves and fittings attached; size of shipping containers, equipment preservation, etc.) is summarized below.

Component Description	Number of Pieces (Refer to N-2)	Narrative on Delivery and Fabrication
All deliveries are by truck unless otherwise noted.

Downcomer System		Shipped as loose pieces with weld end preps included.

Supply Tubes		Shipped as loose pieces of size suitable for truck shipment. Weld end preps included.

Riser Tubes		Shipped as loose pieces of size suitable for truck shipment. Weld end preps included.

Furnace Upper Water Wall Headers		28 Shipped as an assembly attached to respective water wall panel. 2 Shipped loose.

Furnace Intermediate Water Wall Headers		Shipped as an assembly attached to respective water wall mix panel.

Furnace Lower Water Wall Headers		Shipped as an assembly attached to spiral hopper assembly.

Primary Superheater Headers		Shipped as an assembly with tube stubs provided.

Reheater Headers		Shipped as an assembly with tube stubs provided.

Upper Economizer Headers		Shipped as an assembly with tube stubs provided.

Intermediate Economizer Headers		Shipped as an assembly with tube stubs provided.

Lower Economizer Headers		Shipped as an assembly with tube stubs provided.

Sat. Steam Pipe (Drum To Boiler)		Not Applicable.

By-Pass, Steam Separator to Economizer		Shipped as loose pieces of size suitable for truck shipment. Weld end preps included.

Steam Separators		Shipped as an assembly with nozzle connections provided.

Water Collection Tank		(1) WCT Shipped in (2) TWO pieces with nozzle connections provided. Weld end preps included

Economizer Link Pipe		Shipped as loose pieces of size suitable for truck shipment. Weld end preps included.

Superheater Links		Included as part of Superheater header

Desuperheater		Shipped as an assembly with weld end preps provided.

Primary Superheater Interconnecting Pipe		2 Circuits, Shipped as (4) loose pieces of size suitable for truck shipment. Weld end preps included.

By Seller:	By Buyer:

Section 5, Appendix 10 – Narrative on Delivery and Fabrication

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 10

NARRATIVE ON DELIVERY AND FABRICATION

Component Description	Number of Pieces (Refer to N-2)	Narrative on Delivery and Fabrication
Superheater # 3 (Finishing) Interconnecting Pipe		2 Circuits, Shipped as (2) loose pieces of size suitable for truck shipment. Weld end preps included.

Furnace Loose Tubes (Roof and RW Screen)		Shipped as loose pieces of size suitable for truck shipment. Weld end preps included.

Furnace Water Wall Panels		Shipped as membraned panels. Attachments which do not extend greater than 3” from the face of the panel are shop installed. Headers are attached where applicable. Loose field material supplied at panel splits.

Furnace Roof Panels		Shipped as membraned panels. Attachments which do not extend greater than 3” from the face of the panel are shop installed. Loose field material supplied at panel splits.

Wing wall Panels		Not Applicable

Roof Headers		Shipped as an assembly with tube stubs provided.

Boiler (Rear Pass) Wall Panels		Shipped as membraned panels. Attachments which do not extend greater than 3” from the face of the panel are shop installed. Headers attached where applicable. Loose field material supplied at panel splits.

Boiler (Rear Pass) Roof Panels		Not Applicable

Boiler (Rear Pass) Loose Tubes		Shipped as loose pieces of size suitable for truck shipment. Weld end preps included.

Primary Superheater #1 Loose Tubes		Ship with Economizer 2-section high sheet modules

Primary Superheater #1 Tube Sections		25 modules one bank high with 10 sections per module, and 125 – two banks high sheet modules with 2 sections per module 125 pendants sections

Superheater # 2 Tube Sections (Platens)		Shipped as individual sections with two 20 tube rows per section. Castings, supports and tube shields (if applicable) are shop attached. Side to side ties/spacers and seal plates at roof are supplied loose.

Superheater # 2 loose tubes		Not Applicable

Superheater # 3 loose tubes		Not Applicable

Superheater # 3 (Finishing) Tube Sections		Shipped as two banks with the front bank containing 47 sections and the rear bank

By Seller:	By Buyer:

Section 5, Appendix 10 – Narrative on Delivery and Fabrication

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 10

NARRATIVE ON DELIVERY AND FABRICATION

Component Description	Number of Pieces (Refer to N-2)	Narrative on Delivery and Fabrication
containing 47 sections. Inlet and outlet manifold headers are shop attached to each bank as required. Castings, supports and tube shields (if applicable) are shop attached. Side to side ties/spacers and seal plates at roof are supplied loose.

Primary Reheater Loose Tubes		Not Applicable

Primary Reheater Tube Sections		251 3-section high sheet modules with connecting tubes attached 125 pendant sections

Final Reheater Tube sections		125 pendant sections

Economizer Loose Tubes (Stringers, loose tubes to and from Economizer under RSH)		Shipped as loose pieces of size suitable for truck shipment. Weld end preps included.

Economizer Tube Sections		250 2-section high sheet modules under PSH 251 2-section high sheet modules under RSH

Hanger Rods, Spring Supports		Shipped as loose pieces.

Buckstays & Furnace Guides		Shipped as loose pieces.

Access Doors & Instrument Inserts		Doors and frames shipped as a complete assembly separate from panels.

Tight Roof Casing		Shipped as separate casing panels with stiffeners attached where possible.

Economizer Casing		Shipped as separate casing panels with stiffeners attached where possible.

Penthouse Platework		Shipped as separate casing panels with stiffeners attached where possible. Framing and support beams shipped loose.

Furnace Bottom Seals		Shipped as loose pieces.

Furnace Wall Boxes		Wall Boxes which do not extend greater than 3” from the face of the panel are shop installed. Otherwise, they are shipped loose.

Scallop & Seal Bars		Shipped as individual pieces as required for field installation.

Misc. Structural Steel

Fly Ash Hoppers		Shipped as separate casing panels with stiffeners attached where possible.

Bottom Ash Hoppers		N/A

Flue Gas Duct (sections or panels)		Shipped as knocked down panels with stiffeners attached. Panel sizes suitable for truck shipment.

By Seller:	By Buyer:

Section 5, Appendix 10 – Narrative on Delivery and Fabrication

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 10

NARRATIVE ON DELIVERY AND FABRICATION

Component Description	Number of Pieces (Refer to N-2)	Narrative on Delivery and Fabrication
Gas Outlet Duct		Shipped as knocked down panels with stiffeners attached. Panel sizes suitable for truck shipment.

Primary Air Duct (sections or panels)		Shipped as knocked down panels with stiffeners attached. Panel sizes suitable for truck shipment.

Secondary Air Duct (sections or panels)		Shipped as knocked down panels with stiffeners attached. Panel sizes suitable for truck shipment.

Burner Windbox		Shipped as separate casing panels with stiffeners attached where possible. Internal trusses shipped loose as pieces.

Dampers		Shipped as loose pieces for field assembly into flues and ducts.

Expansion Joints		Shipped as loose pieces for field assembly into flues and ducts.

Inlet Duct To FD Fan

FD Fan To Air Heater Duct		Shipped as knocked down panels with stiffeners attached. Panel sizes suitable for truck shipment.

Air Heater By Pass Duct		N/A

Air Preheater (Regenerative)		See Air Heater Description provided in Attachment 1

Air Preheater Baskets		See Air Heater Description provided in Attachment 1

Steam Coil Air Heater(s)		Level of shop fabrication as determined by vendor.

Fuel Feeders		Level of shop fabrication as determined by vendor.

Pulverizers		Main ship units per pulverizer include (but not limited to) gear box base plate assembly, bottom housing assembly, tension cylinder assembly, gear drive, yoke, yoke seal assembly, intermediate housing assembly, ring seat assembly, roll wheel assembly, pressure frame assembly, spring frame, top housing assembly, and swing valve assembly. Numerous smaller ship units for items such as nuts, bolts, gaskets, rings, seals, steel, etc, will also be provided.

Burners & Ignitors		Main burner assembly and ignitor shipped separately. Miscellaneous items shipped loose to field include (but not limited to): windbox extension flange, slip seal assembly, nuts, bolts, gaskets, drive yoke, washers, pins, retainer rings and plates, coal elbow, ignitor transformer, and misc. steel.

By Seller:	By Buyer:

Section 5, Appendix 10 – Narrative on Delivery and Fabrication

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 10

NARRATIVE ON DELIVERY AND FABRICATION

Component Description	Number of Pieces (Refer to N-2)	Narrative on Delivery and Fabrication
Sootblowers		Level of shop fabrication as determined by vendor.

Circulating Pumps & Drives		Level of shop fabrication as determined by vendor.

Secondary Air Fan		Level of shop fabrication as determined by vendor.

Primary Air Fan		Level of shop fabrication as determined by vendor.

Seal Air Fan		Level of shop fabrication as determined by vendor.

Selective Catalytic Reduction		Reactor box shipped as separate casing panels with stiffeners attached where possible. Support beams shipped loose. 504 Catalyst blocks shipped independently.

Ammonia Skid(s)		Skid is completely shop assembled by vendor

Bidder Supplied Pipe

2.5” OD and larger pipe will be delivered as shop assembled spool pieces of size suitable for truck shipment. Fittings and flanges included with shop spools. Valves delivered loose to field.

Pipe systems smaller than 2.5” OD will be delivered as loose bulk material (pipe, fittings, flanges, etc.) for fit-up and routing in the field.

Pipe Hangers:		Shipped as loose pieces as required for each piping system.

By Seller:	By Buyer:

Section 5, Appendix 10 – Narrative on Delivery and Fabrication

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 10

NARRATIVE ON DELIVERY AND FABRICATION

Size 34.5-VI-78 (98” Casing) Modular Rotor Trisector

PRELIMINARY SHIPPING VOLUMES PER AIR PREHEATER

	Component	Unit of Measure	Quantity (For (Information Only)	Length (ft.)	Width (ft.)	Height (ft.)
1	Cold end center section	Piece	1	62	13	12
1	Hot end center section	Piece	1	62	13	7
1	Duct corner	Piece	6	29	11	3
1	Duct panels	Bundles	2	25	11	4
1	Pipe braces	Box	2	30	3	3
1	Cold end primary center section	Piece	1	23	11	12
1	Hot end primary center section	Piece	1	23	12	7
1	Post & trunnion assembly	Piece	1	26	7	7
1	Rotor module includes baskets	Piece	18	26	11	11
1	Main pedestal & axial seal plate	Piece	2	15	13	2
1	Side pedestal components	Bundles	2	22	11	1
1	Rotor drive panel	Piece	1	22	6	1
1	Gas & air side panels	Bundles	4	18	9	3
1	Primary pedestal ass’y	Piece	2	15	8	1

By Seller:	By Buyer:

Section 5, Appendix 10 – Narrative on Delivery and Fabrication

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 10

NARRATIVE ON DELIVERY AND FABRICATION

PRELIMINARY SHIPPING VOLUMES PER AIR PREHEATER

	Component	Unit of Measure	Quantity (For (Information Only)	Length (ft.)	Width (ft.)	Height (ft.)
1	Rotor drive base	Piece	1	7	5	3
1	Support bearing	Box	1	9	9	3
1	Guide bearing housing	Box	1	10	10	6
1	Guide bearing	Box	1	2	2	2
1	Wash pipes – hot & cold	Box	2	27	3	1
1	Seals	Box	11	4	3	2
1	Pocket rings	Bundles	8	12	2	3
1	Leakage control system sensors	Box	3	6	2	2
1	Rotor angles	Box	2	6	3	2
1	Pin rack	Box	4	6	3	2
1	Oil circ. Systems	Box	2	4	4	3
1	Miscellaneous	Box	4	8	3	3
	Total Shipping Measures		lb.	ft3
1	Shipped from Wellsville		1,916,000	90,400

	Grand Total		1,916,000	90,400

Note 1:	Deviation from shipping configuration described above could be subject to Section 5, Clause SC-11, Backcharges, if it causes an increase to Buyer’s erection effort.

By Seller:	By Buyer:

Section 5, Appendix 10 – Narrative on Delivery and Fabrication

TXU STANDARD PROJECT

PROJECT

SECTION 5 – APPENDIX 12

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is made and entered into as of             ,             , 2006, by and among:

(1) [            ] a              corporation (the “Assignor”);

(2) [SELLER NAME], a              corporation (“Seller”); and

(3) [            ] a              corporation (“Assignee”).

WHEREAS, Assignor and Seller entered into that certain purchase order dated as of             , 2006 relating to the              Project (the “Purchase Order”).

WHEREAS, the terms of the Purchase Order permit the assignment and assumption contained herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Assignment and Assumption. Effective as of the date of this Agreement, Assignor hereby assigns to Assignee all of its obligations, duties, rights, title, benefit, privileges and interest in and to the Purchase Order and Assignee hereby accepts such assignment and assumes and agrees to observe and perform all of Assignor’s obligations and duties under the Purchase Order.

2. Release of Assignor. Effective as of the date of this Agreement, Assignor shall be deemed released from and shall have no further rights, obligations, responsibilities or liabilities under the Purchase Order.

3. Terms of the Purchase Order. The terms of the Purchase Order, including but not limited to Seller’s representations, warranties, covenants, agreements and indemnities, are incorporated herein by this reference. Seller acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Order shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Order and the terms hereof, the terms of the Purchase Order shall govern. Further, all obligations of the Assignor, under the Purchase Order, including but not limited to all payment obligations shall be faithfully performed by Assignee. All disclaimers, limitations of liability, waivers, and releases by Assignor in the Purchase Order apply fully to Assignee.

4. Security Instruments. Effective as of the date of this Agreement, Assignor shall assign to Assignee all of its rights, title, benefit, privileges and interest in and to any parent company guarantee,

By Seller:	By Buyer:

Section 5, Appendix 12 – Assignment Agreement

letter of credit or any other security instrument provided by Seller to Assignor under the terms of the Purchase Order. Seller shall assist in effecting any such assignment.

5. Acknowledgement. Seller and Assignee acknowledge and accept the terms of this Agreement and agree to be bound to each other with respect to all matters arising out of and under the Purchase Order in all respects as if Assignee and Seller had originally executed the Purchase Order as “Buyer” and all references to the “Buyer” in the Purchase Order shall be construed accordingly to refer to Assignee.

6. Governing Law and Jurisdiction. This Agreement is governed by, and construed in accordance with, the laws of the State of Texas without reference to the conflict of laws rules thereof. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL SUCH ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS. THE PARTIES, TO THE EXTENT THEY MAY LEGALLY DO SO, IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS (OR ANY SIMILAR LEGAL DOCTRINE) OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION IN THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS, AND IRREVOCABLY STIPULATE THAT THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF RELATED TO THIS AGREEMENT. THE PARTIES EACH AGREE, TO THE FULLEST EXTENT PERMITTED BY FEDERAL LAW, NOT TO RAISE ANY OBJECTION TO THE REMOVAL OR TRANSFER TO THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS OF ANY SUCH PROCEEDING THAT IS INITIALLY BROUGHT IN ANY OTHER COURT. THE PARTIES ALSO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES EACH AGREE THAT IT WILL NOT FILE ANY MOTION OR ASSERT ANY DEFENSE IN ANY SUCH PROCEEDING THAT IS INCONSISTENT WITH THE FOREGOING AGREEMENTS, WAIVERS, CONSENTS OR STIPULATIONS. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT. AS OF THE DATE OF THIS AGREEMENT, EACH PARTY BELIEVES THAT THE REQUIREMENT OF DIVERSITY OF CITIZENSHIP OF THE PARTIES IS MET.

7. Further Actions. Each party hereto agrees, upon the written request of any other party hereto, to execute documents and take any further step as may be reasonably necessary in order to implement and give full effect to the terms of this Agreement; provided, however, no party hereto shall be required to sign any document it has a reasonable and good faith objection to until the other parties amend the documents to remove the objecting party’s objections.

8. Counterparts. This Agreement may be executed in counterparts, each of which is deemed to be an original, but all of which together shall constitute one and the same instrument.

By Seller:	By Buyer:

Section 5, Appendix 12 – Assignment Agreement

9. Superseded Assignments. It is acknowledged and agreed by all parties hereto that this Agreement supersedes and replaces any and all prior assignment agreements regarding the Purchase Order and any and all such prior assignment agreements shall be of no further force or effect.

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.

[ASSIGNOR NAME]

By:
Title:

[SELLER NAME]

By:
Title:

[ASSIGNEE NAME]

By:
Title:

By Seller:	By Buyer:

Section 5, Appendix 12 – Assignment Agreement

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 13

MAJOR SUBCONTRACTORS LIST

The following is a list of the Major Subcontractors which are acceptable for use by the Seller for the supply of equipment in accordance with this Agreement.

COMMODITY	VENDOR	COUNTRY
Air Heater	Air Preheater	USA

Rotary Basket Design	Balcke Duerr Rothemuhle (acceptable if baskets rotate and NOT housing and with Buyer’s final approval)	Germany

	Howden (fixed rotor design only)	UK

Coal Feeders	Stock Equipment	USA

	Merrick	USA

Dampers	Mader Damper	USA

	TLT Dampers	USA

	Bachmann Dampjoint	Canada

	Effox	USA

FD Fans (Axial Type)	TLT Babcock	USA

	Howden	Denmark

	Flakt-Woods	Sweden

	Shanghai Blower	PRC

	TLT Turbo	Germany

PA Fans (Centrifugal)	TLT Babcock	USA

	Howden	USA

	Flakt Woods	USA

	Robinson	USA

	Shanghai Blower	PRC

By Seller:	By Buyer:

Section 5, Appendix 13 – Major Subcontractors List

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 13

MAJOR SUBCONTRACTORS LIST

COMMODITY	VENDOR	COUNTRY
Pulverizer Gearboxes	Hitachi	Japan

	Chicago Gear (Formosa Gear)	Taiwan

Large Motors	Siemens	USA

	Rockwell	USA

	GE	USA

	TECO-Taiwan	Taiwan

	SEMC	China

Pulverizer Motors	Siemens	USA

	Rockwell	USA

	GE	USA

	TECO-Taiwan	Taiwan

	SEMC	China

SCAH	Aerofin	USA

	Lynchburg Air Preheater	USA

	Cincinnati Heat Exchanger	USA

Safety Valves	Dresser Consolidated	USA

	Crosby	USA

	Tyco (Simco)	USA

Sootblowers	Diamond Power	USA

By Seller:	By Buyer:

Section 5, Appendix 13 – Major Subcontractors List

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 13

MAJOR SUBCONTRACTORS LIST

COMMODITY	VENDOR	COUNTRY
Large Block Valves	Atwood Morrill	USA

	Crane Pacific	USA

	Edwards (Flowserve)	USA

	Tyco	USA

	Velan (McJunkin)	USA

	Weir Valves	USA

Feedwater Stop/Check Valves	Atwood Morrill	USA

	Crane Pacific	USA

	Edwards (Flowserve)	USA

	Tyco	USA

	Velan (McStay)	USA

	Weir Valves	USA

Control Valves	Fisher (AE Ehrke)	USA

	Edwards	UK

	Copes Vulcan	USA

	CCI	USA

	Masonelian	USA

Ammonia Dilution Air Skid	DNX	USA

	Glex	USA

	Ely Energy	USA

	Wahlco	USA

Catalyst	Cormetech	USA

	Halder Topso	USA

	Argillon	Germany

By Seller:	By Buyer:

Section 5, Appendix 13 – Major Subcontractors List

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 13

MAJOR SUBCONTRACTORS LIST

COMMODITY	VENDOR	COUNTRY
Sublet Fabrication of Boiler Pressure Part Components	B&W Beijing Company	PRC

	Vulcan	Romania

	Rafako	Poland

	SES Tlmace	Slovakian Republic

	Sefako	Poland

	HMHI	China

	Doo San Heavy	Korea

Sublet Fabrication of platework (flues, ducts, casings, component fabrications, etc.)	Vipco	Thailand

	Eurotech	Thailand

	B&W Beijing Company	PRC

	JR McDermott	USA

	Merrill Iron	USA

	Southeastern Platework	USA

	Dynasteel	USA

	Titan	USA

	Mountain States Sheet Metal	USA

	PSP	USA

	Chet Morrison	USA

	Torsco	Mayalasia

	Song-da Jurong	Vietnam

	CNPC#7	PRC

	Beijing Power Equipment	PRC

By Seller:	By Buyer:

Section 5, Appendix 13 – Major Subcontractors List

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 13

MAJOR SUBCONTRACTORS LIST

COMMODITY	VENDOR	COUNTRY
Raw Materials - Tubes	Benteler V&M Sumitomo Michigan Seamless Changwon	Germany France/Germany Japan USA Korea

Raw Materials – Pipe & Forgings	Wyman Gordon V&M Federal F Monchieri Scot Forge	USA/UK France/Germany USA/Europe Italy USA

Recirculation Pumps	KSB Hayward Tyler Sulzer Johnston	Germany UK Germany USA

Headers	Trenergy Taylor Forge Wagner Turner Factory Sales Vulcan Scott Process Sefako B&W Beijing Company Mechanica de la Pena	Canada USA USA USA USA Romania USA Poland PRC Spain

By Seller:	By Buyer:

Section 5, Appendix 13 – Major Subcontractors List

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 13

MAJOR SUBCONTRACTORS LIST

COMMODITY	VENDOR	COUNTRY
Burners	East End Welding	USA

By Seller:	By Buyer:

Section 5, Appendix 13 – Major Subcontractors List

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 14

TXU GUARANTEE

This Guarantee given and delivered by TXU US Holdings Company, a Texas corporation, herein called “Guarantor”, to The Babcock & Wilcox Company, a Delaware corporation, herein called “Seller,” with respect to Purchase Order Number              TBD             , dated June [    ], 2006 (herein called “Purchase Order”) between TXU Generation Development Company LLC and Seller for the supply of certain equipment for the [                    ] Project.

WITNESSETH

That in order to induce Seller to enter into the Purchase Order with TXU Generation Development Company LLC (herein called “Devco”), an affiliated company of Guarantor, and in consideration of Seller entering into the Purchase Order with Devco, the Guarantor has determined that executing this Guarantee is in its interest and to its financial benefit and it is hereby agreed as follows:

1.	Guarantor, for itself, its successors and permitted assigns, hereby irrevocably and unconditionally guarantees to Seller, its successors and permitted assigns, as primary obligor and not as surety, the full and faithful performance by Devco, its successors and assigns of each and every one of the terms, provisions, conditions, obligations and agreements on the part of Devco to be made, carried out, performed or observed as provided in the Purchase Order.

2.	If at any time default is made by Devco in the performance of any of the terms, provisions, conditions, obligations and agreements in the Purchase Order or in the payment of any sums payable pursuant thereto which are to be made, carried out, performed, paid or observed by Devco, Guarantor will well and truly perform, or cause to be so performed, such terms, provisions, conditions, obligations and agreements in the Purchase Order. Save as provided in and subject to the terms of this Guarantee, any monies which are payable by Devco pursuant to the Purchase Order which may not be recoverable from Devco shall nevertheless be recoverable by Seller from Guarantor as if Guarantor were principal debtor. All payments by Guarantor hereunder shall be made in full, without set-off or counterclaim and free and clear of any deductions or withholdings in immediately available, freely transferable, cleared funds to the account of Seller as notified to Guarantor by Seller.

3.	Guarantor agrees that its obligations hereunder shall not be discharged nor shall they be affected by reason of: (i) any legal limitations, disabilities, incapacities or want of powers on the part of Devco to enter into the Purchase Order; or (ii) the invalidity or unenforceability of the obligations of Devco under the Purchase Order arising from or related to the liquidation, winding up or dissolution of Devco; or (iii) the appointment of or acts of a receiver or liquidator on behalf of Devco (including, without limitation, the ability of any liquidator of Devco to disclaim obligations of Devco arising under the Purchase Order).

4.	Guarantor covenants and agrees with Seller, its successors and permitted assigns that (i) waiver by Seller of any of the terms, provisions, conditions, obligations and agreements of the Purchase Order, (ii) any modification or changes to the Purchase Order, (iii) the giving of any consent to an assignment or the making of any assignment of the Purchase Order and (iv) the granting of extensions of time to Devco, its successors and permitted assigns may all or any of them be made and done without notice to Guarantor and without in any way affecting, changing or releasing Guarantor from its obligations given under this Guarantee, and such changes or extensions of time

Seller’s Initials:	Buyer’s Initials:

Section 5, Appendix 14 – TXU Guarantee

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 14

TXU GUARANTEE

may be granted, such waiver and consents may be given and such modifications and assignments may be made without notice to or the consent of Guarantor and without impairing the obligations of the Guarantee hereby given.

5.	Seller may enforce this Guarantee without first making demand on, or taking any proceeding against, Devco or resorting to any other security, guarantee or other means of payment and no action (or inaction) by Seller in respect of any such security, guarantee or other means of payment shall prejudice or affect Seller’s rights under this Guarantee. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein.

6.	The liability of the Guarantor under this Guarantee shall in no event be greater than that of Devco under the Purchase Order, and the Guarantor shall have available to it, in any action or proceeding by Seller seeking performance of this Guarantee, or damages for its non-performance of this Guarantee, all defenses and counterclaims which Devco would be able to raise in an action by Seller against Devco seeking performance or damages for non-performance under the Purchase Order.

7.	If a demand, in accordance with this Guarantee, is made upon the Guarantor and the Guarantor duly and properly performs the obligations of Devco then, to that extent only, Devco shall be released from such obligations by the Seller.

8.	Upon written notice to Seller, Guarantor may, without Seller’s consent, assign its obligations under this Guarantee to any of its Affiliates (as such term is defined in Section 5 (Special Conditions) Clause SC-1) who has an unsecured debt rating equivalent to or better than the unsecured debt rating of Guarantor as of the date of this Guaranty (such rating, the “Threshold Rating”), as determined by either Standard & Poor’s or Moody’s (or if either one or both are not available, an equivalent rating from an alternative rating source reasonably acceptable to Seller).

Upon the assignment of Guarantor’s obligations hereunder to any permitted assignee, and such permitted assignee’s assumption in writing in of such obligations, Guarantor shall be deemed released from and shall have no further rights, obligations, responsibilities or liabilities under this Guaranty.

Guarantor shall be deemed released from and shall have no further obligations, responsibilities or liabilities under this Guaranty on the earlier of (x) the date Devco assigns the rights and obligations of the Purchase Order to Bechtel Power Corporation or another nationally recognized engineering, procurement and construction contractor as permitted in the Purchase Order and (y) the date Devco has written commitments from lenders or equity investors (where the lead lender or investor has a Tangible Net Worth (as defined below) of at least One Hundred Fifty Million Dollars ($150,000,000) and an equivalent or higher credit rating than the Threshold Rating) to provide financing for the Project in an amount equal to or no less than the portion of the remaining obligations then remaining to be paid under the Purchase Order. “Tangible Net Worth” shall mean the sum of (i) assets, including permits, contracts and leases, less (ii) intangible assets, including goodwill, patents, copyrights and trademarks, less (iii) total liabilities.

9.	Guarantor represents and warrants that:

(a) It is a corporation duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the

Seller’s Initials:	Buyer’s Initials:

Section 5, Appendix 14 – TXU Guarantee

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 14

TXU GUARANTEE

laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(b) It has the corporate power and authority and legal right to execute and deliver this Guarantee and to perform its obligations hereunder. The execution and delivery by it of this Guarantee and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guarantee constitutes a legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms.

(c) Neither the execution and delivery by it of this Guarantee, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries or (ii) its articles of incorporation or by-laws, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it is bound, or conflict with or constitute a default thereunder. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guarantee or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guarantee.

10.	This Guarantee is governed by, and shall be construed in accordance with, the laws of the State of Texas without reference to the conflict of laws rules thereof. This Guarantee is intended to be fully enforceable in accordance with its terms and constitutes a guarantee of Devco’s obligations and liabilities arising out of or in connection with the Purchase Order. In the event that any issue, matter or dispute arises under the Purchase Order which is resolved under the Purchase Order, including any issue, matter or dispute which is resolved in accordance with the dispute resolution provisions under the Purchase Order, such issue, matter or dispute shall be deemed to have been conclusively determined for the purpose of this Guarantee and neither party to this Guarantee will thereafter take any steps to argue that such issue, matter or dispute should be resolved under this Guarantee in any different manner from the resolution under the Purchase Order and the parties waive any right to do so.

11.	TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS. THE PARTIES, TO THE EXTENT THEY MAY LEGALLY DO SO, IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS (OR ANY SIMILAR LEGAL DOCTRINE) OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION IN THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS, AND IRREVOCABLY STIPULATE THAT THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF RELATED TO THIS GUARANTY. THE PARTIES EACH AGREE, TO THE FULLEST EXTENT PERMITTED BY FEDERAL LAW, NOT TO RAISE ANY OBJECTION TO THE REMOVAL OR TRANSFER TO THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS,

Seller’s Initials:	Buyer’s Initials:

Section 5, Appendix 14 – TXU Guarantee

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 14

TXU GUARANTEE

STATE OF TEXAS OF ANY SUCH PROCEEDING THAT IS INITIALLY BROUGHT IN ANY OTHER COURT. THE PARTIES ALSO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY. THE PARTIES EACH AGREE THAT IT WILL NOT FILE ANY MOTION OR ASSERT ANY DEFENSE IN ANY SUCH PROCEEDING THAT IS INCONSISTENT WITH THE FOREGOING AGREEMENTS, WAIVERS, CONSENTS OR STIPULATIONS. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTY. AS OF THE DATE OF THIS GUARANTY, EACH PARTY BELIEVES THAT THE REQUIREMENT OF DIVERSITY OF CITIZENSHIP OF THE PARTIES (ONE OF THE REQUIREMENTS NEEDED FOR A FEDERAL COURT TO HAVE SUBJECT MATTER JURISDICTION OVER A DISPUTE BETWEEN THE PARTIES) IS MET.

Guarantor hereby irrevocably appoints TXU US Holdings Company, 1601 Bryan, Dallas, Texas 75205 as its agent for service of process. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

To the extent Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property based on lace of personal jurisdiction, Guarantor hereby irrevocably waives such immunity with respect to its obligations under the Guarantee.

IN WITNESS WHEREOF, Guarantor has executed this Guarantee this      day of June     , 2006.

TXU US HOLDINGS COMPANY

Signed:
Name:
Title:
(Duly Authorized Officer of Guarantor)

Seller’s Initials:	Buyer’s Initials:

Section 5, Appendix 14 – TXU Guarantee

TXU STANDARD PROJECT

PROJECT

SECTION 6

SUPPLIER QUALITY SURVEILLANCE INSTRUCTIONS

1.0	QUALITY SURVEILLANCE

Seller shall have a documented quality management system that complies with ISO or equivalent international or national standard. Specific requirements concerning quality program requirements, implementation and documentation, including documentation are defined in the Purchase Order. These Supplier Quality Systems requirements are to be submitted regardless of any previous submittals made as part of other purchase order requirements.

The “Requirements for Supplier Quality Systems” specification does not delete or revise any requirements of the bid, purchase, or contract documents. If any inconsistency is considered to exist between the “Requirements for Supplier Quality Systems” specification and other bid, purchase or contract documents, the Seller shall promptly bring it to the attention of the Buyer for resolution.

Seller shall assure that sub-tier suppliers and contractors comply with the “Requirements for Supplier Quality Systems” specification.

Quality Surveillance is defined as Buyer’s selective review, observation and evaluation of processes, procurement, manufacturing operations, quality control systems and programs to assist Buyer in monitoring Seller’s compliance with the quality requirements of the Purchase Order. Quality Surveillance may consist of all or part of the following activities.

•	Quality Planning	•	Surveillance	•	Supplier Evaluation

•	Quality Program Verification	•	Audit of Quality Programs	•	Order Status Verification

2.0	SCOPE

2.1	Equipment on this Purchase Order may be subject to quality surveillance, at any time, by Buyer, Owner or authorized representatives of either, who shall be granted free access to any and all parts of Seller’s plant(s) or Seller’s sub-supplier’s plant(s) engaged in the manufacture or manufacturing process of the Equipment for the purposes of performing quality surveillance. It is understood that the prices stated in this Purchase Order include these quality surveillance requirements. Buyer will not consider any Seller requests for extra cost to comply with these requirements.

2.2	Buyer’s Quality Surveillance Representative shall be allowed access to Seller’s process control and quality verification records to review process and quality verification documents. Review of these documents will include verification of compliance with the specifications and applicable codes or standards specified in this Purchase Order.

2.3	Seller shall maintain records of Buyer’s review of drawings, data and procedures as specified in this Purchase Order. Seller shall make copies of reviewed documents available for use by Buyer’s Quality Surveillance Representative at Seller’s facility or Seller’s sub-suppliers facilities.

2.4	It is Seller’s responsibility to manufacture the Equipment in accordance with requirements of this Purchase Order and to inspect the Equipment thoroughly prior to presentation to Buyer’s Quality Surveillance Representative for verification of compliance to the Purchase Order. The Equipment that is subject to release by Buyer’s Quality Surveillance Representative is included in Section 2, Technical Specifications. Seller shall not ship any Major Equipment that as is included in Quality

By Seller:	By Buyer:

Section 6 - Supplier Quality Surveillance Instructions

TXU STANDARD PROJECT

PROJECT

SECTION 6

SUPPLIER QUALITY SURVEILLANCE INSTRUCTIONS

Surveillance Plan until final quality surveillance has been satisfactorily completed by Buyer and a written release for shipment is received from Buyer’s Quality Surveillance Representative or Buyer authorizes waiver of final quality surveillance in writing.

2.5	Equipment covered by this Purchase Order will be subject to at least the minimum level of quality surveillance specified. Detailed requirements for these activities are provided in the Buyer’s Quality Surveillance Plan in Section 2, Technical Specifications contained in this Purchase Order. These requirements define the minimum quality surveillance to be performed by Buyer’s Quality Surveillance Representative. Seller will submit its recommended inspection and test plan for major equipment so buyer can identify additional witness points, if required.

2.6	Buyer’s performance of any quality surveillance or failure to perform any quality surveillance shall in no way relieve Seller from its obligations to conform to all of the requirements of this Purchase Order.

2.7	Seller shall provide reasonable facilities for Buyer’s representative to conduct quality surveillance activities for this Purchase Order. These facilities include workspace, communication and nominal reproduction support.

3.0	DEFINITIONS

3.1	WITNESS POINTS (W) - Witness points are defined as steps in manufacturing and testing, whereby Seller is obligated to advise Buyer’s Quality Surveillance Representative at least ten (10) Business Days for North America and fifteen (15) Business Days for outside of North America in advance of the operation so that it may be witnessed. Seller may proceed with work past the witness point if Buyer’s Quality Surveillance Representative had been properly notified for North America and fifteen (15) Business Days for outside of North America Days prior to the witness point. In the event Buyer’s Quality Representative defers a witness point, the next same operation shall be witnessed. Results of Seller’s inspection/testing shall be available to Buyer’s Quality Surveillance Representative for review/verification.

3.2	HOLD POINTS (H) - Hold points are defined as critical steps in manufacturing and testing, whereby Seller is obligated to advise Buyer’s Quality Surveillance Representative at least ten (10) Business Days for North America and fifteen (15) Business Days for outside of North America in advance of the operation so that it may be witnessed. For Headers, Pressure Parts & Membrane Tube Wall Panels; Structural Steel; and Ducting and Breaching, Seller shall provide a monthly Supplier Quality notification of inspection points in lieu of individual notifications and provide short term notice to Buyer’s Supplier Quality Representative, if resident, at the Seller’s or Subcontractor’s facilities. Seller may proceed with work past the hold point without witness by the Buyer’s Quality Surveillance Representative if Buyer’s Quality Surveillance Representative fails to be present for the Hold Point.

3.3	IN PROCESS (IP) - In-process surveillance may be performed on any manufacturing, inspection or testing activity. Specific activities may be identified as in-process quality surveillance points. Buyer’s Quality Surveillance Representative shall coordinate in-process quality surveillance according to Seller’s scheduled activities.

3.4	INITIAL VISIT - Prior to the start of manufacturing, the assigned Buyer Quality Surveillance Representative may conduct an initial visit to review the quality requirements of the Purchase Order

By Seller:	By Buyer:

Section 6 - Supplier Quality Surveillance Instructions

TXU STANDARD PROJECT

PROJECT

SECTION 6

SUPPLIER QUALITY SURVEILLANCE INSTRUCTIONS

with responsible Seller management.

4.0	QUALITY SURVEILLANCE NOTIFICATION

As a minimum, the following Quality Surveillance Witness and Hold points require advance Seller notification to Buyer:

4.1	Witness Points

The Witness points are listed in the Material Requisition.

4.2	Hold Points

The Witness points are listed in the Material Requisition.

4.3	Seller is required to provide notification of Witness and Hold points as stated in paragraphs 3.1 and 3.2.

5.0	QUALITY SURVEILLANCE CONTACT

Buyer’s Quality Surveillance contact for this Purchase Order is: Later

(P.O. ENTITY – SHOULD BE SAME AS P.O. COVER PAGE)

(PROJECT NAME – SHOULD BE SAME AS P.O. COVER PAGE)

(STREET ADDRESS)

(MAILING ADDRESS)

(CITY, STATE, COUNTRY, ZIP CODE)

ATTENTION:

TELEPHONE:

FACSIMILE:

E-MAIL:

By Seller:	By Buyer:

Section 6 - Supplier Quality Surveillance Instructions

TXU STANDARD PROJECT

PROJECT

SECTION 7

EXPEDITING INSTRUCTIONS

In addition to the Expediting requirements described in the General or Special Conditions, the following requirements are applicable to this Purchase Order:

1.0	MILESTONE SCHEDULE

Seller shall furnish to Buyer’s Expeditor, no later than four (4) weeks after award of the Purchase Order, a complete schedule that forecasts or acknowledges start/finish dates for at the least the following:

•	Order Entry

•	Engineering

•	Material Acquisition

•	Manufacturing status showing at least dates for placement of subcontracts of material receipt, fabrication start and complete date of components of Equipment including that of Major Subcontractors, preparation for shipment, etc.

•	Witness and Hold Points for Buyer Quality Surveillance activities

•	Shipment/Delivery

The Milestone Schedule shall show the Seller’s shop order number used for internal tracking of Buyer’s Purchase Order.

2.0	MONTHLY PROGRESS REPORT

Seller shall furnish a Monthly Progress Report to Buyer’s Expeditor in sufficient detail to allow a realistic evaluation of Seller’s progress towards Purchase Order completion. As a minimum, the following information shall be included on all Monthly Progress Reports:

1.	An Executive Summary outlining prior month work activities with a forecast of the work activities or action items that will be performed in the upcoming month.

2.	Status of all Seller drawing and data submittals

3.	Major Subcontractor furnished Equipment list showing component, Purchase Order Number, sub-supplier name and contact information including address, phone number, facsimile number and e-mail address.

4.	Milestone schedule progress update including actual or forecast start/finish dates and percent complete for all activities with progress tracked against the original milestone schedule dates.

5.	A calendar of holidays and plant shutdowns for Seller and Seller’s sub-suppliers

6.	Status of any labor contracts for Seller and Seller’s sub-suppliers

By Seller:	By Buyer:

Section 7, Expediting Instructions

TXU STANDARD PROJECT

PROJECT

SECTION 7

EXPEDITING INSTRUCTIONS

The initial Monthly Progress Report shall be submitted no later than four (4) weeks after award of the Purchase Order with subsequent reports being submitted every month thereafter on a date mutually agreed between Buyer and Seller.

3.0	ORGANIZATION CHART

Seller shall furnish an organization chart to Buyer’s Expeditor showing key members of Seller’s team plus two (2) levels of management above the designated Project Manager. For each person/position shown on the organization chart, Seller shall submit a contact list identifying prime and alternate contacts, telephone number, facsimile number and e-mail address.

4.0	SELLER PURCHASE ORDERS

When requested by Buyer’s Expeditor, Seller shall immediately furnish un-priced copies of any Seller Purchase Orders issued for major components of Buyer’s Purchase Order showing sub-supplier name, order number, shipping point and promised shipment date(s).

5.0	SELLER DRAWING AND DATA TRANSMITTALS

Seller shall furnish a copy of all drawing and data transmittals (without attachments) to Buyer’s Project Expeditor by facsimile or electronic mail. Each document listed on the transmittal shall include Buyer’s designated document description reference number or code as set forth in Section 3- Drawing and Data Requirements.

6.0	PACKING LISTS

Prior to any shipment, Seller shall submit a preliminary packing list to Buyer’s Expeditor and request Buyer’s SCN number to comply with the requirements of Section 8. Seller’s preliminary packing list descriptions and quantities must reference Buyer’s corresponding Purchase Order line items, and, if applicable, tag or stock code numbers. Buyer’S Expeditor will contact Seller if additional information is needed to reconcile preliminary packing list information with Purchase Order line items.

Within twenty-four (24) hours after any shipment, Seller shall provide Buyer’s Expeditor with a copy of the preliminary packing list. Final packing list with bill of lading as confirmation of the shipment from Seller’s facility to Buyer’s designated delivery point will be provided within twenty one (21) Days and in any case prior to receipt of Equipment at the Site.

This requirement also applies to any shipments made directly to Buyer from a Seller sub-supplier.

7.0	SHOP LOADING SCHEDULE

If requested by Buyer, Seller shall furnish a shop loading schedule identifying all work being performed in Seller’s plant or the plants of Seller’s sub-suppliers during the same time period that work will be performed for Buyer’s Purchase Order.

8.0	ADDITIONAL REQUIREMENTS

All dates submitted by Seller shall be formatted DD-MMM-YY to avoid confusion (e.g., May 06, 2003 would be shown as 06-MAY-03.).

By Seller:	By Buyer:

Section 7, Expediting Instructions

TXU STANDARD PROJECT

PROJECT

SECTION 7

EXPEDITING INSTRUCTIONS

9.0	BUYER’S EXPEDITING CONTACT

Buyer’s Expediting contact for this Purchase Order is: [To be provided later]

(P.O. ENTITY – SHOULD BE SAME AS PURCHASE ORDER COVER PAGE)

(PROJECT NAME – SHOULD BE SAME AS PURCHASE ORDER COVER PAGE)

(STREET ADDRESS)

(MAILING ADDRESS)

(CITY, STATE, COUNTRY, ZIP CODE)

ATTENTION:

TELEPHONE:

FACSIMILE:

E-MAIL:

By Seller:	By Buyer:

Section 7, Expediting Instructions

TXU STANDARD PROJECT

PROJECT

SECTION 8

PACKING AND SHIPPING INSTRUCTIONS

1.	Safety: It is the Buyer’s goal to achieve zero accidents and incidents in the handling and transport of all shipments covered by this Purchase Order. The Seller and Buyer shall at all times strive to ensure safe handling and transport of shipments and to avoid any action which could jeopardize the safety of individuals or result in damage to property.

2.	Compliance with these instructions: Compliance with these instructions shall facilitate the prompt delivery and safe receipt of materials and equipment covered by this purchase order. Buyer may refuse or postpone, at the Seller’s risk and expense, the acceptance of any materials or equipment covered by this Purchase Order, until such time as the Seller has satisfactorily met the provisions of these instructions. If the Seller or Seller’s sub-supplier delivers materials and equipment covered by this Purchase Order contrary to these instructions, Buyer may withhold a portion of the Purchase Order price or back charge Seller to cover any costs that result as a consequence of Seller’s non-compliance with these instructions.

3.	Shipments from Seller’s sub-suppliers: Seller shall ensure that these instructions also apply to each of the Seller’s purchase orders issued to sub-suppliers for materials and equipment covered by this Purchase Order that are to be delivered direct to the Buyer’s designated delivery point.

4.	Supplier Quality “Material/Equipment Release”: If Supplier Quality is required by the terms of this Purchase Order; Seller shall obtain Buyer’s Supplier Quality “Material/Equipment Release” (Bechtel Form SQ-231) authorization or waiver thereof from the Buyer’s representative prior to initiating shipments.

5.	Delivery terms: Delivery terms and responsibility for freight charges are designated on the first page of the Purchase Order and/or in the purchasing notes. Buyer’s reference to Incoterms shall be in accordance with the International Chamber of Commerce “Incoterms 2000” publication. Reference to UCC shall be in accordance with the United States Uniform Commercial Code.

6.	Transport and Lifting Drawings: To the extent specified in Section 3, Drawings and Data Requirements, for any single piece of equipment with a gross weight of 45,000 kilograms or more.

To the extent specified in Section 3, Drawings and Data Requirements, for any single piece of equipment with a gross weight of between 10,000 and 45,000 kilograms, and with dimensions greater than 10 meters in length or 2.4 meters in width or 2.4 meters in height. Buyer’s Transport and Lifting Drawings requirements are also listed in Section 3, Drawings and Data Requirements, of this purchase order.

7.	Shipping Plans for FOB Jobsite* (UCC) or CFR, CIF, CPT, CIP, DEQ, DDU, and DDP (INCOTERMS 2000) Delivery Terms: One Hundred and eighty (180) days after award Seller shall provide Buyer’s Traffic & Logistics representative with a shipping plan for equipment and materials purchased under these delivery terms. If the duration from award to shipment is less than sixty days, Seller’s shipping plan shall be provided at least one week prior to shipment. The shipping plan shall include the following items to the extent they are applicable and available:

A.	Estimated number of total shipping units, with estimated total weight (kilograms) and volume (cubic meters) of shipment,

B.	Estimated weight (kilogram) and dimensions (centimeters) of largest shipping unit,

By Seller:	By Buyer:

Section 8, Packing and Shipping Instructions

TXU STANDARD PROJECT

PROJECT

SECTION 8

PACKING AND SHIPPING INSTRUCTIONS

C.	Permits or right-of-way clearances required,

D.	Route surveys,

E.	Transport and lifting drawings for each over-dimensional (greater than 10 meters long, or 2.4 meters wide or 2.4 meters high) or overweight (greater than 20,000 kilograms) shipping unit,

F.	Transportation mode and carrier name if nominated at that time. To be supplied once nominated at a later date.

G.	Estimated shipment dates from supplier’s facility,

H.	Preliminary main carriage load and stow plan, and

I.	Lifting and handling instructions for all shipping units which supplier recommends lifting with crane equipment.

FOB Jobsite (UCC) Delivery Term shipments covered by this requirement are for shipping units with a gross weight of 45,000 kilograms or more, or any single shipping unit greater than 10 meters in length, or 2.4 meters in width or 2.4 meters in height.

8.	Special Handling Requirements: Seller shall provide in advance (as specified in Section 3, Drawings and Data Requirements), and include with each shipment, all requisite instructions and recommendations for any special handling, receiving, or storage requirements.

9.	Material Test Reports or Certifications: Equipment or materials requiring material test reports or material certifications which arrive at the Seller’s designated delivery point without subject reports or certificates may be unloaded at Buyer’s discretion. However, materials or equipment shall not be considered as received until subject reports or certifications have been provided.

10.	Package Markings: Project specific marking instructions for domestic or international shipment are specified later in this document. Minimum package marking requirements are as follows:

A.	All markings shall be in the English language

B.	Shipping marks shall be stenciled on two opposite sides of the shipping unit (a shipping unit may be a box, carton, pallet, skid, bundle, crate, barrel, drum, loose self supported piece of equipment, etc.)

C.	Lettering shall be between 7.62 and 12.7 cm. (3 to 5 inches) high in weatherproof black ink to ensure visibility

D.	Shipping units that can not be stenciled directly shall be have attached corrosion resistant metal tags with raised markings

E.	ASTM (American Society of Testing and Marking) Standards Number D 5445 – 01, “Standard Practice for Pictorial Markings for Handling of Goods” (available through www.astm.org), shall apply to all marking and labeling

By Seller:	By Buyer:

Section 8, Packing and Shipping Instructions

TXU STANDARD PROJECT

PROJECT

SECTION 8

PACKING AND SHIPPING INSTRUCTIONS

F.	As appropriate, shipping units shall be marked with industry standard cautionary symbols indicating center of gravity, slinging or lifting points, top heavy packages, fragile and liquid contents, moisture sensitive contents, etc.

G.	Markings indicating:

•	Buyer’s Purchase Order number,

•	Project name,

•	Shipping Control Number (SCN) if assigned, and

•	Shipping unit piece number, gross weight (kilograms) and dimensions (centimeters).

11.	Hazardous Materials: Seller shall pack, mark, and document any dangerous or hazardous materials in accordance with all applicable local, state, national and international codes, such as, the US Department of Transportation (DOT) Hazardous Materials Regulations (Title 49 Code of Federal Regulations Parts 100-185), the International Maritime Organization (IMO) International Maritime Dangerous Goods Code, or the International Air Transport Association (IATA) Dangerous Goods Regulations. Dangerous or hazardous materials shall be separated from other materials and packed in separate shipping containers as required by the applicable codes and regulations. Seller shall provide a current Material Safety Data Sheet (MSDS) to Buyer’s Expediting representative (who is identified in Purchase Order Section 6, Expediting Instructions) prior to shipment of any dangerous or hazardous materials.

12.	Preparation of Seller Bill of Lading: As a minimum, Seller’s bill of lading shall include:

A.	Buyer’s P.O. number,

B.	Project name,

C.	Shipping Control Number (SCN) if assigned,

D.	If applicable, dangerous or hazardous materials UN number(s) and 24-hour emergency contact information,

E.	Freight charges invoicing instructions

13.	Freight Charges: Collect or Collect On Delivery (COD) shipments are not permitted. See Purchase Order delivery terms for freight cost responsibility and freight invoicing instructions.

14.	Final Packing List and Bill of Lading: Within twenty-four (24) hours prior to any shipment, Seller shall provide Buyer’s Expeditor with a copy of the preliminary packing list. Final packing list with bill of lading as confirmation of the shipment from Seller’s facility to Buyer’s designated delivery point will be provided within twenty one (21) Days and in any case prior to receipt of Equipment at the Site.

By Seller:	By Buyer:

Section 8, Packing and Shipping Instructions

TXU STANDARD PROJECT

PROJECT

SECTION 8

PACKING AND SHIPPING INSTRUCTIONS

15.	Buyer’s Traffic & Logistics representative:

Primary T&L Contact:
Mailing Address:

E-mail Address:	@Bechtel.com
Telephone Number:
Facsimile Number:

Backup Contact:
E-mail Address:	@Bechtel.com
Telephone Number:
Facsimile Number:
Normal Business Hours:

16.	Domestic Shipments (shipments originating in the project location country) See Exhibit C, Domestic Shipping, Preservation, and Packing Instructions.

17.	International Shipments (shipments originating outside the project location country) Seller will submit for review a packing and preservation specification for international shipments.

Not Utilized

Not Utilized

Export / Import Documentation Package: As required by the country of importation. Minimally, this would require a bill of lading, commercial invoice (for custom purposes only but not for submittal to Buyer) and packing list. In addition, Seller shall present any and all other documentation required, such as a Certificate of Origin, Fumigation Certificate, Phytosanitary Certificates or any other requirements pertaining to wood packaging International Standards for Phytosanitary Measures (ISPM-15), and legalized documentation as required.

PREPARATION – The Seller shall be responsible for correct preparation and provide certain documents in advance to accompany the export shipment.

Note: Foreign country customs officials place a great deal of emphasis on the accuracy and completeness of shipping documents. Seller shall closely scrutinize all requirements when preparing and providing the export invoice and other documents for shipment to that country.

PACKING LIST – The packing list shall show all of the following information and details as outlined in exhibit “A”: Additionally,

EACH PACKING UNIT SHALL HAVE A PACKING LIST PLACED INSIDE WITH A COPY OF THE SAME PACKING LIST IN A WATERPROOF ENVELOPE ON THE OUTSIDE.

CERTIFICATE OF ORIGIN – Seller shall provide if required for importation.

LEGALIZATION - Seller shall provide if required for importation.

By Seller:	By Buyer:

Section 8, Packing and Shipping Instructions

TXU STANDARD PROJECT

PROJECT

SECTION 8

PACKING AND SHIPPING INSTRUCTIONS

18.	Export Preparation for International Shipments

DESTINATION – The equipment and materials are for ultimate delivery to the respective job site. If Seller has other delivery address or location indicated on the purchase order, he shall contact the Buyer’s Traffic and Logistics representative for special instructions.

PACKAGE – As used in this writing, the term “package” is any outside enclosure such as a box, skid, crate, barrel, drum, bundle or other such facility used to enclose or protect the items in transit. Conversely, Buyer cautions Seller not to use the term “package” in documents. To describe outside enclosures that can otherwise be described by their specific type. In other words, the term “package” by itself is not sufficient description for the packing list.

19.	Packing and Protection for International Shipments

DEFINITION – “Packing” means to efficiently and effectively pack and protect the products for 12 months, ex-factory, both during loading/unloading and transport (by road, rail or water), and include all pre-crating protection activities, such as application of anticorrosion, coating, vacuum, peating, desiccants, solvents, end caps, etc. Depending on the nature, products are to be protected against mechanical damage (i.e. shocks, rupture, breakage, loss) corrosion (i.e. rain, salty atmosphere), sand, wind, humidity, and extreme heat. Utilizing a dry sea van is not to be used as a substitute for packing material.

Insufficient Protection – If the Seller performs domestic and or export packing that does not meet the requirement stated above, Buyer may correct the packaging or re-pack the cargo with all resulting cost to the Seller.

SELLER-OWNED CONTAINERS – Seller supplying his own sea vans or containers for shipment shall do so on a no deposit no return cost basis to the Buyer. Containers shall be sea worthy and water tight, with valid CSC (Container Safety Council) plate, bearing manufactured date to be within 2.5 years from date of purchase order.

Seller shall comply with project specific shipping identification marks. See Exhibit “A”.

20.	Acceptance of Instructions

Seller may not ship before receiving written authorization from the Buyer, in the form of an SCN release to ship notification. Seller may obtain a block of SCN Numbers from the Buyer after award of the purchase order. Receipt of the block of SCN Numbers constitutes a SCN release to ship notification. Seller must comply with site specific receiving hours, policies, and procedures.

21.	Proof of Delivery

If the shipping term is DDU / DDP, the Seller is responsible to provide the Buyer’s Project Traffic Representative with a copy of Proof of Delivery, which is signed by the Buyer’s job site manager or other authorized person.

By Seller:	By Buyer:

Section 8, Packing and Shipping Instructions

TXU STANDARD PROJECT

PROJECT

SECTION 8, EXHIBIT A

PACKING AND SHIPPING REQUIREMENTS

SHIPPING IDENTIFICATION MARKS

SHIPPER –

CONSIGNEE – (ULTIMATE CUSTOMER)

SCN NO:

PROJECT NAME:

PURCHASE ORDER NO: REV

PACKAGE NUMBER:

DIMENSIONS: L x W x H cm

GROSS WEIGHT KILOS

MADE IN:

STORAGE CODE:

A= OUTDOORS

B= INDOORS UNCONTROLLED CLIMATE

C= INDOORS CONTROLLED CLIMATE

Requirements for Completing Packing Lists

All packing lists must be typed. Handwritten packing lists are unacceptable. Copies must be legible.

“A”	Date: Seller inserts date packing list is prepared.

“B”	Seller to complete as shipper showing the Buyer entity c/o the Seller. Should the Seller have sublet the shipper will be the Buyer entity c/o the sub Seller.

“C”	Consignee will be the consigning address provided by Buyer T&L/Expeditor.

“D”	Buyer reference number is the overall contract number provided in the Purchase Order.

“E”	Package Number: Seller inserts the appropriate sequencial Number, its 3-digit alphabetic code (as determined by Buyer and given to Seller) and 4-digit sequential package number.

“F”	Packing Style: Seller inserts the appropriate packing style (ie. box, crate, bundle, etc.).

“G”	Buyer Purchase Order: Seller inserts the complete Buyer Purchase Order number applicable to the contents of the package.

“H”	Dimensions: Seller inserts outside dimensions of the shipping package in centimetres and total cubic metres of the package.

By Seller:	By Buyer:

Section 8, Exhibit A - Packaging and Shipping Requirements

TXU STANDARD PROJECT

PROJECT

SECTION 8, EXHIBIT A

PACKING AND SHIPPING REQUIREMENTS

“I”	Weight: Seller inserts the gross and net weight in kilograms of the package.

“J”	Type of Equipment: Seller insets an “X” in the appropriate box to indicate the type of equipment in the package.(ie spares, permanent plant, etc.).

“K”	Buyer Item No.: Seller inserts the complete Buyer item number as shown on the Buyer Purchase Order.

“L”	Seller part ID Number: Seller inserts their appropriate item identification which matches the material marks.

“M”	Quantity: Seller inserts quantity shipped of each item shown on the packing lists.

“N”	Description of Contents of Package: Seller inserts a description of each item within the package complete with Tag Number and or Drawing/Mark Number as applicable. Lot description not permitted.

“O”	Harmonized Code or Tariff number: Buyer requests Seller provide this information for Buyer use as Buyer uses this shipping data for historical purposes.

By Seller:	By Buyer:

Section 8, Exhibit A - Packaging and Shipping Requirements

TXU STANDARD PROJECT

PROJECT

SECTION 8, EXHIBIT C

DOMESTIC SHIPPING, PRESERVATION, AND PACKING INSTRUCTIONS

1.0	GENERAL

1.1	SCOPE – If the SELLER’S standard procedures for domestic packaging will provide equal or better protection than specified herein, this information should be brought to the attention of BUYER for review and authorization.

If there is any doubt about application of these procedures or certain provisions hereof, it shall be brought to the attention of the BUYER. The SELLER shall be solely responsible for the adequacy of the methods employed for the preparation of the materials and equipment for shipment.

Materials specified or referenced by manufacturer name or number are intended to describe the type and quality level of materials desired. There is no intent to be restrictive or to exclude similar materials by other manufacturers. Actual selection will be made in strict accordance with the procurement policies established for this project.

1.2	SCOPE CLARIFICATION – Protection materials and equipment during ocean shipment to the jobsite is covered by paragraph 3.0 of Section 8, entitled “Export Preparation and Packing.”

1.3	PURPOSE – The requirements for domestic packaging are herein specified in order that the materials and equipment to be shipped will be protected against all environmental conditions including humidity, moisture, rain, dust, dirt, sand, mud, salt air and salt spray. Further, the specifications are intended to facilitate the handling of project goods.

2.0	SKIDDING REQUIREMENTS

Materials will generally be handled by mechanical devices such as forklifts or cranes. As such, proper packing to facilitate handling is necessary.

2.1	CARDBOARD OR FIBERBOARD BOXES – Any single unit in excess of 50 pounds or any dimension exceeding 3 feet shall, as a minimum, have skidding material banded to it. When possible, multiple cartons shall be consolidated and banded to a single skid. Any package made of paper products is subject to deterioration due to moisture and humidity. Therefore, any single or multiple cardboard or fiberboard boxes must be sealed.

2.2	LOOSE MATERIALS – When practical, all loose materials must be skidded in such a manner as to accommodate ease of handling. Any materials not skidded must be capable of being handled by forklifts by nature of design

By Seller:	By Buyer:

Section 8, Exhibit C – Domestic Shipping, Preservation and Packing Instructions

TXU STANDARD PROJECT

PROJECT

SECTION 8, EXHIBIT C

DOMESTIC SHIPPING, PRESERVATION, AND PACKING INSTRUCTIONS

2.3	HEAVY AND OVERSIZED PIECES – Each shipment of heavy or oversized equipment will, generally, be evaluated on a case by case basis. However, each shipment must be protected in such a manner as to avoid damage in transit. All nozzles, valves, gauges, or any other protrusions must be protected. Sling points and centers of gravity shall be properly indicated.

3.0	PIPING MATERIALS

3.1	Metallic Piping

Metallic piping materials and components shall be protected and prepared for shipment whether they are fabricated or installed on a package unit or disassembled for separate shipment. After the required testing and inspection, the metallic piping materials and components shall be protected as follows:

A.	Threaded or socket-weld connections shall be cleaned and plugged, or capped with metal or plastic protectors.

B.	The open ends of pipe shall be protected with metal or plastic caps; except that plastic caps shall be used for stainless steel and exotic metallic materials such as monel, titanium, etceteras. The ends will also be sealed with one full wrap of waterproof cloth-backed duct tape.

C.	A metal or plastic cap shall be used to protect weldolets, secured by a steel strap or tape around the pipe. No tack welding shall be permitted.

3.2	Valves

For shipment, gate and globe valves shall be in the closed position, and plug and ball valves shall be in the open position. Valve flange facings shall be protected in accordance with Paragraph 4.1.2 below. Butt-welding ends shall be protected per Paragraph 4.1.2 below. Threaded or socket welding ends shall be protected per Paragraph 4.1.3 below.

4.0	INSTRUMENTATION AND ELECTRICAL EQUIPMENT

4.1	Control Valves

A.	Positioner door shall be opened, and interior protected with Ludlow VPI Wrap, Daubert VCI paper or porous bags of vapor phase inhibitor. The door shall be closed and sealed with petroleum jelly applied to door seal before closing.

B.	The control valve stems shall be coated with Nox-Rust X-207.

By Seller:	By Buyer:

Section 8, Exhibit C – Domestic Shipping, Preservation and Packing Instructions

TXU STANDARD PROJECT

PROJECT __

SECTION 8, EXHIBIT C

DOMESTIC SHIPPING, PRESERVATION, AND PACKING INSTRUCTIONS

C.	Threaded or socket-weld connections shall be cleaned and plugged, or capped with metal or plastic protectors.

4.2	Relief Valves

A.	Exposed operating parts shall be coated with Nox-Rust X-207 or substitute.

B.	Line blinds shall be installed on both inlet and outlet lines.

C.	The top of the tail pipe on relief valves that discharge to the atmosphere shall be sealed to prevent the entrance of water.

4.3	Displacer Type Level Transmitters

A.	Door shall be opened and interior protected with Ludlow VPI Wrap, Daubert VCI (or substitute) paper on porous bags of vapor phase inhibitor. The door shall be closed and sealed with petroleum jelly applied to door seal before closing.

B.	The transmitters shall be shipped with shipping stops in place to prevent displacer from moving.

4.4	Transmitters, Controllers, Recorders and Indicators

Enclosure door shall be opened and interior protected with Ludlow VPI Wrap, Daubert VCI ( or substitute) paper on porous bags of vapor phase inhibitor. The door shall be closed and sealed with petroleum jelly applied to door seal before closing.

4.5	The covers shall be removed and the threads lubricated with petroleum jelly. Covers shall be replaced following lubrication.

4.6	Electronic Positive Displacement and Turbine Meters

The covers shall be removed and the threads lubricated with petroleum jelly. Covers shall be replaced following lubrication.

4.7	Gauge Glasses

A.	The block valves between the gauge glass and the equipment it serves shall be closed.

B.	Waterproof, cloth backed duct tape shall be wrapped over the glass in the gauge glass.

By Seller:	By Buyer:

Section 8, Exhibit C – Domestic Shipping, Preservation and Packing Instructions

TXU STANDARD PROJECT

PROJECT __

SECTION 8, EXHIBIT C

DOMESTIC SHIPPING, PRESERVATION, AND PACKING INSTRUCTIONS

4.8	Electronic Control Panels and Alarm Panels

For instruments with volumes exceeding 0.028 m3, the doors shall be opened and Cortec VCI 101 devices or Cortec VCI 110 emitters ( or substitute) installed inside the instrument. One VCI 101 device or one VCI 110 emitter shall be used for each 0.028 m3. The door shall be closed and sealed with petroleum jelly applied to door seal before closing.

4.9	Electronic Analyzers

For instruments with volumes exceeding 0.028 m3, the doors shall be opened and Cortec VCI 101 devices or Cortec VCI 110 emitters shall be installed inside the instrument. One VCI 101 device or one VCI 110 emitter shall be used for each 0.028 m3. The door shall be closed and sealed with petroleum jelly applied to door seal before closing.

4.10	Analyzer Houses

All openings, vents, doors, etceteras shall be closed and sealed with waterproof, cloth-backed tape. The house must be sealed against infiltration of outside environment into the structure.

5.0	AUSTENITIC STAINLESS STEEL SURFACES

Austenitic stainless steel surfaces of equipment, vessels, pipe, pipe fittings and flanges shall be cleaned and protected under the appropriate painting specification as designated in the Project Specific Adaptation sheets. Coating requirements contained in the Project Specific Adaptation are pre-approved prior to issue.

By Seller:	By Buyer:

Section 8, Exhibit C – Domestic Shipping, Preservation and Packing Instructions

TXU STANDARD PROJECT

PROJECT

SECTION 9

INVOICING INSTRUCTIONS

Invoices shall be submitted as follows.

1.	The original and three (3) copies of Seller’s commercial invoice along with copies of the original signed Bill of Lading (only applicable for shipment to Jobsite invoice) must be mailed to:

TXU Development Generation Company LLC

c/o Ken Smith

1601 Bryan Street

Dallas, TX 25201

With a copy to:

Bechtel Power Corporation

5275 Westview Drive

Frederick MD 21703

Attention: Project Expediter

                  TXU Standard Project

Purchase Order No. 25280-000-POA-MBPX-00001

2.	Buyer may modify these invoicing instructions by notice to Seller at any time.

3.	Buyer will require Seller to execute and provide partial or final waivers and releases of liens and claims, as applicable, in connection with or in any way related to the performance of this Agreement as a condition to each payment in accordance with Special Conditions Clause SC-17.

By Seller:	By Buyer:

Section 9, Invoicing